ex. 4.txt

                                                   EXHIBIT 4.1

                                  INDENTURE
                     ===============================



                              CONSOLTEX GROUP INC.

                              CONSOLTEX (USA) INC.

                                 CONSOLTEX INC.

                        THE BALSON-HERCULES GROUP, LTD.

                         LINQ INDUSTRIAL FABRICS, INC.



                                 US$120,000,000

                11% SERIES A SENIOR SUBORDINATED NOTES DUE 2003

                11% SERIES B SENIOR SUBORDINATED NOTES DUE 2003





                                   INDENTURE

                         Dated as of September 30, 1993





                       FIRST TRUST NATIONAL ASSOCIATION,
                                as Trustee

                          CROSS-REFERENCE TABLE*



TRUST INDENTURE                  INDENTURE SECTION
ACT SECTION
     310 (a)(1)........................7.10
         (a)(2)........................7.10
         (a)(3)........................N.A.
         (a)(4)........................N.A.
         (a)(5)........................7.10
         (b)...........................7.10
         (c)...........................N.A.
     311 (a)...........................7.11
         (b)...........................7.11
         (c)............................N.A.
     312 (a)...........................2.05
         (b)..........................11.03
         (c)..........................11.03
     313 (a)...........................7.06
         (b)(1)........................N.A.
         (b)(2)........................7.06
         (c).....................7.06;11.02
         (d)...........................7.06
     314 (a).....................4.03;11.02
         (b)...........................N.A.
         (c)(1).......................11.04
         (c)(2) ..................... 11.04
         (c)(3)........................N.A.
         (d).......................... N.A.
         (e)........................ 11.05
         (f).........................  N.A.
     315 (a)......................... 7.01
         (b) ....................7.05,11.02
         (c)...........................7.01
         (d).......................... 7.01
         (e)...........................6.11
     316 (a)(last sentence)........... N.A.
         (a)(1)(A).................... 6.05
         (a)(1)(B).................... 6.04
         (a)(2)....................... N.A.
         (b).......................... 6.07
         (c).......................... 2.13
     317 (a)(1) .....................  6.08
         (a)(2)......................  6.09
         (b) ......................... 2.04
     318 (a).......................... 11.01
         (b).........................  N.A.
         (c)......................... 11.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.



                                     i


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                             TABLE OF CONTENTS
                                                                PAGE

                                 ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                               BY REFERENCE

     Section 1.01. Definitions................................. l
     Section 1.02. Other Definitions........................... 12
     Section 1.03. Incorporation  by Reference of Trust Indenture
                   Act..........................................12
     Section 1.04. Rules of Construction....................... 13

                               ARTICLE 2
                               THE NOTES

     Section 2.01. Form and Dating............................. 13
     Section 2.02. Execution and Authentication................ 14
     Section 2.03. Registrar, Depository and Paying Agent...... 14
     Section 2.04. Paying Agent to Hold Money in Trust......... 15
     Section 2.05. Holder Lists................................ 15
     Section 2.06. Transfer and Exchange....................... 15
     Section 2.07. Replacement Notes........................... 20
     Section 2.08. Outstanding Notes........................... 20
     Section 2.09. Treasury Notes.............................. 21
     Section 2.10. Temporary Notes............................. 21
     Section 2.11. Cancellation................................ 21
     Section 2.12. Defaulted Interest.......................... 21
     Section 2.13. Novation.................................... 22

                               ARTICLE 3
                               REDEMPTION

     Section 3.01. Notices to Trustee.......................... 22
     Section 3.02. Selection of Notes to Be Redeemed........... 22
     Section 3.03. Notice of Redemption........................ 23
     Section 3.04. Effect of Notice of Redemption.............. 23
     Section 3.05. Deposit of Redemption Price................. 23
     Section 3.06. Notes Redeemed in Part...................... 24
     Section 3.07. Optional Redemption......................... 24
     Section 3.08. Mandatory Redemption........................ 25
     Section 3.09. Offer to Purchase  by  Application  of  Excess
                   Proceeds.....................................25

                               ARTICLE 4
                               COVENANTS

     Section 4.01. Payment of Notes........................... 27
     Section 4.02. Maintenance of Office or Agency............ 27
     Section 4.03. Reports.................................... 27
     Section 4.04. Compliance Certificate..................... 28
     Section 4.05. Taxes...................................... 29
     Section 4.06. Stay, Extension and Usury Laws............. 29



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                                                               PAGE

     Section 4.07. Restricted Payments 29
     Section 4.08. Dividend   and   Other   Payment  Restrictions
                   Affecting Subsidiaries........................31
     Section 4.09. Incurrence  of  Indebtedness and  Issuance  of
                   Preferred Stock...............................31
     Section 4.10. Asset Sales.................................. 32
     Section 4.11. Transactions with Affiliates................. 33
     Section 4.12. Liens........................................ 34
     Section 4.13. Additional Guarantees........................ 34
     Section 4.14. Corporate Existence.......................... 35
     Section 4.15. Offer to Repurchase Upon Change of Control... 35
     Section 4.16. Senior Subordinated Debt..................... 36
     Section 4.17. Additional Amounts........................... 36
     Section 4.18. Agent for Service;  Submission  to Jurisdiction;
                   Waiver of Immunities ........................ 37
     Section 4.19. Conversion of Currency....................... 37

                               ARTICLE 5
                               SUCCESSORS

     Section 5.01. Amalgamation, Merger, Consolidation,  or Sale of
                   Assets........................................38
     Section 5.02. Successor Corporation Substituted............ 38

                               ARTICLE 6
                         DEFAULTS AND REMEDIES

     Section 6.01. Events of Default............................ 39
     Section 6.02. Acceleration................................. 40
     Section 6.03. Other Remedies............................... 41
     Section 6.04. Waiver of Past Defaults...................... 41
     Section 6.05. Control by Majority.......................... 41
     Section 6.06. Limitation on Suits.......................... 41
     Section 6.07. Rights of Holders of Notes to Receive Payment.42
     Section 6.08. Collection Suit by Trustee................... 42
     Section 6.09. Trustee May File Proofs of Claim............. 42
     Section 6.10. Priorities................................... 42
     Section 6.11. Undertaking for Costs........................ 43

                               ARTICLE 7
                                TRUSTEE

     Section 7.01. Duties of Trustee............................ 43
     Section 7.02. Rights of Trustee............................ 44
     Section 7.03. Individual Rights of Trustee................. 45
     Section 7.04. Trustee's Disclaimer......................... 45
     Section 7.05. Notice of Defaults........................... 45
     Section 7.06. Reports by Trustee to Holders of the Notes... 45
     Section 7.07. Compensation and Indemnity................... 46
     Section 7.08. Replacement of Trustee .......................46

                                                               PAGE

     Section 7.09. Successor Trustee by Merger, etc.  ..........47
     Section 7.10. Eligibility; Disqualification ...............47
     Section 7.11. Preferential Collection of Claims Against
                   Issuers......................................48

                               ARTICLE 8
              LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND
                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 8.01. Option  to  Effect Legal Defeasance or Covenant
                   Defeasance....................................48
     Section 8.02. Legal Defeasance and Discharge ...............48
     Section 8.03. Covenant Defeasance ..........................48
     Section 8.04. Conditions to Legal or Covenant Defeasance... 49
     Section 8.05. Deposited Money  and Government Securities to be
                   Held in Trust; Other Miscellaneous Provisions.50
     Section 8.06. Repayment to Issuers......................... 51
     Section 8.07. Reinstatement................................ 51
     Section 8.08. Satisfaction and Discharge of Indenture...... 51
     Section 8.09. Application of Trust Money................... 52

                               ARTICLE 9
                    AMENDMENT, SUPPLEMENT AND WAIVER

     Section 9.01. Without Consent of Holders of Notes.......... 52
     Section 9.02. With Consent of Holders of Notes............. 53
     Section 9.03. Compliance with Trust Indenture Act.......... 54
     Section 9.04. Revocation and Effect of Consents............ 54
     Section 9.05. Notation on or Exchange of Notes............. 55
     Section 9.06. Trustee to Sign Amendments, etc.............. 55

                               ARTICLE 10
                               GUARANTEE

     Section 10.01. Guarantee.................................. 55
     Section 10.02. Execution and Delivery of Guarantee ........56
     Section 10.03. Guarantors  May  Consolidate,  etc., on Certain
                    Terms.......................................56
     Section 10.04. Releases Following Sale of Assets.......... 57
     Section 10.05. Trustee to Include Paying Agent............ 57
     Section 10.06. Subordination of Guarantee................. 57

                               ARTICLE 11
                             MISCELLANEOUS

     Section 11.01. Trust Indenture Act Controls................57
     Section 11.02. Notices.................................... 57
     Section 11.03. Communication by Holders of Notes  with  Other
             Holders of Notes...................................59
     Section 11.04. Certificate  and  Opinion  as  to  Conditions
                    Precedent...................................59
     Section 11.05.  Statements  Required in Certificate or Opinion
                     ...........................................59



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


                                                               PAGE

     Section 11.06. Rules by Trustee and Agents................ 59
     Section 11.07. No Personal Liability  of  Directors, Officers,
                    Employees and Stockholders..................60
     Section 11.08. Governing Law.............................. 60
     Section 11.09. No Adverse Interpretation of Other Agreements
                    ............................................60
     Section 11.10. Successors................................. 60
     Section 11.11. Severability................................60
     Section 11.12. Counterpart Originals...................... 60
     Section 11.13. Table of Contents, Headings, etc........... 60

                               ARTICLE 12
                             SUBORDINATION

     Section 12.01. Agreement to Subordinate................... 61
     Section 12.02. Certain Definitions........................ 61
     Section 12.03. Liquidation; Dissolution; Bankruptcy....... 61
     Section 12.04. Default on Designated Senior Debt.......... 61
     Section 12.05. Acceleration of Notes...................... 62
     Section 12.06. When Distribution Must Be Paid Over........ 62
     Section 12.07. Notice by Issuers.......................... 63
     Section 12.08. Subrogation ................................63
     Section 12.09. Relative Rights............................ 63
     Section 12.10. Subordination May Not Be Impaired by Issuers.63
     Section 12.11. Payment, Distribution or Notice to
                    Representative...............................64
     Section 12.12. Rights of Trustee and Paying Agent.......... 64
     Section 12.13. Authorization to Effect Subordination....... 64
     Section 12.14. Amendments.................................. 65

                                EXHIBITS

   Exhibit A Form of Note
   Exhibit B Certificate of Transferor

Canada Business Corporation
Form 7
RESTATED ARTICLES OF INCORPORATION
(SECTION 180)

1- Name of Corporation: CONSOLTEX GROUP INC.
   Corporation No.: 285292-6

2- The place in Canada where the registered office is situated:

   TERRITORY OF THE MONTREAL URBAN COMMUNITY, IN THE PROVINCE
   OF QUEBEC

3- The classes and any maximum number of shares that the corporation is authorized to issue:

    THE ANNEXEC SCHEDULE 1 IS INCORPORATED IN THIS FORM

4-  Restrictions if any on share transfers

     NOT APPLICABLE

5-  Number (or minimum and maximum number) of directors:

    MINIMUM 2 - MAXIMUM 20 - the number to be determined by the directors from time to time

    Restictions if any on business the corporation may carry on:

    NOT APPLICABLE

    Other provisions if any:

    NOT APPLICABLE


The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supercede the original articles of incorporation

Signature: /s/Norman M. Steinberg

Dated: December 17, 1992

Description of office: Director

INDENTURE dated as of September 30, 1993 among Consoltex Group Inc., a Canadian corporation ("Consoltex Group"), Consoltex (USA) Inc., a New York corporation ("Consoltex USA" and, together with Consoltex Group, the "Issuers"), Consoltex Inc., a Quebec corporation, The Balson-Hercules Group, Ltd., a Rhode Island corporation ("Balson-Hercules"), LINQ Industrial Fabrics, Inc., a Delaware corporation ("LINQ" and, together with Consoltex Inc. and Balson-Hercules, the "Guarantors") and First Trust National Association, as trustee (the "Trustee").

     Consoltex Group and Consoltex USA, jointly and severally, each Guarantor, jointly and severally, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 % Series A Senior Subordinated Notes due 2003 (the "Series A Notes") and the 11 % Series B Senior Subordinated Notes due 2003 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                 ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                               BY REFERENCE

SECTION 1.01. DEFINITIONS.

     "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "ACQUISITION NOTES" means notes of Consoltex USA in an aggregate principal amount of US$4 trillion issued to Rom L. Reddy and George M. Milner in connection with the acquisition of LINQ.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

     "AGENT" means any Registrar, Paying Agent or co-Registrar.

     "APPLICABLE MAKE-WHOLE PREMIUM" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (A) the present value of the required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

     "ASSET SALE" means, any sale, issuance, conveyance, transfer or lease, directly or indirectly (including by way of a sale-leaseback transaction, a secured financing transaction or Receivables Financings), of (i) any properties or assets of the Issuers and their respective Subsidiaries other than sales of inventory in the ordinary course of business or (ii) equity securities (other than preferred stock) of any Subsidiary of either Issuer, in each case, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of 10% of the book value (determined in accordance with GAAP) of the Tangible Assets of Consoltex Group as of the end of Consoltex Group's most recently ended full fiscal quarter for which financial statements are available or
(b) for net proceeds in excess of 10% of the book value (determined in accordance with GAAP) of the Tangible Assets of Consoltex Group as of the end of Consoltex Group's most recently ended full fiscal quarter for which financial statements are available. Notwithstanding the foregoing, the term "Asset Sale" shall not include (i) any sale, conveyance, transfer or lease that is governed by Section 5.01 hereof, (ii) any sale, conveyance, transfer or lease between or among either Issuer, a Guarantor or any of them and (iii) the sale, conveyance, disposition or other transfer of the Capital Stock of an Unrestricted Subsidiary.

     "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BOARD OF DIRECTORS" means the Board of Directors of Consoltex Group, Consoltex USA or any Guarantor or any authorized committee of such Board of Directors, as the context requires.

      "BORROWING BASE" means, as of any date, an amount equal to the sum of
(a) 75 % of the face amount of all accounts receivable owned by Consoltex Group and its Subsidiaries as of such date and (b) 50% of the book value of all inventory owned by Consoltex Group and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, Consoltex Group may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) Canadian dollars, (iii) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States or Canadian commercial bank having capital and surplus in excess of $500 million, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above and (vi) commercial paper rated A-I or higher or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or equivalent ratings from Dominion Bond Rating Services Limited or Canadian Bond Rating Services Inc., and in each case maturing within six months after the date of acquisition.

      "CHANGE OF CONTROL" meats the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Consoltex Group to any person or group (as such term is used in Section 13 (d) (3) of the Exchange Act) (other than the Principals or their Related Parties), (ii) the adoption of a plan relating to the liquidation or dissolution of Consoltex Group, (iii) the acquisition by any person or group (as such term is used in Section 13
(d) (3) of the Exchange Act) (other than the Principals and their Related Parties) of direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of Consoltex Group by way of amalgamation, merger or consolidation or otherwise; PROVIDED, HOWEVER, that the acquisition by a person or group (as such term is used in Section 13 (d) (3) of the Exchange Act) (other than the Principals and their Related Parties) of all or substantially all of the assets of Les Gantiers Holding B.V. or a direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of Les Gantiers Holding B.V. by way of amalgamation, merger or consolidation or otherwise, shall be deemed to be a Change of Control.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Subsidiary thereof that is a Guarantor or a Subsidiary that is not subject to a Dividend Restriction (as defined below), (ii) the Net Income of any Subsidiary that is a Guarantor shall be included; (iii) the Net Income of any Subsidiary that is not restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter or any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise (each of the foregoing, a "Dividend Restriction") shall be included, (iv) the Net Income of any Subsidiary that is not a Guarantor and is subject to a Dividend Restriction shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Subsidiary that is a Guarantor or a Subsidiary that is not subject to a Dividend Restriction, (v) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (vi) the cumulative effect of a change in accounting principles shall be excluded; PROVIDED, HOWEVER, that for purposes of clause (c) of Section
4.07 hereof, Net Income shall include gains and losses, together with any related provision for taxes, realized in connection with any Asset Sale, and any extraordinary gains or losses, together with any related provision for taxes on such extraordinary gains or losses.

     "CONSOLIDATED NET Worth" means, with respect to any Person, the sum of
(i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, investments in marketable securities), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

     "CONTRIBUTIONS" means any loans, cash advances, capital contributions, investments or other transfers of assets, in each case, for less than fair value, in each case, by Consoltex Group or any of its Subsidiaries to any Subsidiary that is not a Guarantor or to any other Affiliate of Consoltex Group or any of its Subsidiaries.

"CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuers and the Guarantors.

     "CREDIT AGREEMENT" means that certain letter agreement, dated September 24, 1993, by and among Consoltex Inc. and a Canadian bank, as principal and/or as agent, including any related notes, bankers' acceptances, letters of credit, letters of guarantee, guarantees, including the guarantee thereof by the Issuers or either of them, collateral documents, instruments and agreements executed or to be executed in connection therewith, including a definitive agreement, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFINITIVE NOTES" means Notes that are in the form of Exhibit A attached hereto that do not include the information called for by footnotes 1 and 2 thereof.

     "DEPOSITORY" means, with respect to the Global Notes, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DESIGNATED SENIOR DEBT" means (i) the Credit Agreement or (ii) any other Senior Debt permitted under this Indenture and designated as such by the Issuers, the principal amount of which is $25 million or more.

     "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "EBDAIT" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles and deferred financing expenses) of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" shall have the meaning ascribed to it in the Registration Rights Agreement.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of EBDAIT of such Person for such period to the Fixed Charges of such Person for such period. In the event that Consoltex Group or any of its Subsidiaries incurs, assumes, guarantees, refinances, redeems or repurchases any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, refinancing, redemption or repurchase of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of capital leases and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees) and (b) the product of
(i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local and foreign statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a jurisdiction outside of the United States (other than Consoltex Inc.) that has no outstanding Indebtedness on the date of its acquisition except for such Indebtedness permitted to be incurred pursuant to clause (g) of
Section 4.09 hereof and that is thereafter prohibited from incurring Indebtedness except for such Indebtedness permitted to be incurred pursuant to such clause (g).

     "GAAP" means generally accepted accounting principles, consistently applied, which are in effect from time to time in Canada.

     "GLOBAL NOTE" means a Note that is in the form of Exhibit A attached hereto that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "GUARANTEE" means the joint and several and unconditional guarantee by the Guarantors of the Issuers' obligations on the Notes on a senior subordinated basis.

"GUARANTORS" means the Persons from time to time named as Guarantors in this Indenture or that become a Guarantor hereunder, and each of their respective successors, PROVIDED, HOWEVER, that in the event a Guarantor is released from its Guarantee in accordance with the terms of this Indenture, such Guarantor shall without any further action no longer be a Guarantor for any purpose of this Indenture or the Notes. On the date of this Indenture, the Guarantors are Consoltex Inc., Balson-Hercules and LINQ.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currencies.

     "HOLDER" means a Person in whose name a Note is registered.

     "INDEBTEDNESS" means, with respect to any Person, (without duplication) any indebtedness at any time outstanding of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or bankers' acceptances, letters of guarantee or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition. For purposes of this definition, the term "Indebtedness" shall not include sale-leaseback transactions, secured financing transactions or Receivables Financings to the extent any such transaction constitutes an Asset Sale or would otherwise constitute an Asset Sale except for the fair market value of such asset or the aggregate amount of the net proceeds received in connection with the sale of such asset. In addition, for purposes of this definition, each borrowing under a revolving credit facility which increases the amount of Indebtedness outstanding thereunder shall be deemed to be an incurrence of Indebtedness.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INVESTMENT GRADE DEBT" means, for any Person, Indebtedness of such Person that has a rating of "Baa" or better by Moody's Investors Service, Inc. and "BBB" or better by Standard & Poor's Corporation.

     "INVESTMENT" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities issued by, any Unrestricted Subsidiary. For the purposes of Section 4.07 hereof (i) the term "Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, (ii) any property transferred to any Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of Consoltex Group in good faith and (iii) any Investment constituting an advance, loan, extension of credit or capital contribution shall be deemed to be incurred only to the extent that it is not repaid in cash or Cash Equivalents, PROVIDED that the amount credited for such repayment shall not exceed the amount deducted as a result of such Investment.

"ISSUERS" means Consoltex Group and Consoltex USA, as joint and several obligors under the Notes, unless a successor replaces either or both of Consoltex Group or Consoltex USA in accordance with Article 5 hereof, and thereafter includes such successor.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Montreal or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreement. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Offered Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Liquidated Damages to the extent that in such context Liquidated Damages are, were or would be payable in respect thereof.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss). Notwithstanding the foregoing, the non-recurring charges related to (i) the write-off of deferred financing expenses following the repayment of certain Indebtedness of Consoltex Group and its Subsidiaries and (ii) the interest penalty on the prepayment of the Senior Fixed Rate Loan, in each case with the proceeds of the Offering and as reflected in Consoltex Group's income statement for the period in which such transactions are consummated, shall not be included in the computation of Net Income.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Issuers or any of their respective Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

     "OBLIGATIONS"   means  any  principal,  interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"OFFERING" means the offering and sale by the Issuers of the Series A
Notes.

     "OFFERING MEMORANDUM" means the Offering Memorandum dated September 23, 1993 relating to the Offering.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Consoltex Group, Consoltex USA or any Guarantor, as the case may be, that meets the requirements of Section 11.05 hereof.

     "OPINION OF COUNSEL" meats an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to Consoltex Group, Consoltex USA, any Guarantor, the Trustee or any Holder.

     "PERMITTED ASSET SALE CONSIDERATION" means, at any one time outstanding, (i) Cash Equivalents, (ii) any notes or other obligations received by the Issuers or any Subsidiary from the transferee in connection with an Asset Sale that are immediately converted into cash (to the extent of the cash received) and (iii) up to an aggregate of $10 million in fair market value of Investment Grade Debt issued by a transferee of assets in connection with Asset Sales effected subsequent to the date of this Indenture. The fair market value of any Permitted Asset Sale Consideration received by the Issuers or its Subsidiaries in connection with an Asset Sale shall be determined by Consoltex Group's Board of Directors and shall cease to be counted towards the aggregate limitations referred to in clause
(iii) to the extent such consideration is reduced to cash. In no event shall the amount of outstanding Permitted Asset Sale Consideration be reduced by the value of any security or other instrument that has been written off by Consoltex Group or its Subsidiaries.

     "PERMITTED JUNIOR SECURITIES" means equity securities or subordinated securities of either Issuer, any Guarantor or any successor to either Issuer or any Guarantor, as the case may be, with respect to Senior Debt of such Issuer or Guarantor (or such successor) that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt of such Issuer or Guarantor (or such successor) that may be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated.

     "PERMITTED LIENS" means (a) Liens securing Senior Debt of the Issuers or any Guarantor so long as such Senior Debt is permitted by this Indenture to be incurred; (b) Liens in favor of the Issuers or any Guarantor; (c) Liens on property of a Person existing at the time such Person is amalgamated, merged into or consolidated with Consoltex Group or any of its Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such amalgamation, merger or consolidation; (d) Liens on property existing at the time of acquisition thereof by Consoltex Group or any of its Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date of this Indenture; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (h) Liens incurred in the ordinary course of business of Consoltex Group or any of its Subsidiaries with respect to obligations that do not exceed $10 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Consoltex Group or any of its Subsidiaries.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "PRINCIPALS" means Les Gantiers Holding B.V. and Richard H. Willett.

     "RECEIVABLE" means any right of a Person to payment for goods sold or leased or for services rendered no matter how evidenced, including, but not limited to, chattel paper, instruments, accounts receivable, contract rights, notes, drafts, acceptances, and other forms of obligations and receivables, together with all interest of such Person or entity in any and all goods, the sale or lease of which shall have given or shall give rise to, and in any and all guarantees and other property securing the payment of or performance under, any such right to payment and all proceeds of any of the foregoing.

     "RECEIVABLES FINANCING" means (i) the sale or other disposition of Receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof or (ii) the sale or other disposition of Receivables arising in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

     "RECEIVABLES  SUBSIDIARY"  means  a  direct or indirect Subsidiary  of
Consoltex   Group  exclusively  engaged  in  Receivables   Financings   and
activities reasonably related thereto.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Issuers, the Guarantors and the other parties named on the signature pages thereof, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time.

     "RELATED PARRY" with respect to any Principal means (A) any controlling stockholder, 80 % (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or
(B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt, if any.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"RESTRICTED GUARANTOR" means a direct Wholly Owned Subsidiary of either Issuer or any Guarantor organized under the laws of a jurisdiction within the United States that (i) is created solely for the purpose of acquiring and owning a direct Foreign Subsidiary and (ii) is prohibited from (A) engaging in any business other than the holding of the capital stock of such Foreign Subsidiary and ancillary activities related thereto or (B) granting a security interest to any Person in any capital stock of such Foreign Subsidiary.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR DEBT" means (i) the Obligations in respect of the Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Issuers or a Guarantor, as the case may be, under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinate in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) the Acquisition Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Issuers or a Guarantor, as the case may be, (x) any Indebtedness of the Issuers or a Guarantor, as the case may be, to any of their respective Subsidiaries or other Affiliates, (y) any trade payables, other than trade payables of Balson-Hercules or any other converter designated as such by the Issuers up to an aggregate amount of $15 million at any one time outstanding, or (z) any Indebtedness that is incurred in violation of this Indenture.

     "SENIOR FIXED RATE LOAN" means that certain loan agreement dated as of June 27, 1991 among Consoltex Inc., various financial institutions and Glovesell Investment Company Ltd., as amended on February 26, 1993 and March 31, 1993.

     "SHELF REGISTRATION" shall have the meaning ascribed to it in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "SUBSIDIARY" of any person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

     "TANGIBLE ASSETS" with respect to any Person means the consolidated assets of such Person determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (including goodwill and any other intangibles determined in accordance with GAAP).

     "TIA"   means   the   Trust   Indenture   Act  of  1939   (15   U.S.C.
 as in effect from time to time.

     "TRANSFER RESTRICTED SECURITIES" shall have the meaning ascribed to it in the Registration Rights Agreement.

"TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control or, if such Statistical Release is no longer published, any publicly available source of similar market data) with a constant maturity most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; PROVIDED, HOWEVER, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED SUBSIDIARY" means  (1) any Subsidiary of Consoltex Group
(a) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Consoltex Group as provided below) and (b) all the Indebtedness of which shall be non-recourse to
Consoltex Group and its Subsidiaries other than its Unrestricted Subsidiaries and (2) any Subsidiary of an Unrestricted Subsidiary; PROVIDED, that notwithstanding clause (1)(b) above, Consoltex Group or a Subsidiary of Consoltex Group may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that Consoltex Group or such Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to
Section 4.07 hereof and any such guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by Consoltex Group for purposes of
Section 4.09 hereof. The Board of Directors of Consoltex Group may designate any newly acquired or newly formed Subsidiary (but not any other Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of Consoltex Group which is not an Unrestricted Subsidiary. The Board of Directors of Consoltex Group may designate any Unrestricted Subsidiary to be a Subsidiary of the Issuers; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Issuers could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof after giving pro forma effect to such Unrestricted Subsidiary's Indebtedness as if it had been incurred at the beginning of the applicable four-quarter period and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Consoltex Group shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuers giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "WHOLLY OWNED SUBSIDIARY" OF any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

       Term                               Defined in
                                             Section

     "Additional Amounts"                    4.17
     "Affiliate Transaction"                 4.11
     "Asset Sale Offer"                      3.09
     "Change of Control Offer"               4.15
     "Change of Control Payment "            4.15
     "Change of Control Payment Date"        4.15
     "Covenant Defeasance"                   8.03
     "Deficiency"                            4.10
     "Event of Default"                      6.01
     "Excess Proceeds"                       4.10
     "Excluded Holder"                       4.17
     "Fifth Anniversary"                     4.10
     "incur"                                 4.09
     "Legal Defeasance"                      8.02
     "Offer Amount"                          3.09
     "Offered Price"                         4.10
     "Offer Period"                          3.09
     "Paying Agent"                          2.03
     "Payment Blockage Notice"              12.04
     "Permitted Refinancing"                 4.09
     "Purchase Date"                         3.09
     "Refinancing Indebtedness"              4.09
     "Representative"                       12.02
     "Registrar"                             2.03
     "Restricted Payments"                   4.07
     "Taxes"                                 4.17
     "25 % Excess Proceeds"                  4.10

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

"OBLIGOR" on the Notes means either of the Issuers, any successor obligor upon the Notes and any Guarantor.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions;

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

     (7) all dollar amounts are in Canadian dollars.

                                 ARTICLE 2
                                 THE NOTES

SECTION 2.01. FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes will initially be issued in global form, substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note

Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

     Two Officers of each of Consoltex Group and Consoltex USA shall sign the Notes for Consoltex Group and Consoltex USA, respectively. Each of the Issuers' seals shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Issuers signed by two Officers of each of Consoltex Group and Consoltex USA, authenticate Series A Notes for original issue up to US$120 million in aggregate principal amount at any one time outstanding and authenticate Series B Notes for original issue up to US$120 million in aggregate principal amount at any one time outstanding as contemplated by this Indenture and the Registration Rights Agreement; PROVIDED, HOWEVER, that there shall not be more than US$120 million in aggregate principal amount of Notes outstanding at any one time, except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.03. REGISTRAR, DEPOSITORY AND PAYING AGENT.

     The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-Registrars and one or more additional paying agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the same and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Consoltex Group or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Issuers initially appoint The Depository Trust Company to act as Depository with respect to the Global Notes.

     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as the Note Custodian with respect to the Global Notes and also appoint Montreal Trust Company at its principal office in the City of Montreal, Quebec, Canada, as co-Registrar.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

     The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Issuers or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Consoltex Group or a Subsidiary) shall have no further liability for the money. If Consoltex Group or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not a Registrar, the Issuers and the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers and the Guarantors shall otherwise comply with TIA 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

        (x) to register the transfer of the Definitive Notes; or

        (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

             (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

               (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

             (C) if such Transfer Restricted  Security is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and, at the request of either Issuer, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive
             Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture including the restrictions on transfer set forth herein and the procedures of the Depository therefor.

     (d)  TRANSFER  OF  A  BENEFICIAL  INTEREST IN  A  GLOBAL  NOTE  FOR  A
   DEFINITIVE NOTE.

          (i) Any Person having a beneficial  interest in a Global Note may
             upon  request  exchange  such  beneficial   interest   for   a
             Definitive Note. Upon receipt by the

             Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order of such other form of instructions as is customary for the Depository or the person designated as the Depositary as having such a beneficial interest containing registration instructions and, in the case of a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

             (A)  if  such beneficial interest is being transferred to  the
               Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

             (B) if such beneficial interest  is  being  transferred  to  a
               "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

             (C) if such  beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and, at the request of either Issuer, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Note Custodian, at the direction of the Trustee, shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

   (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITORY. If at any time:

          (i) the Depository for the Notes notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

          (ii) the Issuers at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture,

then  the  Issuers shall execute, and  the  Trustee,  upon  receipt  of  an
Officers' Certificate requesting the authentication and delivery of Definitive Notes, shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

     (g) LEGENDS.

          (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

             "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT
             (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (W) TO A PERSON WHO THE SELLER REASONABLY BELIEVES 1S A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (X) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, UNDER THE SECURITIES ACT, (Y) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (Z) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, WITH RESPECT TO CLAUSES (X) AND (Z), BASED UPON AN OPINION OF COUNSEL IF EITHER ISSUER SO REQUESTS), (2) TO EITHER ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
             (A) ABOVE."

             (ii)  Upon  any  sale,  transfer  or  exchange  of  a Transfer
             Restricted Security (including any Transfer Restricted Security represented by a Global Note) and receipt of the Opinion of Counsel, if any, required in (i) above pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act or 40 days after any such sale or transfer pursuant to Rule 904 under the Securities Act:

             (A) in the case of any Transfer Restricted Security  that is a
               Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
               (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

             (B)   in   the   case  of  any  Transfer  Restricted  Security
               represented by a Global Note, such Transfer Restricted Security shall not be subject to the provisions set forth in
               (i) above and  shall  only  be  subject to the provisions of
               Section 2.06(d) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted
               Security that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144 or 904, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 or 904 (such certification to be substantially in the form of Exhibit B hereto).

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global
   Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereto).

          (iii) The Registrar shall not be required:

             (A) to register the transfer or exchange of  any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (B) to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of the selection.

          (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuers shall not be required to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Issuers and the Guarantors may deem and treat the Person in whose name any
             Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent, the Issuers nor the Guarantors shall be affected by notice to the contrary.

          (vii)The Trustee shall authenticate Definitive Notes and Global Notes upon receipt of an Officers' Certificate instructing it to do so.

SECTION 2.07. REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each of Consoltex Group and Consoltex USA, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either Issuer or an Affiliate of either Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If  the principal amount of any Note is considered paid under  Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than Consoltex Group or its Subsidiaries) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either Issuer, any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either Issuer or any Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES.

     Until definitive Notes representing Definitive Notes or Global Notes are ready for delivery, Consoltex Group and Consoltex USA may prepare and the Trustee shall authenticate temporary securities upon a written order of Consoltex Group and Consoltex USA signed by two Officers of each of Consoltex Group and Consoltex USA. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers unless by a written order, signed by one Officer of each of the Issuers, the Issuers shall direct that cancelled Notes be returned to them. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation other than Series B Notes issued in exchange for Series A Notes.

SECTION 2.12. DEFAULTED INTEREST.

     If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. NOVATION.

     As a result of the Exchange Offer contemplated by the Registration Rights Agreement, a Holder of Transfer Restricted Securities shall receive a new evidence of Indebtedness; however, the respective rights and obligations of the Holder, the Issuers and the Guarantors shall remain unchanged. Such exchange shall not constitute a novation.

                                 ARTICLE 3
                                REDEMPTION

SECTION 3.01. NOTICES TO TRUSTEE.

     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If the Issuers are required to make an offer to redeem Notes pursuant to the provisions of Section 4.10 or 4.15 hereof, they shall furnish to the Trustee at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth, (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that (a) the Issuers or one of their respective Subsidiaries has effected an Asset Sale and the conditions set forth in
Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.15 have been satisfied, as applicable.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, PROVIDED that no Notes of US$1,000 or less shall be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$ 1,000 or whole multiples of US$1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee shall give the notice of redemption in the names of the Issuers and at their expense; PROVIDED, HOWEVER, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

     On or prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, premium, if any, and accrued interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date, and no additional interest shall be payable to Holders whose Notes are called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

     (a) Except as provided in paragraphs (b), (c) and (d) of this Section 3.07, the Issuers shall not have the option to redeem the Notes prior to October 1, 1998. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

             YEAR                            PERCENTAGE

             1998 ...........................105.50%
 .............1999 ...........................103.67%
 .............2000 ...........................101.83%
 .............2001 and thereafter.............100.00%

     (b) At any time on or before October 1, 1996, the Issuers may also redeem up to 33-1/3% of the aggregate principal amount of Notes originally issued hereunder with the net proceeds of a public offering of Capital Stock (other than Disqualified Stock and a public offering pursuant to a registration statement on Form S-8) of Consoltex USA within 90 days of such public offering at a redemption price equal to 110% of the principal amount of such Notes, plus accrued and unpaid interest to the redemption date; PROVIDED that at least US$80 million in aggregate principal amount of Notes remain outstanding immediately after giving effect to such redemption.

     (c) In addition, prior to October 1, 1998, the Issuers may, at their option, redeem the Notes, in whole or in part, at any time within 180 days after a Change of Control, upon not less than 30 nor more than 60 days' notice to each holder of Notes, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest to the date of redemption plus (iii) the Applicable Make-Whole Premium.

     (d) The Issuers also may, at their option, redeem the Notes, as a whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest to the redemption date, if the Issuers have become or would become obligated in accordance with Section 4.17 hereof to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change in or amendment to the laws (or any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of the Offering Memorandum.

     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

     Except as set forth under Sections 4.10 and 4.15, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, and up to an additional five Business Days if extended by the Issuers, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer  is  being made pursuant to this Section
   3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

   (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, or a similar form acceptable to the Trustee, completed, to the Issuers, a depository, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Issuers, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of US$1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                 ARTICLE 4
                                 COVENANTS

SECTION 4.01. PAYMENT OF NOTES

     The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes, and shall pay Liquidated Damages, if any, on the dates and in the manner provided in the Registration Rights Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Consoltex Group or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1 % per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03. REPORTS.

     (a) Prior to the Issuers becoming subject to Section 13 or 15(d) of the Exchange Act, the Issuers shall provide to Holders of the Notes and, whether or not required by the rules and regulations of the SEC, file with the SEC for public availability (if accepted) (i) as soon as reasonably available and in any event within 90 days after the end of each fiscal year, annual consolidated financial statements for Consoltex Group for such fiscal year prepared in accordance with GAAP, together with a report thereon by an independent accountant of established national reputation, (ii) as soon as reasonably available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements of Consoltex Group for such quarterly period, certified by a principal financial officer of Consoltex Group, prepared in accordance with GAAP and (iii) all other reports and communications that are generally provided to the holders of Consoltex Group's Subordinate Voting Shares pursuant to the rules of the Montreal and Toronto Stock Exchanges and applicable Canadian securities legislation.

     (b) Upon becoming subject to Section 13 or 15(d) of the Exchange Act, the Issuers and each Guarantor shall file with the Trustee, and mail copies to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 15 days after filing with the SEC, copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing that the SEC may by rules and regulations prescribe) which the Issuers and each Guarantor are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If thereafter, the Issuers cease to be subject to Section 13 or 15(d) of the Exchange Act, the Issuers and each Guarantor shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under
   Section 13 or 15(d) of the Exchange Act to be so filed with the SEC for public availability (if accepted) and the Trustee and mailed to the Holders within 90 days after the end of the Issuers' fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year. The Issuers and any Guarantor shall also comply with the provisions of TIA 314(a).

     (c) For so long as any Transfer Restricted Securities remain outstanding, the Issuers and the Guarantors shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (d) The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of Notes under this
   Section 4.03. The delivery of such reports, documents and information shall be at the sole expense of the Issuers.

SECTION 4.04. COMPLIANCE CERTIFICATE.

     (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section
   4.07 were computed (which calculations may be based upon Consoltex Group's latest available financial statements)), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.05. TAXES.

     The Issuers shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

     Each of the Issuers and each of the Guarantors covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

     The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on or make any distribution on account of either Issuer's or any of their respective Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Issuer or such Subsidiary or dividends or distributions payable to either Issuer or a Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of either Issuer or any Subsidiary or other Affiliate of such Issuer (other than any such Equity Interests owned by either Issuer or a Guarantor); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; (iv) make any Investment in any Unrestricted Subsidiary or
(v) make any Contributions (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) Consoltex Group would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section
   4.09 hereof; and



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   (c)  such  Restricted Payment, together with the aggregate of all  other
   Restricted  Payments   made   by   the   Issuers  and  their  respective
   Subsidiaries after the date of this Indenture,  is  less than the sum of
   (w) 50% of the Consolidated Net Income of Consoltex Group (determined by excluding cash dividends received by Consoltex Group or its Subsidiaries from an Unrestricted Subsidiary referred to in clause (x)) for the period (taken as one accounting period) from the first day of the quarter in which the Offering is consummated to the end of Consoltex Group's most recently ended full fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (x) the amount of all cash dividends received by Consoltex Group or its Subsidiaries from an Unrestricted Subsidiary subsequent to the first day of the quarter in which the Offering is consummated, plus (y) 100% of the aggregate net cash proceeds (unless such proceeds are used pursuant to clause (ii) of the next succeeding paragraph to redeem, repurchase, retire or otherwise acquire other Equity Interests) received by Consoltex Group or any of its Subsidiaries from the issue or sale since the date of this Indenture of Equity Interests of either Issuer or of debt securities of either Issuer that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to Consoltex Group or any of its Subsidiaries and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
   (z) if any Unrestricted Subsidiary is redesignated as a Subsidiary, the lesser of (i) the Consolidated Net Worth of such Unrestricted Subsidiary as of the date it is redesignated and (ii) the aggregate amount of the
   Issuers'   and   their  respective  Subsidiaries'  Investments  in  such
   Unrestricted Subsidiary.

     The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Consoltex Group in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Consoltex Group) of other Equity Interests of Consoltex Group (other than any Disqualified Stock); (iii) the repurchase of Equity Interests of Consoltex Group from employees of Consoltex Group or its Subsidiaries pursuant to an employee compensation or incentive plan in an aggregate amount not to exceed $1 million per annum; (iv) if (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (2) Consoltex Group would, at the time of a Restricted Payment pursuant to this clause (iv) and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof, Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $10 million dollars since the date of this Indenture; (v) the purchase, redemption or other acquisition prior to the stated maturity thereof of Indebtedness that is subordinated to the Notes in exchange for or out of the net cash proceeds of a substantially concurrent issue and sale (other than to either Issuer or their respective Subsidiaries) of new Indebtedness; PROVIDED that
(1) the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith), (2) such new Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and (3) the new Indebtedness shall be pari passu with or subordinate in right of payment to the Indebtedness being refinanced; (vi) Contributions to a Subsidiary if such Subsidiary (1) executes and delivers to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis and (2) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that



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




such supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture; and (vii) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, additional Restricted Payments in an aggregate amount not to exceed $2 million since the date of this Indenture.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES.

     The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) (i) pay dividends or make any other distributions to Consoltex Group or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to Consoltex Group or any of its Subsidiaries, (b) make loans or advances to Consoltex Group or any of its Subsidiaries or (c) transfer any of its properties or assets to Consoltex Group or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) agreements governing Senior Debt of the Issuers or any Guarantor, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, (ii) any encumbrance or restriction applicable to any Guarantor pursuant to an agreement in effect on the date of this Indenture, (iii) this Indenture and the Notes, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by Consoltex Group or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, unless such Person is a Guarantor, EBDAIT of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business, or (viii) permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Issuers shall not issue any Disqualified Stock and shall not permit any of their respective Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Issuers or any Guarantor may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio of Consoltex Group for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period: PROVIDED FURTHER that no guarantee may be incurred pursuant to the provisions of this paragraph, unless the guaranteed Indebtedness is also incurred pursuant to this paragraph.

     The foregoing limitations shall not apply to (a) the incurrence by either Issuer or any Guarantor of Indebtedness pursuant to the Credit Agreement or otherwise in an aggregate principal amount not to



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




exceed the Borrowing Base, (b) Indebtedness, not covered by any other clause of this paragraph, outstanding on the date of this Indenture, (c) Indebtedness arising out of letters of credit, performance bonds, surety bonds and bankers' acceptances incurred in the ordinary course of business; PROVIDED that if any unpaid reimbursement obligation under any such instrument is outstanding for more than 10 consecutive business days, such obligation shall not be permitted to be incurred under this clause (c), (d) Indebtedness consisting of guarantees (other than guarantees relating to money borrowed), indemnities or obligations in respect of purchase price adjustments, in each case, in connection with the acquisition of assets permitted under this Indenture, (e) additional Indebtedness of up to $10 million in aggregate principal amount at any one time outstanding, (f) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes, (g) Indebtedness of a Foreign Subsidiary existing at the time it is acquired (1) that is not incurred in contemplation of the acquisition of such Foreign Subsidiary and (2) that is non-recourse to the Issuers and their respective Subsidiaries except to the assets of such Foreign Subsidiary (for purposes of this clause (g), Indebtedness of a Foreign Subsidiary existing at the time it is acquired includes Indebtedness incurred pursuant to credit facilities in existence upon the acquisition of such Foreign Subsidiary; PROVIDED that such Indebtedness meets the requirements of clauses (1) and (2) of this clause (g)), (h) the incurrence by the Issuers and their respective Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness referred to in clauses (b), (f) and
(g) above (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted, or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be pari passu with or subordinate in right of payment to the Indebtedness being extended, refinanced, renewed, replaced or refunded,
(i) intercompany Indebtedness between or among either Issuer and/or any of their respective Subsidiaries or any of them, (j) Hedging Obligations that are incurred for the purpose of fixing or hedging currency risks, or interest rates with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding. The foregoing clauses (a) through (j) are independent exceptions to the covenant set forth in the preceding paragraph and are additive in nature. Limitations set forth in any one of such clauses (a) through (j) or in the definitions used therein shall not be applicable to any other such clauses or any other such definitions. The Indebtedness permitted to be incurred pursuant to the foregoing clauses (a) through (j) may be incurred pursuant to one agreement or several agreements with one lender or several lenders.

SECTION 4.10. ASSET SALES.

      The Issuers shall not, and shall not permit any of their respective Subsidiaries to, engage in any Asset Sale, unless (x) the Issuers or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Issuers or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Issuers' or such Subsidiary's most recent balance sheet or in the notes thereto) of the Issuers or any of their respective Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (B) Permitted Asset Sale Consideration received by the Issuers or such Subsidiary in any such Asset Sale shall be deemed to be cash for purposes of this provision.



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




The Issuers may (a) apply the Net Proceeds from such Asset Sale to permanently reduce Senior Debt of the Issuers; PROVIDED that the Issuers make such a reduction within 365 days after any Asset Sale or (b) invest the Net Proceeds from such Asset Sale in the same or a similar line of business as Consoltex Group was engaged in on the date of this Indenture or in businesses reasonably related thereto: PROVIDED that the Issuers shall have invested such Net Proceeds within 365 days after such Asset Sale or shall have commenced and not completed or abandoned the project in which the Board of Directors of Consoltex Group has determined that the Issuers will invest such Net Proceeds and shall have segregated such Net Proceeds from the general funds of the Issuers and their Subsidiaries for that purpose; PROVIDED, FURTHER, that if the project in which such Board of Directors has determined that the Issuers will invest such Net Proceeds is thereafter abandoned, within 60 days after such project is abandoned, the Issuers shall (i) apply the Net Proceeds from such Asset Sale to permanently reduce Senior Debt of the Issuers or (ii) invest the Net Proceeds from such Asset Sale in the same or a similar line of business as Consoltex Group was engaged in on the date of this Indenture or in businesses reasonably related thereto. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (a "Deficiency"), the Issuers may use such Deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero; PROVIDED that the amount of 25 % Excess Proceeds shall constitute Excess Proceeds for purposes of the first offer that is made after the fifth anniversary of the original issuance of the Notes (the "Fifth Anniversary").

     Notwithstanding the foregoing, in no event shall the Issuers use Excess Proceeds to purchase more than 25 % of the original aggregate principal amount of Notes on or prior to the Fifth Anniversary. If the aggregate Excess Proceeds (disregarding any resetting to zero as described above) resulting from Asset Sales occurring prior to the Fifth Anniversary, less any Deficiencies resulting from any offers made on or prior to such date, exceed 25 % of the original aggregate principal amount of the Notes (such excess being the "25 % Excess Proceeds"), then the Issuers shall make an offer at the Offered Price in accordance with the foregoing provisions
(i) promptly after the Fifth Anniversary, in the event the amount of the 25% Excess Proceeds exceeds $10 million or (ii) at such time as the amount of the 25% Excess Proceeds together with the Excess Proceeds received after the Fifth Anniversary exceeds $10 million, in the event the amount of the 25% Excess Proceeds is less than $10 million.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

     The Issuers shall not, and shall not permit any of their respective Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the relevant corporation than those that would have been obtained in a comparable transaction by the relevant corporation with an unrelated Person and (b)



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




the Issuers deliver to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a) above and such Affiliate Transaction or series of related Affiliate Transactions is approved by a majority of the disinterested members of the Board of Directors and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments in excess of $10 million, an opinion as to the fairness thereof to the relevant corporation from a financial point of view issued by a nationally recognized independent appraisal firm, independent public accounting firm or investment banking firm in Canada or the United States; PROVIDED, HOWEVER, that (i) any employment agreement entered into by Consoltex Group or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of Consoltex Group or such Subsidiary, (ii) transactions between or among Consoltex Group and/or its Subsidiaries, (iii) the payment of reasonable fees to the Principals and their Affiliates in connection with consulting, management, investment banking or financial advisory services rendered to the Issuers or their respective Subsidiaries in an aggregate amount not to exceed $1 million per annum, (iv) the reimbursement of reasonable expenses of the Principals and their Affiliates in connection with consulting, management, investment banking or financial advisory services rendered to the Issuers or their respective Subsidiaries, (v) the payment of reasonable and customary fees to directors of the Issuers and their respective Subsidiaries who are not employees of such entities, (vi) loans or other advances to officers, directors and employees for travel, entertainment, moving, other relocation expenses (including housing loans) and other business purposes made in the ordinary course of business and (vii) transactions permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12. LIENS.

     The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

SECTION 4.13. ADDITIONAL GUARANTEES.

     Neither Issuer nor any of their respective Subsidiaries shall acquire or form a Significant Subsidiary, unless the Issuers (a) designate such Significant Subsidiary as an Unrestricted Subsidiary pursuant to the terms of this Indenture or (b) cause such Significant Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Significant Subsidiary shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Significant Subsidiary and is in compliance with the terms of this Indenture; PROVIDED, HOWEVER, that the Issuers and any Subsidiary may acquire or form a Foreign Subsidiary that is a Significant Subsidiary without complying with the foregoing if such Foreign Subsidiary is owned directly by a Restricted Guarantor (PROVIDED that any Subsidiary of such Foreign Subsidiary need not be owned directly by a Restricted Guarantor).



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SECTION 4.14. CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective corporate existence, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) and (ii) the material rights (charter and statutory), licenses and franchises of the Issuers and their respective Subsidiaries; PROVIDED, HOWEVER, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries if the applicable Issuer or Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Consoltex Group and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at a purchase price equal to 101 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control, the Issuers shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");
   (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes, or similar form acceptable to the Trustee, completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to US$1,000 in principal amount or an integral multiple thereof. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

     (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new



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




   Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note shall be in a principal amount of US$1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers shall either repay all outstanding Indebtedness of the Issuers or the Guarantors under the Credit Agreement (if still in effect) and all other Senior Debt of the Issuers or obtain the requisite consents, if any, under the Credit Agreement and all other agreements governing outstanding Senior Debt of the Issuers to permit the repurchase of Notes required by this Section
   4.15. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16. SENIOR SUBORDINATED DEBT.

     (a) Consoltex Group and Consoltex USA shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Consoltex Group or Consoltex USA, respectively, and senior in any respect in right of payment to the Notes.

     (b) No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Guarantee by such Guarantor of the Notes.

SECTION 4.17. ADDITIONAL AMOUNTS.

     All payments made by the Issuers under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Issuers are required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuers are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuers shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which either Issuer does not deal at arm's length (within the meaning of the INCOME TAX ACT (Canada)) a the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Notes or the receipt of payments thereunder. The Issuers shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers shall furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers. The Issuers shall indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied with respect to any reimbursement under clause (i) or (ii) above.



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




At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers will be obligated to pay Additional Amounts with respect to such payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Offered Price, interest or any other amount payable under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.17 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

     The obligations of the Issuers under this Section 4.17 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Notes.

SECTION 4.18. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF
IMMUNITIES.

     By the execution and delivery of this Indenture, each of Consoltex Group and Consoltex Inc. (i) acknowledges that they hereby irrevocably designate and appoint CT Corporation System as each of Consoltex Group's and Consoltex Inc.'s, as the case may be, authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to Consoltex Group or Consoltex Inc., as applicable (mailed or delivered to its Corporate Secretary at the principal office of Consoltex Group in Montreal, Quebec, Canada), shall be deemed in every respect effective service of process upon Consoltex Group or Consoltex Inc., as applicable, in any such suit or proceeding. Each of Consoltex Group and Consoltex Inc. further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System (or such other authorized agent for service of process as each of Consoltex Group and Consoltex Inc. shall notify the Trustee in writing) in full force and effect so long as any of the Notes shall be outstanding.

     To the extent that either Consoltex Group or Consoltex Inc. has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Consoltex Group or Consoltex Inc., as the case may be, hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

SECTION 4.19. CONVERSION OF CURRENCY.

     The Issuers covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes and this
Indenture:



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




(a) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

     (b) The term "rate(s) of exchange" shall mean the rate at which the Holder or the Trustee, as the case may be, is able or would have been able on the relevant date to purchase at Citibank, N.A. (or if Citibank, N.A. is no longer engaged in currency exchange, such other money center bank located in The City of New York as the Issuers and the Trustee shall agree) U.S. dollars with the judgment currency other than U.S. dollars referred to in subsection (a) above and includes any premiums and costs of exchange payable.

                                 ARTICLE 5
                                SUCCESSORS

SECTION 5.01. AMALGAMATION, MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     Neither of the Issuers shall amalgamate, consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) such Issuer is the surviving corporation or the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under (A) the federal laws of Canada or any province thereof, or (B) the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuers pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) such Issuer or any Person formed by or surviving any such amalgamation, consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction relating to goodwill) equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and B) Consoltex Group will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any amalgamation, consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which an Issuer is amalgamated or merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such amalgamation, consolidation, merger. sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person has been named as an issuer herein, and the predecessor Issuer (if not the surviving corporation) shall be relieved from us obligations under this Indenture and the Notes.

                                 ARTICLE 6
                           DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

     (a) the Issuers default in the payment when due of interest on the Notes and the default continues for a period of 30 days (whether or not prohibited by the provisions of Article 12 hereof);

     (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the provisions of Article 12 hereof);

     (c) the Issuers fail to comply with Section 4.15 hereof;

     (d) the Issuers or any of the Guarantors fail to observe or perform any other covenant, warranty or other agreement in this Indenture or the Notes and such failure continues for 60 days after written notice of such failure shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25 % in aggregate principal amount of the Notes then outstanding;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of their respective Subsidiaries (or the payment of which is guaranteed by either Issuer or any of their respective Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $10 million or more;

     (f) Consoltex Group or any of its Subsidiaries fails to pay final judgments aggregating in excess of $10 million, which judgments are not satisfied or stayed for a period of 60 consecutive days;

     (g) either Issuer or any of their respective Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

          (iv) makes a general assignment for the benefit of its creditors;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains in effect and unstayed for 60 consecutive days, that:

          (i) is for relief against either of the Issuers or any of their respective Subsidiaries in an involuntary case;

          (ii) appoints a Custodian of either Issuer or any of their respective Subsidiaries or for all or substantially all of the property of either Issuer or any of their respective Subsidiaries; or

          (iii) orders the liquidation of either Issuer or any of their respective Subsidiaries; or

     (i) except as permitted by this Indenture, any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guarantee of such Guarantor and such condition shall have continued for a period of 60 days after written notice of such failure requiring the relevant Guarantor and the Issuers to remedy the same shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25 % in aggregate principal amount of the Notes then outstanding.

SECTION 6.02. ACCELERATION.

      If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to either Issuer or any of their respective Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness or (ii) five Business Days after receipt by the Issuers and the agent (or, in the absence of such agent, the lender) under the Credit Agreement (so long as any Indebtedness is outstanding thereunder) of written notice of such acceleration of the Notes. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to either Issuer or any of their respective Subsidiaries all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences (including the related payment default) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25 % in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.



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




A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note or the Registration Rights Agreement, as the case may be, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holders, or to authorize the Trustee to vote in respect of the claim of any Holder, in any such proceeding.

SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:



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




First:  to  the Trustee, its agents and attorneys  for  amounts  due  under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     SECOND: to the holders of Senior Debt of the Issuers or a Guarantor, as the case may be, to the extent required by Article 12;

     THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

     FOURTH: to the Issuers or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any such payment to Holders of Notes.

SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                 ARTICLE 7
                                  TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the



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             certificates  and opinions to determine whether  or  not  they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section:

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.



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




   (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either Issuer or any Guarantor shall be sufficient if signed by an Officer of such Issuer or such Guarantor.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in
   Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) (except with respect to interest constituting Liquidated Damages under the Registration Rights Agreement), 6.01(b) and 4.01, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer or any Affiliate of either Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NONE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA 313(a) (but if no event described in TIA 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the issuers and filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

     The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;



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




   (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

     This  Indenture  shall  always   have  a  Trustee  who  satisfies  the
requirements of TIA 310(a)(1), (2) and (5). The Trustee is subject to TIA 310(b).



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




SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

     The Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311 (a) to the extent indicated therein.

                                 ARTICLE 8
               LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND
                  SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Issuers may, at the option of their Boards of Directors evidenced by a resolution set forth in an Officers' Certificate of each of the Issuers, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers (as well as the Guarantors) shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers (as well as the Guarantors) shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16,
4.17 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes



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




hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) and 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall  be  the  conditions  to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Notes;

     (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) in the case of an election under Section 8.02 or 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Canadian federal or provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

     (e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) and 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

     (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement (if then in effect) or any other material agreement or instrument (other than this Indenture) to which Consoltex Group or any of its Subsidiaries is a party or by which Consoltex Group or any of its Subsidiaries is bound;

     (g) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following deposit, the trust funds shall not be subject to the effect of any Bankruptcy Law;

     (h) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

     (i) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized



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




firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO ISSUERS.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust: and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations (as well as the obligations of the Guarantors) under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. SATISFACTION AND DISCHARGE OF INDENTURE.

     This indenture shall, upon the receipt by the Trustee of an Officers' Certificate, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  all  Notes  not  theretofore   delivered   to   the  Trustee  for
   cancellation

          (i) have become due and payable, or

          (ii) will become due and payable at their stated maturity within one year, or

          (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (provided that (x) Article 12 does not then prohibit the Issuers from making or causing to be made any payments in respect of principal of or interest on the Notes and (y) such deposit does not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either Issuer is a party or by which it is bound) an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

     (b) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

     (c) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and the obligations of the Trustee under Section 8.09 and Section 8.06 shall survive.

SECTION 8.09. APPLICATION OF TRUST MONEY

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 8.08 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. Money so held in trust shall not be subject to the provisions of
Article 12 of this Indenture.

                                 ARTICLE 9
                     AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, Consoltex Group, Consoltex USA, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Issuers' and the Guarantors' obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five or Article 10 hereof;

     (d) to provide for additional Guarantors or the release of Guarantors pursuant to the terms of this Indenture;



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




   (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder; or

     (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of Consoltex Group, Consoltex USA or any Guarantor, as applicable, accompanied by a resolution of the Board of Directors of Consoltex Group, Consoltex USA and each Guarantor, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with Consoltex Group, Consoltex USA and each Guarantor, as the case may be, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

     Consoltex Group, Consoltex USA, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture (including Sections 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Upon the request of Consoltex Group, Consoltex USA or any Guarantor, as the case may be, accompanied by a resolution of the Board of Directors of Consoltex Group, Consoltex USA and each Guarantor, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with Consoltex Group, Consoltex USA and each Guarantor, as the case may be, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Notwithstanding the foregoing, without the consent of each Holder affected,
an amendment or waiver   may  not  (with  respect  to  any  Notes held by a
non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

     (c) reduce the rate of or change the time for payment of interest, including default interest. on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

     (g) make any change in Article 12 hereof or any other provision relating to subordination that adversely affects Holders of Notes; or

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither Consoltex Group, Consoltex USA nor any Guarantor may sign an amendment or supplemental Indenture until the Board of Directors of Consoltex Group, Consoltex USA or such Guarantor, as applicable, approves it.

                                ARTICLE 10
                                 GUARANTEE

SECTION 10.01. GUARANTEE.

     Each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuers. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either of the Issuers or any Guarantor, any amount paid to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall immediately be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by Guarantors for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of each Guarantor under this Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law. In addition, in the event that this Guarantee would constitute or result in a violation of any applicable corporate law, the liability of each Guarantor under this Guarantee shall be reduced to the maximum amount permissible under such applicable corporate law.

SECTION 10.02. EXECUTION AND DELIVERY OF GUARANTEE.

     To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of each Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

SECTION 10.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     (a) No Guarantor shall amalgamate or consolidate with or merge with or into (whether or not such Guarantor is the surviving entity or Person), another Person unless (i) the Person formed by or surviving any such amalgamation, consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, and (iii) such Guarantor, or the Person formed by or surviving any such amalgamation, consolidation or merger, (A) shall have Consolidated Net Worth (immediately after giving effect to such transaction but prior to any purchase accounting adjustments from the transaction relating to good will), not less than 90% of the Consolidated Net Worth of such Guarantor immediately preceding the transaction and of the (B) Consoltex Group shall be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
   Section 4.09 hereof. In case of any such amalgamation, consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

     Notwithstanding the foregoing, (A) a Guarantor may amalgamate or consolidate with or merge with or into either Issuer, PROVIDED, that the surviving corporation (if other than either Issuer) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuers and (B) a Guarantor may amalgamate, consolidate with or merge with or into any other Guarantor.

SECTION 10.04. RELEASES FOLLOWING SALE OF ASSETS.

Upon a sale or other disposition of all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor to any person that is not an Affiliate of Consoltex Group, by way of amalgamation, merger, consolidation or otherwise, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Guarantee; PROVIDED that (i) such sale or disposition is in compliance with Section
4.10 hereof and (ii) the Net Proceeds of any such sale or disposition are applied in accordance with the applicable provisions of this Indenture. Upon delivery by the Issuers to the Trustee of an Officers' Certificate to the effect of the foregoing clauses (i) and (ii), the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligations under its Guarantee. Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other Obligations of the Issuers under this Indenture as provided in this Article Ten.

SECTION 10.05. TRUSTEE TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

SECTION 10.06. SUBORDINATION OF GUARANTEE.

     The  Obligations of any Guarantor under its Guarantee pursuant to this
Article 10 shall be subordinated to any Senior Debt of such Guarantor on the same basis as the Notes are subordinated to such Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any Guarantor only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 12 hereof.

                                ARTICLE 11
                               MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

     Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to Consoltex Group, Consoltex USA or any Guarantor:

        Consoltex Group Inc.
        125 Rue Chabanel Ouest
        Montreal, Quebec H2N 1E4
        Telecopier No.: (514) 382-4575
        Attention: Paul J. Bamatter

     and to:

        Shearman & Sterling
        599 Lexington Avenue
        New York, New York 10022
        Telecopier No.: (212) 848-7179
        Attention: Kevin Handwerker, Esq.

     If to the Trustee:

        First Trust National Association
        180 East Fifth Street
        Saint Paul, Minnesota 55101
        Telecopier No.: (612) 244-0711
        Attention: Frank P. Leslie III

     The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any person described in TIA 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.

     Holders  may  communicate  pursuant to TIA 312(b) with other
Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by Consoltex Group, Consoltex USA and/or any Guarantor to the Trustee to take any action under this Indenture, Consoltex Group, Consoltex USA and/or such Guarantor, as the case may be, shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.



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




SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No director, officer, employee or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW.

     The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any of their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

     All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the retraining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                ARTICLE 12
                               SUBORDINATION

SECTION 12.01. AGREEMENT TO SUBORDINATE.

     The Issuers agree, and each Holder by accepting a Note agrees, that the Obligations with respect to such Note are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

SECTION 12.02. CERTAIN DEFINITIONS.

     For purposes of this Article 12, a distribution may consist of cash, securities or other property, by set-off or otherwise. As used in this Indenture and the Notes, the term "payment" of or with respect to Obligations relating to the Notes and similar phrases include any payment (including by issuance of additional securities of any kind), redemption, acquisition, deposit, segregation, retirement, sinking fund payment and defeasance of or with respect to any Obligations relating to the Notes. In addition, the term "payment in full" meats either (i) the actual payment in full of an Obligation or Indebtedness in cash or cash equivalents in the currency in which the Obligation or Indebtedness is denominated or (ii) the provision for such payment, PROVIDED that such provision shall be satisfactory to holders of a majority in aggregate principal amount of each issue of outstanding Senior Debt.

SECTION 12.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any payment or distribution to creditors of the Issuers in a liquidation or dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their respective properties, an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the
Issuers:

     (1) holders of Senior Debt of the Issuers shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Issuers) before the Holders shall be entitled to receive any payment or distribution with respect to the Notes (except payments in or distributions of Permitted Junior Securities); and

     (2) until all Obligations with respect to Senior Debt of the Issuers (as provided in subsection (1) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of Senior Debt (except payments in or distributions of Permitted Junior Securities), as their interests may appear.

SECTION 12.04. DEFAULT ON DESIGNATED SENIOR DEBT.

     The Issuers may not make any payment or distribution to the Trustee or any Holder upon or in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash, securities or other property (other than Permitted Junior Securities), until all principal and other Obligations with respect to the Senior Debt have been paid in full, if:

   (a) a default in the payment, including payments due by reason of an acceleration, whether such acceleration resulted from a payment or nonpayment default, of any Obligation in respect of Designated Senior Debt occurs and is continuing beyond any applicable period of grace; or

     (b) any other default occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the holders, or from the Representative of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section 12.04. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days; PROVIDED, HOWEVER, that if a default arising from noncompliance with a financial covenant contained in Designated Senior Debt exists and continues in excess of 90 days, each 90-day period during which the default exists and continues shall be deemed to be a separate default.

     The Issuers may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (i) the date on which the default is cured or waived, or

          (ii) in the case  of  a default referred to in clause (b) of this
             Section 12.04, 179 days pass after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated,

if this Article 12 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

SECTION 12.05. ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default,
the  Issuers  shall  promptly  notify  holders  of  Senior   Debt  of  such
acceleration.

SECTION 12.06. WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by this Article 12, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and upon written notice to the Trustee or any such Holder shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the

Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.07. NOTICE BY ISSUERS.

     The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 12.

SECTION 12.08. SUBROGATION.

     After all Obligations with respect to Senior Debt have been paid in full and until all Obligations with respect to the Notes have been paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt, to the extent permitted by law. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on the Notes

SECTION 12.09. RELATIVE RIGHTS.

     This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

     (a) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

     (b) affect the relative rights of Holders and other creditors of the Issuers, other than Holders' rights in relation to holders of Senior Debt; or

     (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

     If the Issuers fail because of this Article 12 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 12.10. SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS.

     The rights and recourses of holders of Senior Debt to enforce subordination shall remain in full force and effect without regard to and shall not be impaired by (i) any act or failure to act on the part of a holder of Senior Debt, unless such holder has agreed to change its rights and recourses to enforce subordination, (ii) any extension or indulgence in respect of any payment or prepayment, (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt, any agreement or instrument creating or evidencing or any other agreement which may be made relating to any Senior Debt, unless such holder has agreed to change its rights and recourses to enforce subordination. (iv) any exercise or non-exercise by a holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt, or agreement or instrument creating or evidencing any Senior Debt or any waiver in respect thereof and
(v) any merger or consolidation of any of the Issuers or any Subsidiary thereof or any sale, lease or transfer of any or all of the assets of the Issuers or any of their Subsidiaries to any person.

SECTION 12.11. PAYMENT, DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a payment or distribution is to be made or a notice given to holders of any issue of Senior Debt, the payment or distribution may be made and the notice given to the Representative, if any, for such issue.

     Upon any payment or distribution of assets, securities or other property of the Issuers referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 12.

SECTION 12.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not (a) be deemed to be a fiduciary for any holder of Senior Debt or (b) be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent (other than Consoltex Group and its Subsidiaries) may continue to make payments on the Notes, without limiting the rights and remedies of holders of Senior Debt hereunder (including, without limitation, the right to recover any such payments from Holders), unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this
Article 12. Only the Issuers, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice. Nothing in this
Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.13. AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, so long as any Indebtedness is outstanding under the Credit Agreement, the agent (or, in the absence of such agent, the lender) under the Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.14. AMENDMENTS.

     The provisions of this Article 12 shall not be amended or modified so as to affect adversely the rights of any holder of Senior Debt at the time outstanding without the consent of such holders of a majority in aggregate principal amount of each issue of outstanding Senior Debt.

                        [signatures on following pages]

                                SIGNATURES


Dated as of September 30, 1993 CONSOLTEX GROUP INC.

                               By:/s/Paul J. Bamatter
                                    Name:
                                    Title:
Attest:
/s/Claire Gohier


Dated as of September 30, 1993 CONSOLTEX (USA) INC.


                               By:/s/Paul J. Bamatter
                                    Name:
                                    Title:
Attest:

/s/Claire Gohier

Dated as of September 30, 1993 CONSOLTEX INC.

                               By:/s/Richard H. Willett
                                    Name:
                                    Title:
Attest:

/s/Claire Gohier


Dated as of September 30, 1993 THE BALSON-HERCULES GROUP, LTD.

                               By:/s/Richard H. Willett
                                    Name:
                                    Title:
Attest:

/s/Claire Gohier

Dated as of September 30, 1993 LINQ INDUSTRIAL FABRICS, INC.

                                      By:/s/William L. Holt
                                      Name:
                                      Title:
 Attest:

/s/Claie Gohier
                                           (SEAL)


Dated as of September 30, 1993 FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee


                                       By:
                                       Name:
                                       Title:
Attest:
                                           (SEAL)

Dated as of September 30, 1993 LINQ INDUSTRIAL FABRICS, INC.

                                      By:
                                      Name:
                                      Title:
 Attest:

                                           (SEAL)


Dated as of September 30, 1993 FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:/s/Frank Leslie
                                      Name: Frank P. Leslie III
                                     Title: Assistant Vice-President
Attest:

/s/ illegible signature                    (SEAL)

                                 EXHIBIT A
                              (Face of Note)

            11 % Series [A/B] Senior Subordinated Note due 2003

No.                                                   US$__________

                           CONSOLTEX GROUP INC.
                           CONSOLTEX (USA) INC.

promises to pay to

or registered assigns, the principal sum of

US Dollars on October 1, 2003.

Interest Payment Dates: April 1 and October 1, commencing April 1, 1994

Record Dates: March 15 and September 15, commencing March 15, 1994.

                                   Dated: September 30, 1993

                                   CONSOLTEX GROUP INC.

                                   By:
                                       Name:
                                       Title:

                                   By:
                                       Name:
                                       Title:

                                                              (SEAL)

                                   CONSOLTEX (USA) INC.

                                   By:
                                       Name:
                                       Title:

                                   By:
                                       Name:
                                       Title:

                                       (SEAL)

This is one of the Notes
referred to in the within-
mentioned Indenture:

FIRST TRUST NATIONAL ASSOCIATION,
as Trustee

By:
     Authorized Signatory

                              (Back of Note)
            11 % Series [A/B] Senior Subordinated Note due 2003

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to either Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]{1}

        THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM
   SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (W) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (X) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (Y) TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (Z) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, WITH RESPECT TO CLAUSES (X) AND (Z), BASED UPON AN OPINION OF COUNSEL IF EITHER ISSUER SO REQUESTS), (2) TO EITHER ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


1. This paragraph should be included only if the Note is issued in global form.

1. INTEREST; LIQUIDATED DAMAGES. Consoltex Group Inc., a Canadian corporation ("Consoltex Group"), and Consoltex (USA) Inc., a New York corporation ("Consoltex USA" and, together with Consoltex Group, the "Issuers"), promise to pay interest on the principal amount of this Note at a rate of 11 % per annum from the date this Note is issued until maturity, which rate shall be subject to increase as specified in that certain Registration Rights Agreement dated September 30, 1993 to which the Issuers are party. The Issuers shall pay interest (including the additional interest, if any, payable as Liquidated Damages pursuant to the Registration Rights Agreement) semi-annually on April 1 and October 1 of each year, commencing April I, 1994, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, to but not including the Interest Payment Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Issuers shall pay interest and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except that the Issuers shall pay defaulted interest as provided in Section 2.12 of the Indenture. The Notes shall be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, except that payment by wire transfer in same day funds may be required by the Depository Trust Company. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, First Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Consoltex Group or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of September 30, 1993 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Issuers limited to US$120 million in aggregate principal amount at any one time outstanding.

     5. OPTIONAL REDEMPTION.

     (a) Except as provided in paragraphs (b), (c) and (d) of this paragraph 5, the Issuers shall not have the option to redeem the Notes prior to October 1, 1998. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                YEAR                                      PERCENTAGE

                1998 ......................105.50%
                1999 ......................103.67%
                2000 ......................101.83%
                2001 and thereafter........100.00%

     (b) At any time on or before October 1, 1996, the Issuers may also redeem up to 33-1/3% of the aggregate principal amount of Notes originally issued under the Indenture with the net proceeds of a public offering of Capital Stock (other than Disqualified Stock and a public offering pursuant to a registration statement on Form S-8) of Consoltex USA within 90 days of such public offering at a redemption price equal to 110% of the principal amount of such Notes, plus accrued and unpaid interest to the redemption date; PROVIDED that at least US$80 million in aggregate principal amount of Notes remain outstanding immediately after giving effect to such redemption.

     (c) In addition, prior to October 1, 1998, the Issuers may, at their option, redeem the Notes, in whole or in part, at any time within 180 days after a Change of Control, upon not less than 30 nor more than 60 days' notice to each Holder of Notes, at a redemption price equal to the sum of
(i) the principal amount thereof plus (ii) accrued and unpaid interest to the date of redemption plus (iii) the Applicable Make-Whole Premium.

     (d) The Issuers also may, at their option, redeem the Notes, as a whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest to the redemption date, if the Issuers have become or would become obliged in accordance with Section 4.17 of the Indenture to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change in or amendment to the laws (or any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of the Offering Memorandum.

     6. MANDATORY REDEMPTION.

     Except as set forth under paragraph 7 below, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at a purchase price equal to 101 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuers prior to any related Change of Control

Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below or a similar form acceptable to the Trustee.

     (b) If the Issuers or any of their respective Subsidiaries consummate any Asset Sales and the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Sections 3.09 and 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds based upon an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "Offered Price"), in accordance with the procedures set forth in Section 3.09 of the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (a "Deficiency"), the Issuers (or such Subsidiary) may use such Deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero; PROVIDED that the amount of 25 % Excess Proceeds shall constitute Excess Proceeds for purposes of the first offer that is made after the fifth anniversary of the original issuance of the Notes (the "Fifth Anniversary"). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes or a similar form acceptable to the Trustee.

     Notwithstanding the foregoing, in no event shall the Issuers use Excess Proceeds to purchase more than 25 % of the original aggregate principal amount of Notes on or prior to the Fifth Anniversary. If the aggregate Excess Proceeds (disregarding any resetting to zero as described above) resulting from Asset Sales occurring prior to the Fifth Anniversary, less any Deficiencies resulting from any offers made on or prior to such date, exceed 25 % of the original aggregate principal amount of the Notes (such excess being the "25% Excess Proceeds"), then the Issuers shall make an offer at the Offered Price in accordance with the foregoing provisions
(i) promptly after the Fifth Anniversary, in the event the amount of the 25% Excess Proceeds exceeds $10 million or (ii) at such time as the amount of the 25% Excess Proceeds together with the Excess Proceeds received after the Fifth Anniversary exceeds $10 million, in the event the amount of the 25% Excess Proceeds is less than $10 million.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. SUBORDINATION. Each Holder by accepting a Note agrees that the Indebtedness evidenced by each Note is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or the Guarantors' obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article 5 or Article 10 of the Indenture, to provide for additional Guarantors or the release of Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     13. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Issuers default in the payment when due of interest on the Notes and the default continues for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture); (ii) the Issuers default in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) the Issuers fail to comply with Section 4.15 of the Indenture; (iv) the Issuers or any Guarantor fail to observe or perform any other covenant, warranty or other agreement in the Indenture or the Notes and such failure continues for 60 days after written notice of such failure shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25 % in aggregate principal amount of the Notes then outstanding; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of their respective Subsidiaries (or the payment of which is guaranteed by either Issuer or any of their respective Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $10 million or more; (vi) Consoltex Group or any of its Subsidiaries fails to pay final judgments aggregating in excess of $10 million, which judgments are not satisfied or stayed for a period of 60 consecutive days; (vii) certain events of bankruptcy or insolvency occur with respect to the Issuers or any of their Subsidiaries; or (viii) except as permitted by the Indenture, any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guarantee of such Guarantor and such condition shall have continued for a period of 60 days after written notice of such failure requiring the relevant Guarantor and the Issuers to remedy the same shall have been given to the issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately: PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 of the Indenture shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness or (ii) five Business Days after receipt by the Issuers and the agent (or, in the absence of such agent, the lender) under the Credit Agreement (so long as any Indebtedness is outstanding thereunder) of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the issuers or any of their respective Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 of the Indenture were computed (which calculations may be based upon Consoltex Group's latest financial statements), and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to above.

19. GUARANTEE. Payment of principal of, premium, if any, and interest on the Notes, and interest on overdue principal and overdue interest, if lawful, as well as all other obligations under the Notes and the Indenture, is unconditionally guaranteed by each Guarantor on a joint and several basis. Such guarantee is subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Issuers.

     20. ADDITIONAL AMOUNTS. The Issuers shall pay to Holders such Additional Amounts as may become due and payable under Section 4.17 of the Indenture.

     21. INDENTURE AND REGISTRATION RIGHTS AGREEMENT. Each Holder, by accepting a Note, agrees to be bound to all of the terms and provisions of the Indenture and the Registration Rights Agreement, as the same may be amended from time to time.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     Consoltex Group Inc.
     125 Chabanel Street Ouest
     Montreal, Quebec H2N 1E4 Canada
     Attention: Corporate Secretary

                                ASSIGNMENT FORM


 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                 (Insert assignee's soc. sec. or tax I.D. no.)


             (Print or type assignee's name, address and zip code)


and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
Your Signature:

     (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:
     ( Section 4.10               (  Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the principal amount you elect to have purchased: US$

Date:
          (Sign exactly as your name appears on the Note)

             Tax Identification No.:

Signature Guarantee.

                                   Exhibit B
                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF NOTES

Re:  11% Series  [A/B]  Senior  Subordinated  Notes due 2003 of
Consoltex Group Inc. and Consoltex (USA) Inc.

This Certificate relates to US$ _______ principal amount of Notes held in 2( __________ book-entry or * __________ definitive form by ____________________________________________ (the "Transferor").

The Transferor*:

(    has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such global Note
(or the portion thereof indicated above); or

(    has requested the Trustee by written order to exchange or
 register the transfer of a Note or Notes.

 In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section
2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

(    Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section
2.06(d)(i)(A) of the Indenture).

(    Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the ndenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii
(B) or Section 2.06(d)(i)(B) of the Indenture).

(    Such Note is being transferred pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)
B)or Section 2.06(d)(i)(B) of the Indenture).

(    Such Note is being transferred in accordance  with Rule 144 under the
Securities Act or in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act shall be provided upon request by either Issuer
(in  satisfaction  of  Section 2.06(s)(ii)(C) of the Indenture).


                              ============================
                              [INSERT NAME OF TRANSFEROR]


                              By: =======================


					Date: ======================

                                                      EXHIBIT 4.2


                           SUPPLEMENTAL INDENTURE
                  =======================================


                             CONSOLTEX GROUP INC.
                             CONSOLTEX (USA) INC.
                                CONSOLTEX INC.
                       THE BALSON-HERCULES GROUP, LTD.
                        LINQ INDUSTRIAL FABRICS, INC.
                            RAFYTEK, S.A. DE C. V.
                        CONSOLTEX MEXICO, S.A. DE C.V.

                                     and

                  FIRST TRUST NATIONAL ASSOCIATION, TRUSTEE


                            SUPPLEMENTAL INDENTURE


                         Dated as of August 18, 1994



                                      to

                                  INDENTURE

                        Dated as of September 30, 1993

               Supplementing and amending the Indenture dated
      as of September 30, 1993, among CONSOLTEX GROUP INC., CONSOLTEX
       (USA) INC., CONSOLTEX INC., THE BALSON-HERCULES GROUP, LTD.,
                      LINQ INDUSTRIAL FABRICS, INC. and
                 FIRST TRUST NATIONAL ASSOCIATION, Trustee
                              with respect to
            11 % Series A Senior Subordinated Notes due 2003
            11 % Series B Senior Subordinated Notes due 2003

SUPPLEMENTAL INDENTURE dated as of August 18, 1994 among Consoltex Group Inc., a Canadian corporation ("Consoltex Group"), Consoltex
(USA) Inc., a New York corporation ("Consoltex USA" and, together with Consoltex Group, the "Issuers"), Consoltex Inc., a Quebec corporation, The Balson-Hercules Group, Ltd., a Rhode Island corporation ("Batson-Hercules"), LINQ Industrial Fabrics, Inc., a Delaware corporation ("LINQ" and, together with Consoltex Inc. and Batson-Hercules, the "Original Guarantors), Consofex Mexico S.A. de C.V., a corporation organized under the laws of Mexico ("Consoltex Mexico"), Rafytek, S.A. de C.V., a corporation organized under the laws of Mexico ("Rafytek" and,together with Consoltex Mexico, the "New Guarantors") and First Trust National Association, as trustee (the "Trustee") with respect to the 11 % Series A Senior Subordinated Notes due 2003 of the Issuers and the 11 %" Series B Senior Subordinated Notes due 2003 of the Issuers issued in exchange therefor (collectively, the "Notes").

                             RECITALS

The Issuers, each of the Original Guarantors and the Trustee are parties to an indenture dated as of September 30, 1993 (the "Indenture"), pursuant to which the Issuers issued $120,000,000 aggregate principal amount of the Notes and the Original Guarantors guaranteed all of the obligations of the Issuers with respect to the Notes on a Subordinated basis.

Consoltex USA, Consoltex Mexico, Jose Ma. Funtanet Marti, Nicholas Xacor Eljure, Jofuma, S.A. de C.V., Jordax, S.A.
de C.V., Propitecnica, S.A. de C.V. and Gruppo Marel, S.A. de C.V. have entered into an agreement pursuant to which Consoltex Mexico will acquire all of the equity interests of Rafytek
(the "Acquisition").

Upon consummation of the Acquisition, Consoltex Mexico and Rafytek will be Significant Subsidiaries of Consoltex USA under the Indenture.

Section 4.13 of the Indenture provides that neither Issuer nor any of their respective Subsidiaries shall acquire or form a Significant Subsidiary, unless the Issuers (a) designate such Significant
Subsidiary as an Unrestricted Subsidiary pursuant to the terms of the Indenture or (b) cause such Significant Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Significant Subsidiary shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis.

Each of the New Guarantors is duly authorized to execute and deliver this Supplemental Indenture and to guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis.

All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed have been performed and fulfilled.

NOW, THEREFORE, for value received, it is agreed as follows:

SECTION 1.01. DEFINED TERMS. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

SECTION 1.02. ADDITIONAL GUARANTEES. Each of the New Guarantors agrees that it shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis as provided in Sections 4.13 and 10.01 of the Indenture. References in the Indenture to the term "Guarantor" or "Guarantors" shall be deemed to include each of the New Guarantors.

SECTION 1.03. CONSENT TO JURISDICTION. The New Guarantors each irrevocably

 (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court therefrom in any action or proceeding arising out of or relating to this Supplemental Indenture;

 (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court;

 (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

 (d) consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such New
 Guarantor, at its address maintained in the records of the Issuers;
 and

 (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section 1.03 shall affect the right of any party hereto or any Holder to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any action or proceeding against the Issuers or any Guarantor or their respective property in the courts of other jurisdictions.

SECTION 1.04. CONDITION TO EFFECTIVENESS. This Supplemental Indenture shall become effective on and as of the date counterparts hereof shall have been executed and delivered by each of the parties hereto.

SECTION 1.05. RECITALS. The Trustee shall not be responsible in any manner for the correctness of the recitals herein contained, all of which are made by the Issuers or THE GUARANTORS. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 1.06. CONFIRMATION. Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

SECTION 1.07. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.08. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



Dated as of August 18 , 1994     CONSOLTEX GROUP INC.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford


Dated as of August 18 , 1994     CONSOLTEX (USA) INC.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford


Dated as of August 18 , 1994     CONSOLTEX INC.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford

Dated as of August 18 , 1994     THE BALSON-HERCULES GROUP, LTD.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford


Dated as of August 18 , 1994     LINQ INDUSTRIAL FABRICS, INC.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford


Dated as of August 18 , 1994     RAFYTEK, S.A. DE C.V.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford


Dated as of August 18 , 1994     CONSOLTEX MEXICO S.A. DE C.V.

                                 By: /s/Paul J. Bamatter
                                    Name:
                                    Title

Attest:

/s/C. Suzanne Crawford

                                 Dated as of August 18 , 1994 FIRST TRUST
                                 NATIONAL ASSOCIATION, as Trustee

                                 By: /s/Richard Prokosch
                                    Name: Richard Prokosch
                                    Title: Trust Officer

Attest:

__________________________

                                                            EXHIBIT 4.3

CONSENT IN RESPECT OF 11% SENIOR SUBORDINATED NOTES DUE 2003
============================================================

                                                     Execution Version

                                  Consent
                               in Respect of
                           11% SENIOR SUBORDINATED NOTES DUE 2003


     CONSENT (this "CONSENT") given, as of September 18, 2000, by Income Series, Franklin Income Securities Fund and Franklin High Yield Fund (together, "FRANKLIN"), collectively as the holders of a majority of the outstanding 11% Senior Subordinated Notes due 2003 (the "NOTES") issued pursuant to the Indenture dated September 30,1993 (the "FIRST LNDENTURE") among Consoltex Inc., a corporation organized under the laws of New Brunswick, Canada (formerly Consoltex Group Inc.) ("CONSOLTEX INC."), Consoltex (USA) Inc., a New York corporation ("Consoltex USA" and together with Consoltex Inc., the "Issuers"), The Balson-Hercules Group Ltd., a Rhode Island corporation, LINQ Industrial Fabrics, Inc., a Delaware corporation ("LINQ"), Rafytek, S.A. De C.V., a corporation organized under the laws of Mexico ("RAFYTEK'), Consoltex Mexico, S.A. De C.V., a corporation organized under the laws of Mexico ("Consoltex MEXICO" and together with the Issuers, certain affiliates of the Issuers, LINQ and
Rafytek,   the  "Company"),  and  U.S.  Bank  Trust  National  Association
(formerly First Trust National Association), as Trustee.

     WHEREAS,   the  Issuers,  the  original  subsidiary  guarantors  (the
"ORIGINAL GUARANTORS") and the Trustee are parties to the First Indenture pursuant to which the Issuers issued the Notes;

     WHEREAS, the Issuers,  the  Original  Guarantors,  Rafytek, Consoltex
Mexico (together with the Original Guarantors and Rafytek, the "Guarantors") and the Trustee are parties to the Supplemental Indenture, dated August 18,1994 (together with the First Indenture, the "INDENTURE");

     WHEREAS, Section 9.02 of the Indenture authorizes the Issuers, the Guarantors and the Trustee, from time to time, with the consent of the holders of not less than a majority in principal amount of Notes and when authorized by appropriate action, to amend or supplement the Indenture by supplemental indenture for the purpose therein set forth; and

      WHEREAS, Franklin holds not less than a majority in principal amount ofNotes and hereby agrees to the amendment of ceTtain terms and conditions of the Indenture as more fully set forth, herein.

      NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:

      Section 1. CONSENT. Franklin hereby consents to the: (a) waiver (the "Waivers") of the ISSUERS' OBLIGATIONS UNDER (I) SECTION 4.15 OF THE INDENTURE, INCLUDING THE ISSUERS' OBLIGATION TO MAKE a change of Control Offer (as defmed in the Indenture), (ii) Section 4.14 of the Indenture,
 (iii) SECTION 4.11 of the Indenture, (iv) Section 4.10 of the Indenture and (v) Section 4.07 of the Indenture, in each case, in connection with, and only to the extent necessary to accomplish, the restructuring of the COMPANY (the "RESTRUCTURING"), as shown on EXHIBIT 1 attached hereto and
 (b) amendment of the Indenture, as set forth in EXHIBIT 2 attached hereto (the "AMENDMENTS"). Franklin agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent to the Restructuring, the Waivers and the Amendments as permitted by Section 9.02 of the Indenture. Franklin understands and agrees that (1) this Consent shall be effective on, and remain in full force and effect from, the date this Consent is accepted by the Issuers; (2) the Company will be deemed to have accepted this Consent if, as and when this Consent is countersigned by the Issuers; and (3) from and after the date hereof, this Consent shall be IRREVOCABLE; PROVIDED, HOWEVER, that in no event shall this Consent be effective unless American Industrial Partners Capital Fund lI, L.P. and Les Gantiers Holding B.V. shall have contributed US$7,377,000 and
US$2,133,000 in cash, respectively, to Consoltex Holdings, Inc. on or prior to September 30, 2000.

     Section 2. REPRESENTATIONS AND WARRANTIES. Franklin represents and warrants to the Company that: (a) it is the beneficial owner of the Notes described on Exhibit 3 hereto; (b) it has the full power and authority to give this Consent; (c) this Consent constitutes a valid and legally binding obligation of Franklin, enforceable against Franklin in accordance with its terms; (d) it need not give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated hereby; and (e) it has been given a reasonable opportunity to ask questions relating to the Waivers, the Amendments and the Restructuring and to receive answers thereto frozen the Issuers, and all such questions have been adequately answered to the satisfaction of Franklin. Each of the Issuers represents and warrants to Franklin that each of them, as of the date hereof, is in compliance with the Indenture.

      Section 3. LIMITED INDEMNITY. TO the extent of breaches of Section 2 hereof, Franklin shall indemnify each of the Company and the Trustee, and their respective officers, directors, managers, shareholders, members, partners, employees, agents and representatives (each, an "INDEMNITEE") against any loss, liability, damage, settlement, cost, OX other expense, including reasonable attorneys' fees in connection therewith, to which any such Indemnitee may directly or indirectly become subj ect as a result of any breach by Franklin of its representations or warranties set forth in Section 2 hereof.

      Section 4. MISCELLANEOUS. Franklin agrees, upon request, to execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to perfect Franklin's Consent to the Waivers and Amendments and to consummate the Restructuring. Every obligation of Franklin under this Consent shall be binding upon Franklin's successors, assigns, trustees in bankruptcy and other legal representatives. No amendment or modification of any provision of this Consent shall be effective unless the same shall be set forth in writing and signed by Franklin and the Issuers. This Consent shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. If it is determined by a court of competent jurisdiction that any provision of this Consent is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Consent. This Consent contains the entire agreement among the Issuers and Franklin and supersedes all prior arrangements or understanding with respect thereto- This Consent may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               [END OF PAGE - SIGNATURE PAGE FOLLOWS]

                  WITNESS WHEREOF, the parties have executed this Consent as of the date first above written.





                             Franklin Custodian Funds, Inc., on
                             behalf of Income Series

                             By: /s/Christopher Molumphy
                             Name: Christopher Molumphy
                             Title: Executive Vice-President


                             Franklin Templeton Variable Insurance
                             Products Trust,On behalf of Franklin
                             Income Securities Fund

                             By:/s/Christopher Molumphy
                             Name: Christopher Molumphy
                             Title: Executive Vice-President

                             Franklin Templeton Investment Funds,
                             on behalf, of Franklin High Yield Fund

                             By: /s/Betsy Hofman-Schwab
                             Name: Betsy Hofman-Schwab
                             Title: Portfolio Manager, V.P.


Accepted as of September __, 2000:

CONSOLTEX INC.

By: _____________________________
Name:
Title:

CONSOLTEX (USA) INC.

By:  _____________________________
Name:
Title

                 WITNESS WHEREOF, the parties have
executed this Consent as of the date first above written.




                           Franklin Custodian Funds, Inc., on
                           behalf of Income Series

                           By:
                           Name:
                           Title:


                           Franklin Templeton Variable Insurance
                           Products Trust, On behalf of Franklin
                           Income Securities Fund

                           By:
                           Name:
                           Title:

                           Franklin Templeton Investment Funds,
                           on behalf, of Franklin High Yield Fund

                            By:
                            Name:
                            Title:

Accepted as of September __, 2000:

CONSOLTEX INC.

By: /s/Paul J. Bamatter
Name: Paul J. Bamatter
Title:  V.P. Finance & CFO

CONSOLTEX (USA) INC.

By:  /s/Paul J. Bamatter
Name: Paul J. Bamatter
Title: V.P. Finance & CFO

 Corporate Structure Prior to the Restructuring


          CHART OMITTED

Corporate Structure After the Restructuring


     CHART OMITTED

1. AIP/CGI NB Acquisition Corp. ("NB ACQUISITION") exercises option to purchase all of the outstanding multiple voting shares held by Les Gantiers Holding B.V. ("LGH") for a purchase price equal to US$12,164,529.72, which is offset against the unpaid balance of LGH under the loan agreement with NB Acquisition in the amount of US$9,041,53 8.51. NB Acquisition will pay US$3,122,991.22 to LGH in the form of a demand promissory note (the "NOTE").

2. NB Acquisition will amalgamate (the "Amalgamation") with Consoltex Inc., one of the issuers under the Indenture-Consoltex Inc., the successor after the Amalgamation, will be a party to the Second
   Supplemental Indenture, assuming all of the obligations of its predecessor under the Indenture.

3. Consoltex Inc. will distribute all of the capital stock of Consoltex USA to Consoltex Holdings, Inc. in a tax-free transfer.

4. Consoltex, Inc. pays LGH US$3,122,991.22 in cash in satisfaction of the Note. LGH contributes US$2,133,000 to Consoltex Holdings, Inc. ("HOLDINGS") in exchange for a 10.5% convertible PIK debenture maturing October 15, 2003. The capital structure of Holdings immediately after the Restructuring, but prior to the implementation of the management option plan of Holdings, will be as follows:


             PRIOR TO RESTRUCTURING AFTER RESTRUCTUING

           NO.            %       VOTING     NO.       %       VOTING %

AIP     14,887,551.00   82.58%   48,67%   1,000.00  100.00%    100.00%
LGH      3,140,000.00   17.42%   51.33%      -        -          -
TOTAL  118,027,551.00   100.00%  100.00%  1,000.00  100,00%    100.00%



5. Subsidiary mergers: (a) Vera Pak, S.A. de C.V. merges with and into Rafytek, S.A. de C.V. and (b) Marino Technologies de Mexico, S.A. de C.V. sold to, and then merges with and into, Rafytek, S.A. de C.V.

                        DESCRIPTION OF NOTES

Name and Address of Registered Holder (Please include DTC Number):
Bank of New York
Mutual Funds Custody NY
100 Church St., 10th Floor
NY, NY  10286
DTC#: 0901
Held o behalf of Franklin Templeton funds nos. 309, 385 & 829

Certificate Number(s): -

Aggregate Principal Amount(s) Represented*: $67,700,000

Principal Amount(s) as to which Consents are given in the
Solicitation: $67,700,000


Total Principal amount of Notes

Aggregate Principal Amount Represented: $67,700,000
Principal Amount as to which Consent are given in the
Soliciation: $67,700,000

* Unless otherwise indicated in the column labeled "Principal Amount(s) As to Which Consents Are Given in the Solicitation," you will be deemed to have delivered Consent with respect to the entire aggregate principal amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount(s) Represented."

                                                EXHIBIT 4.4


                       SECOND SUPPLEMENTAL INDENTURE
                     ======================================


                              CONSOLTEX INC.
                           CONSOLTEX (USA) INC.
                      THE BALSON-HERCULES GROUP LTD.
                       LINQ INDUSTRIAL FABRICS, INC.
                           RAFYTEK, S.A. DE C.V.
                      CONSOLTEX MEXICO, S.A. DE C.V.

                                   AND

               U.S. BANK TRUST NATIONAL ASSOCIATION, TRUSTEE



                       SECOND SUPPLEMENTAL INDENTURE

                      DATED AS OF SEPTEMBER 29, 2000

                       SECOND SUPPLEMENTAL INDENTURE


This   SECOND   SUPPLEMENTAL   INDENTURE,  (the  "SECOND
SUPPLEMENTAL INDENTURE"), dated as of September 29, 2000, is made by and among Consoltex Inc., a corporation organized under the laws of New Brunswick, Canada and successor after the amalgamation with AIP/CGI NB Acquisition Corp.,
Consoltex (USA) Inc., a New York corporation ("CONSOLTEX USA" and together with Consoltex Inc., the "ISSUERS"), The Balson-Hercules Group Ltd., a Rhode Island corporation, LINQ Industrial Fabrics, Inc., a Delaware corporation ("LINQ"), Rafytek,
S.A. de C.V., a corporation organized under the  laws  of
Mexico  ("RAFYTEK"),  Consoltex  Mexico,  S.A.  de  C.V.,  a
corporation organized under  the  laws  of   Mexico ("CONSOLTEX
MEXICO" and together with the Issuers, certain affiliates of the Issuers, LINQ and Rafytek, the "COMPANY"), and U.S. Bank Trust National Association (formerly First Trust National Association) (the "TRUSTEE"), governing the 11% Notes due 2003 of the Issuers (the "NOTES").

     WHEREAS,   the   Issuers,  the  original  subsidiary
guarantors (the "ORIGINAL GUARANTORS") and the Trustee are parties to the Indenture, dated September 30, 1993 (the "
FIRST INDENTURE"), pursuant to which the Issuers issued the Notes;


     WHEREAS,  the Issuers, the  Original  Guarantors,  Rafytek,
Consoltex Mexico  (together   with   the   Original   Guarantors
and Rafytek, the "GUARANTORS") and the Trustee are parties to the Supplemental Indenture, dated August 18, 1994 (together with the First Indenture, the "INDENTURE");

     WHEREAS, Section 9.02 of the Indenture authorizes the Issuers, the Guarantors and the Trustee, from time to time, with the consent of the Holders of not less than a majority in principal amount of Notes and when authorized by appropriate action, to amend or supplement the Indenture by supplemental indenture for the purpose therein set forth;

     WHEREAS, in accordance with Section 9.02 of the Indenture, the Trustee, the Issuers, the Guarantors and the Holders of not less than a majority in principal amount of the Notes as of the date hereof have agreed to amend or supplement certain terms and conditions of the Indenture to permit the restructuring of the Company and Consoltex Holdings, Inc. ("CHI") as more fully set forth herein; and

     WHEREAS, the Issuers and the Guarantors, by appropriate corporate action, have determined to amend and supplement the provisions of the Indenture in the manner described herein and have taken all acts necessary to duly authorize, execute and deliver this Second Supplemental Indenture and to constitute this Second Supplemental Indenture a legal, valid and binding agreement of each of the Issuers and the Guarantors enforceable against each of them in accordance with the terms herein.


     NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:

                                 ARTICLE 1

                     DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION

     Section 1. GENERAL.   For  all  purposes of this Second
Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding
Articles and Sections of this Second Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as amended and supplemented by this Second Supplemental
Indenture; and

          (c) the terms "hereof," "herein," "hereby," "hereto,"
"hereunder" and "herewith" refer to this Second Supplemental
Indenture.

                                 ARTICLE 2

                          AMENDMENTS TO INDENTURE

     Section 1.c. AMENDMENT OF SECTION 1.01.

          (a) Section 1.1 of the Indenture is hereby amended by deleting the definition of "GAAP" and replacing it in its entirety with the following:

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          (b) Section 1.1 of the Indenture is hereby amended by inserting immediately after the definition of "CHANGE OF CONTROL" and immediately before the definition of "CONSOLIDATED NET INCOME" the following:

          "CHI" means Consoltex Holdings, Inc., a Delaware corporation.

          (c) Section 1.1 of the Indenture is hereby amended by deleting the definition of "CHANGE OF CONTROL" and replacing it in its entirety with the following:

          "CHANGE OF CONTROL" means the occurrence of any of the following:

               (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of CHI to any person or group(as such term is used in Section 13(d)(3) of the Exchange Act)(other than the Principals or their Related Parties);

               (ii) the adoption of a plan relating to the liquidation or dissolution of CHI; or

               (iii) the acquisition by any person or group as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties) of direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of CHI by way of amalgamation, merger or consolidation or otherwise.

          (d) Section 1.1 of the Indenture is hereby amended by deleting the definition of "PRINCIPALS" and replacing it in its entirety with the following:

          "PRINCIPALS" means American Industrial Partners Capital
Fund II, L.P., a Delaware limited partnership, and its Affiliates.

          (e) Section 1.1 of the Indenture is hereby amended by inserting immediately after the definition of "SIGNIFICANT
SUBSIDIARY" and immediately before the definition of "SUBSIDIARY" the following:

          "SPECIAL  CONTRIBUTION"   means  the  cash
contribution of US$11,587,000 from CHI to any of the Issuers, US$9,464,000 of which was contributed to CHI by American Industrial Partners Capital Fund II, L.P., and US$2,123,000 of which was contributed to CHI by Les Gantiers Holding B.V.

     Section 2.e. AMENDMENT OF SECTION 4.07. Section 4.07 of the
Indenture is hereby amended by  inserting in subsection
(c)  thereof  immediately preceding the comma ending
"CLAUSE (Y)" the following:

     ; PROVIDED, HOWEVER, that the Special Contribution shall not be included in the calculation under this clause (y).

     Section 3.e. AMENDMENT OF SECTION 4.11. Section 4.11 of the Indenture is hereby amended by deleting "PROVISO
(III)" and replacing  it  in  its entirety with the following:

               (iii) the  payment of reasonable fees to the
Principals and  their  Affiliates   in   connection   with
consulting, management,   investment   banking  or  financial
advisory services  rendered  to  the  Issuers   or  their
respective Subsidiaries   in   an  aggregate  amount  not   to
exceed US$1.4 million per annum,

     Section 4.e. AMALGAMATION OF CONSOLTEX INC. AND AIP/CGI NB ACQUISITION CORP. Immediately upon the effectiveness of the amalgamation of Consoltex Inc. and AIP/CGI NB Acquisition Corp. (the "AMALGAMATION"), Consoltex Inc., the successor after the Amalgamation, hereby assumes all of the obligations of its predecessor hereunder and under the Indenture and the Notes.

                                 ARTICLE 3

                               MISCELLANEOUS

     Section 1.e. EFFECTIVENESS.   This Second Supplemental
Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.


  Section 2.e. GOVERNING LAW.  This Second Supplemental
Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely in that State.

     Section 3.e. COUNTERPARTS.   This Second Supplemental
Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section  4.e.  SEVERABILITY.   In case any provision  in
this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section  5.e.   RATIFICATION.    Except   as   expressly
amended or supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as amended or supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Issuers, the Guarantors and the Trustee.

     Section 6.e. TRUSTEE.   The  Trustee accepts the trusts
created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Second Supplemental Indenture.

     Section 7.e. RECITALS.   The  recitals contained herein
shall be taken as statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 8.e. REAFFIRMATION. The parties hereto make and reaffirm as of the date of execution of this Second
Supplemental Indenture all of their respective representations, covenants and agreements set forth in the Indenture.

     Section 9.e. ASSIGNMENT. All covenants and agreements of the Issuers, the Guarantors and the Trustee in this Second
Supplemental Indenture shall bind each of their respective successors and assigns, whether so expressed or not.

     Section  10.e.  THIRD-PARTY BENEFICIARIES.   Nothing  in
this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 11.e. TRUST INDENTURE ACT. If any provisions hereof limit, qualify or conflict with a provision of the Trust Indenture Act of 1939, as may be amended from time to time
(the "TIA"), required under the TIA to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

     Section  12.e.  UNITY.   All provisions of  this  Second
Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Second Supplemental
Indenture, shall be read, taken and construed as one and the same instrument.

                               [END OF PAGE]
                         [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

CONSOLTEX INC.

By:/s/Paul J. Bamatter
   Name:Paul J. Bamatter
   Title:V-P Finance and CFO


CONSOLTEX (USA) INC.

By:/s/Paul J. Bamatter
   Name:Paul J. Bamatter
   Title:V-P Finance and CFO


THE BALSON-HERCULES GROUP, LTD.

By:/s/Paul J. Bamatter
   Name:Paul J. Bamatter
   Title:V-P Strategic Planning


LINQ INDUSTRIAL FABRICS, INC.

By:/s/Paul J. Bamatter
   Name:Paul J. Bamatter
   Title:V-P, Strategic Planning

RAFYTEK, S.A. DE C.V.

By:/s/Paul J. Bamatter
   Name:Paul J. Bamatter
   Title:Director

CONSOLTEX MEXICO, S.A. DE C.V.

By:/s/C. Suzanne Crawford
   Name:C. Suzanne Crawford
   Title:Attorney-in-Fact


U.S. BANK TRUST NATIONAL ASSOCIATION

By:
   Name:
   Title:

CONSOLTEX MEXICO, S.A. DE C.V.

By:
   Name:
   Title:


U.S. BANK TRUST NATIONAL ASSOCIATION

By:/s/Joel J. Geist
   Name:Joel J. Geist
   Title:Asst V-P

                                                          EXHIBIT 4.5

                                                          EXECUTION VERSION








                         CONSOLTEX HOLDINGS, INC.
                              CONSOLTEX INC.
                           CONSOLTEX (USA) INC.
                      THE BALSON-HERCULES GROUP LTD.
                       LINQ INDUSTRIAL FABRICS, INC.
                           RAFYTEK, S.A. DE C.V.
                      CONSOLTEX MEXICO, S.A. DE C.V.

                                    AND

               U.S. BANK TRUST NATIONAL ASSOCIATION, TRUSTEE


                   ____________________________________

                       THIRD SUPPLEMENTAL INDENTURE

                        DATED AS OF APRIL 12, 2001
                   ____________________________________

                       THIRD SUPPLEMENTAL INDENTURE


     This THIRD SUPPLEMENTAL INDENTURE, (the "THIRD SUPPLEMENTAL INDENTURE"), dated as of April 12, 2001, is made by and among Consoltex Holdings, Inc., a Delaware corporation and the parent of the Issuers (the "NEW GUARANTOR"), Consoltex Inc., a corporation organized under the laws of New Brunswick, Canada and successor after the amalgamation with AIP/CGI NB Acquisition Corp., Consoltex (USA) Inc., a New York corporation ("CONSOLTEX USA" and together with Consoltex Inc., the "ISSUERS"), The Balson-Hercules Group Ltd., a Rhode Island corporation, LINQ Industrial Fabrics, Inc., a Delaware corporation ("LINQ"), Rafytek, S.A. de C.V., a corporation organized under the laws of Mexico ("RAFYTEK"), Consoltex Mexico, S.A. de C.V., a corporation organized under the laws of Mexico ("CONSOLTEX MEXICO"), and U.S. Bank Trust National Association (formerly First Trust National Association) (the "TRUSTEE"), governing the 11% Notes due 2003 of the Issuers (the "NOTES").

     WHEREAS, the Issuers, the original subsidiary guarantors (the "ORIGINAL GUARANTORS") and the Trustee are parties to the Indenture, dated September 30, 1993 (the " FIRST INDENTURE"), pursuant to which the Issuers issued the Notes;

     WHEREAS, the Issuers, the Original Guarantors, Rafytek, Consoltex Mexico (together with the Original Guarantors and Rafytek, the "GUARANTORS") and the Trustee are parties to the Supplemental Indenture, dated August 18, 1994, and the Second Supplemental Indenture, dated September 29, 2000 (together with the First Indenture, the "INDENTURE");

     WHEREAS, Section 9.01(d) of the Indenture authorizes the Issuers, the Guarantors and the Trustee, from time to time, without the consent of any Holder, to amend or supplement the Indenture by supplemental indenture to provide for additional Guarantors;

     WHEREAS, in accordance with Section 9.01(d) of the Indenture, the Trustee, the Issuers, and the Guarantors have agreed to add the New Guarantor as a Guarantor under the Indenture; and

     WHEREAS, the Issuers and the Guarantors, by appropriate corporate action, have determined to amend and supplement the provisions of the Indenture in the manner described herein and have taken all acts necessary to duly authorize, execute and deliver this Third Supplemental Indenture and to constitute this Third Supplemental Indenture a legal, valid and binding agreement of each of the Issuers and the Guarantors enforceable against each of them in accordance with the terms herein.

     NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:
                                 ARTICLE 1

                     DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION

     Section 1.1. GENERAL. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as amended and supplemented by this Third Supplemental Indenture; and

          (c) the terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Third Supplemental Indenture.

     Section 1.2. ADDITIONAL GUARANTEE. The New Guarantor agrees that it shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis as provided in Section 10.01 of the Indenture. References in the Indenture to the term "Guarantor" or "Guarantors" shall be deemed to include the New Guarantor.

     Section 1.3. CONSENT TO JURISDICTION.  The New Guarantor irrevocably

          (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court therefrom in any action or proceeding arising out of or relating to this Third Supplemental Indenture;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court;

          (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

          (d) consents to the services of any and all process in any action or proceeding by the mailing of copies of such process to the New Guarantor, at its address maintained in the records of the Issuers; and

          (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section 1.3 shall affect the right of any party hereto or any Holder to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any action or proceeding against the Issuers or any Guarantor or their respective property in the courts of other jurisdictions.

                                 ARTICLE 2

                               MISCELLANEOUS

     Section 2.1. EFFECTIVENESS.   This Third Supplemental  Indenture shall
become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.

     Section 2.2. GOVERNING LAW. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely in that State.

     Section 2.3. COUNTERPARTS. This Third Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 2.4. SEVERABILITY. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.5. RATIFICATION. Except as expressly amended or supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as amended or supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Issuers, the Guarantors and the Trustee.

     Section 2.6. TRUSTEE. The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Third Supplemental Indenture.

     Section 2.7. RECITALS. The recitals contained herein shall be taken as statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

     Section 2.8. REAFFIRMATION. The parties hereto make and reaffirm as of the date of execution of this Third Supplemental Indenture all of their respective representations, covenants and agreements set forth in the Indenture.

     Section 2.9. ASSIGNMENT. All covenants and agreements of the Issuers, the Guarantors and the Trustee in this Third Supplemental Indenture shall bind each of their respective successors and assigns, whether so expressed or not.

     Section 2.10. THIRD-PARTY BENEFICIARIES. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 2.11. TRUST INDENTURE ACT. If any provisions hereof limit, qualify or conflict with a provision of the Trust Indenture Act of 1939, as may be amended from time to time (the "TIA"), required under the TIA to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

     Section 2.12. UNITY. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                               [END OF PAGE]
                         [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

                                  CONSOLTEX HOLDINGS, INC.



                                  By: ____________________________________
                                   Name:
                                   Title:


                                  CONSOLTEX INC.



                                  By: ____________________________________
                                   Name:
                                   Title:


                                  CONSOLTEX (USA) INC.


                                  By: ____________________________________
                                   Name:
                                   Title:


                                  THE BALSON-HERCULES GROUP LTD.


                                  By: ____________________________________
                                   Name:
                                   Title:

                                  LINQ INDUSTRIAL FABRICS, INC.



                                  By: ____________________________________
                                   Name:
                                   Title:

                                  RAFYTEK, S.A. DE C.V.


                                  By: ____________________________________
                                   Name:
                                   Title:


                                  CONSOLTEX MEXICO, S.A. DE C.V.



                                  By: ____________________________________
                                   Name:
                                   Title:


                                  U.S. BANK TRUST NATIONAL ASSOCIATION



                                  By: ____________________________________
                                   Name:
                                   Title:

                                              EXHIBIT 4.6


                         STOCKHOLDERS AGREEMENT
                       ==========================




                             [EXECUTION COPY]



                          STOCKHOLDERS AGREEMENT


                       dated as of September 9, 1999


                                   among


                       AIP/CGI NB ACQUISITION CORP.

                           CONSOLTEX GROUP INC.,

                        LES GANTIERS HOLDING B.V.,

                           LES GANTIERS LIMITED,

                                    and

                             THE BIG SKY TRUST

                            TABLE OF CONTENTS

                                                               PAGE

SECTION 1.   DEFINITIONS........................................ 1
        1.1  DEFINED TERMS...................................... 1
        1.2  OTHER DEFINITIONAL PROVISIONS; INTERPRETATION...... 6

SECTION 2.  REPRESENTATIONS AND WARRANTIES...................... 6
        2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY....... 6
        2.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS...7
        2.3 REPRESENTATIONS AND WARRANTIES OF LGH AND LGL........7

SECTION 3.  CORPORATE GOVERNANCE............................... 10
        3.1 BOARD OF DIRECTORS................................. 10
        3.2 BOARD COMMITTEES................................... 11
        3.3 FINANCIAL STATEMENTS AND OTHER INFORMATION......... 11
        3.4 AFFIRMATIVE COVENANTS.............................. 12
        3.5 NEGATIVE COVENANTS................................. 13
        3.6 ARTICLES OF INCORPORATION AND BY-LAWS.............. 15

SECTION 4.  TRANSFERS RESTRICTIONS; OPTION ON LGH SECURITIES... 15
        4.1 TRANSFER OR CONVERSION OF MULTIPLE VOTING SHARES... 15
        4.2 EFFECT OF VOID TRANSFERS OR CONVERSIONS............ 16
        4.3 LEGEND ON SECURITIES............................... 16
        4.4 TRANSFERS OF INTERESTS IN LGH...................... 16
        4.5 OPTION TO PURCHASE LGH SECURITIES.................. 16

SECTION 5.  MISCELLANEOUS...................................... 18
        5.1 EFFECTIVENESS AND TERMINATION...................... 18
        5.2 ADDITIONAL SECURITIES SUBJECT TO AGREEMENT......... 18
        5.3 INJUNCTIVE RELIEF.................................. 18
        5.4 OTHER AGREEMENTS................................... 18
        5.5 AMENDMENTS......................................... 19
        5.6 SUCCESSORS......................................... 19
        5.7 NOTICES............................................ 19
        5.8 INTEGRATION ........................................20
        5.9 SEVERABILITY....................................... 20
        5.10 COUNTERPARTS...................................... 20
        5.11 GOVERNING LAW..................................... 20
        5.12 JURISDICTION ......................................20

         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT"), is made as of September 9, 1999 among Consoltex Group Inc., a corporation subject to the laws of Canada (the "COMPANY"), AIP/CGI NB Acquisition Corp., a corporation subject to the laws of New Brunswick ("AIP"), Les Gantiers Holding B.V., a company subject to the laws of the Netherlands ("LGH"), Les Gantiers Limited, a company incorporated under the laws of Jersey ("LGL"), and The Big Sky Trust, a trust established under the laws of the Island of Jersey (the "TRUST").

                           W I T N E S S E T H :

          WHEREAS, AIP and the Company are entering into a certain letter agreement of even date herewith the "OFFER AGREEMENT") pursuant to which AIP will agree, subject to the conditions set forth therein, to make a tender offer for all of the outstanding Subordinate Voting Shares the "TENDER OFFER"); and

          WHEREAS, AIP requires, as a condition to its execution of the Offer Agreement that it enter into this Agreement with the Company, LGH, LGL, and the Trust, and in light of the substantial direct and indirect benefits that each expects to realize as a result of the Tender Offer, such other persons desire to enter into this Agreement with AIP.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          SECTION 1.DEFINITIONS

          1.1* DEFINED TERMS. As used in this Agreement, terms defined in the headings and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "AFFILIATE" means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with, such Person. For purposes of the foregoing definition, "control" shall have the meaning specified in Rule 12b-2 under the Exchange Act.

          "AIP LOAN AGREEMENT" means the Loan Agreement to be entered into between LGH and AIP, dated as of the Closing Date.

          "BOARD OF DIRECTORS" means, unless the context otherwise indicates, the Board of Directors of the Company, as the same shall from time to time be constituted.

          "CAPITAL EXPENDITURES" means all expenditures
(consistent with past practice and established Company policy) for any capital or fixed assets or improvements, or for replacements, substitutions or additions thereto
(including the principal portion of capitalized lease obligations but excluding expenditures which are fully expensed in the period incurred in accordance with GAAP consistently applied).

          "COATTAIL AGREEMENT" means the Trust Agreement made as of March 22, 1993 among LGH, Richard H. Willett,
Anne Elizabeth Willett, the Company and Montreal Trust Company, as amended.

          "CLAIRVEST LOAN AGREEMENT" means that certain Loan
Agreement among LGH, LGL, RHW and Clairvest Group Inc., dated
January 13, 1997, and related security agreements, as amended.

          "CHANGE OF CONTROL" means (a) a "change of control" under the Credit Agreement or (b) a "change of control" under the Indenture; PROVIDED that for purposes of Section 4.5(e)
ii) hereof, Change of Control shall not include any event
(i) resulting from Richard H. Willett's gross negligence or willful misconduct in the performance of his duties as a director or officer of the Company or any of its Subsidiaries or
(ii) resulting from actions taken by LGH, LGL or the Trust in material violation of this Agreement.

          "CLOSING DATE" means the date the Subordinate Voting
Shares are taken up and paid for pursuant to the Tender Offer.

          "COMPANY OPTION" means the option issued by the Company, granting AIP the right to purchase Subordinate Voting Shares of the Company pursuant to that certain Option Agreement of even date herewith.

          "COMPANY SALE" means the consummation of a transaction, whether in a single transaction or in a series of related and substantially contemporaneous transactions, with a Third Party or a group of Third Parties that are Affiliates of each other pursuant to which such party or parties (a) acquire
(whether by merger, consolidation, or transfer or issuance of capital stock or otherwise) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or
(b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis).

          "CREDIT AGREEMENT" means the Credit Agreement, dated March 19, 1996 among the Company, certain of its subsidiaries, National Bank of Canada and NationsBank, National Association and the other lenders thereto from time to time, as amended, restated or supplemented.

          "DEFAULT" means (a) an event of default under the Credit Agreement, (b) an event of default under the Indenture,
(c) the occurrence of a Change of Control or (d) gross negligence or willful misconduct by Richard H. Willett in the performance of his duties as a director or officer of the Company or any of its Subsidiaries which continues uncured after a period of 30 days following written notice thereof from the Company to Richard H. Willett.

          "EXCHANGE ACT" means the United States Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTY AGREEMENT" means the Guaranty Agreement, in favor of Les Gantiers Holding, B.V., dated as of the date hereof, of American Industrial Partners Capital Fund II, L.P.

          "INDEBTEDNESS" means, with respect to any Person,
(a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than current trade payables and other current liabilities incurred in the ordinary course of business), (d) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit),
(e) any obligations for which a Person is obligated pursuant to a guaranty, (f) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss,
(g) any indebtedness secured by a Lien on a Person's assets, and (h) net obligations under hedging arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          "INDENTURE" means the Indenture, dated as of September 30, 1993,among the Company, certain of its subsidiaries and First Trust National Association, as Trustee.

          "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code, personal property legislation in Canada or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person
(other than any subordination arising in the ordinary course of business).

          "LOAN PURCHASE AGREEMENT" means that certain Loan
Purchase Agreement among AIP, Clairvest Group Inc., certain other parties and the Company, dated as of the date hereof.

          "MANAGEMENT SERVICES AGREEMENT" means the Management
Services Agreement attached hereto as Exhibit 1 to be executed on the Closing Date.

          "LOCK-UP AGREEMENT" means the Lock-up Agreement, dated as of the date hereof, between AIP and Clairvest Group Inc.

          "MULTIPLE VOTING SHARES" means the Multiple Voting
Shares in the capital of the Company.

          "OPTION AGREEMENT" means the Option Agreement, dated the date hereof, between AIP and the Company.

          "OPTION COMMENCEMENT DATE" means the first to occur of
(i) the consummation of the transactions contemplated by the Loan Purchase Agreement and the Tender Offer and
(ii) a Triggering Event.

          "OPTION EXPIRY DATE" means the earliest of: (i) 5 days after Securities are taken up under, or the effective date of, an Acquisition Proposal (as defined in the Offer Agreement),
(ii) the day the Offer (as defined in the Offer Agreement) expires and the conditions thereto have not been waived or satisfied or the day the Offer is withdrawn and (iii) 255 days after the date of this Agreement.

          "OPTION SHARES" means, prior to the Termination of the Coattail Agreement, 3,140,000 Subordinate Voting Shares issued upon the conversion of 3,140,000 Multiple Voting Shares held by LGH as of the date of this Agreement, and from and after the termination of the Coattail Agreement, means 3,140,000 Multiple Voting Shares held by LGH.

          "ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, statutory arrangement, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Securities are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Securities.

          "PERMITTED INDEBTEDNESS" means (i) outstanding and unpaid principal and interest under the Credit Agreement and the Indenture, (ii) Indebtedness arising from guarantees of the Company in respect of obligations of its Subsidiaries for the purchases of raw materials in the ordinary course of business and (iii) other Indebtedness of the Company and its Subsidiaries not exceeding an aggregate principal amount of $5 million outstanding at any time on a consolidated basis.

          "PERMITTED LIENS" means (a) liens securing obligations under the Credit Agreement; (b) liens on property of a Person existing at the time such Person is amalgamated, merged into or consolidated with the Company or any of its Subsidiaries; PROVIDED that such liens were in existence prior to the contemplation of such amalgamation, merger or consolidation; (c)liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries; PROVIDED that such liens were in existence prior to the contemplation of such acquisition; (d) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(e) liens existing on the date of this Agreement;
(f) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (g) liens incurred in the ordinary course of business of the Company or any of its Subsidiaries with respect to obligations that do not exceed $5 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any of its Subsidiaries.

          "PERSON" means any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental
Authority or other entity of any nature whatsoever.

          "REQUIRED HOLDERS" means holders of Voting Securities possessing at least two-thirds (2/3) of the voting power of all Voting Securities then outstanding.

          "SECURITIES" means Subordinate Voting Shares, Multiple
Voting Shares or other capital stock or equity securities of the Company, whether outstanding on the date hereof or hereafter issued.

          "SET-OFF AMOUNT" means C$13.4 million increasing at a rate of 10.5% per annum from the date hereof (computed on the basis of a 360-day year and the actual number of days elapsed to the Option Closing Date).

          "STOCKHOLDERS" means AIP and LGH.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or more than fifty percent (50%) of the equity interest therein, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "SUBORDINATE VOTING SHARES" means the Subordinate
Voting Shares in the capital of the Company.

          "THIRD PARTY" means any Person other than the Company, the Stockholders the other parties to this Agreement and any trustee or beneficiary of the Trust and all such Person's
Affiliates.

          "TRANSACTION AGREEMENTS" means the Management Services
Agreement, the Company Option and the Guaranty.

          "TRANSFER" means any transfer, sale, assignment, distribution, exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein
(including a transfer of the voting power of such Securities by proxy, voting agreement or otherwise).

          "TRIGGERING EVENT" means the date on which AIP is entitled to receive the Cash Compensation Amount (as defined in the Offer Agreement).

          "VOTING SECURITIES" means any Securities entitled
(without regard to the occurrence of any contingency) to vote in the election of directors.

          1.2  OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.
(a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.REPRESENTATIONS AND WARRANTIES.

          2.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company hereby represents and warrants to the Stockholders that:

          (a) it is a corporation duly incorporated, organized, validly existing and in good standing under the laws of Canada, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action;

          (b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company,enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

          (c) the execution, delivery and performance by the Company of this Agreement and the performance by the Company of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's articles of incorporation or by-laws or any agreement or instrument to which the Company is a party or by which it is bound.

        2.2  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
Each Stockholder (as to itself only) represents and warrants to the Company and the other Stockholder that:

          (a) this Agreement has been duly and validly executed and delivered by such Stockholder and this Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer,reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

          (b) the execution, delivery and performance by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder will not, with or without the giving of notice or lapse of time,or both (i) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Stockholder, or
(iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound.

          2.3  REPRESENTATIONS AND WARRANTIES OF LGH AND LGL.

          (a)  LGH represents and warrants to AIP that:

               (i) LGH is the legal and beneficial owner of and has good title to 3,140,000 Multiple Voting Shares, free and clear of any Liens(other than Liens incurred in connection with the Loan Purchase Agreement, the Coattail Agreement and the Clairvest Loan Agreement); and

               (ii) no event has occurred prior to the date hereof (or, as a result of actions taken prior to the date hereof,is required to occur) that would, when given effect, either by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control.

          (b)  LGL represents and warrants to AIP that:

               (i) LGL is the legal and beneficial owner of all of the issued and outstanding capital stock of LGH;

               (ii) no event has occurred prior to the date hereof (or, as a result of actions taken prior to the date hereof, is required to occur) that would, when given effect, either by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control; and
               (iii)the execution, delivery and performance by LGL of this

Agreement and the performance of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (A) violate any provision of law, statute, rule or regulation to which LGL is subject,
(B) violate any order, judgment or decree applicable to LGL or (C) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which LGL is a party or by which it is bound; and

               (iv)this Agreement has been duly and validly executed and delivered by LGL, and this Agreement constitutes a legal and binding obligation of LGL, enforceable against LGL in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

          (c)  the Trust represents and warrants to AIP that:

               (i) the Trust is the legal and beneficial owner of all of the issued and outstanding capital stock of LGL;

               (ii) the "Willett Family" (as defined in section 3.3.3(a) of the Company's restated articles of incorporation (the "ARTICLES")) is the beneficial owner (as defined in section 3.3.3(b) of the Articles) of Multiple Voting Shares and Subordinate Voting Shares having attached thereto 50% or more of the votes attaching to all of the Multiple Voting Shares and Subordinate Voting Shares outstanding as of the date hereof;

               (iii) no event has occurred prior to the date hereof (or, as a result of actions taken prior to the date hereof, is required to occur) that would, when given effect, either by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control; and
               (iv) the execution, delivery and performance by the Trust of this Agreement and the performance of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (A) violate any provision of law, statute, rule or regulation to which the Trust is subject,
(B) violate any order, judgment or decree applicable to the Trust or (C) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Trust is a party or by which it is bound;

               (v) this Agreement has been duly and validly executed and delivered by the Trust, and this Agreement constitutes a legal and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          SECTION 3.CORPORATE GOVERNANCE.

          3.1 BOARD OF DIRECTORS. (a) Subject to Sections 3.1(b) and 3.1(e), each Stockholder hereby agrees to vote all of the Voting Securities owned or held of record by such Stockholder and to take all other necessary stockholder action so as to elect and to continue in office a Board of Directors and board of directors of each of the Subsidiaries of the Company (to the extent permitted by applicable local law) consisting of five members, of which (i) three (3) members shall be qualified designees of LGH and (ii) two (2) members shall be qualified designees of AIP. LGH agrees to use its best efforts to nominate, remove, and replace its designees to the Board of Directors so that its designees, consistent with their fiduciary duties, are directors who effectively and efficiently manage the operations of the Company.

          (b) Prior to the Closing Date, the Company shall deliver to AIP(i) the resignations provided for in Section 3.1
(i) of the Lock-up Agreement and the resignations of Paul Bamatter, William L. Holt and Henry Winterstern
(the "RESIGNATIONS") and (ii) unanimous resolutions
(the "RESOLUTIONS") of the Board of Directors appointing
James Turner and Sharon Pel as designees of LGH and Kim A. Marvin and Kevin Morris as designees of AIP; PROVIDED, HOWEVER, that the Resignations and Resolutions shall only beeffective as of the Closing Date. In addition, the Company shall cause one of its Subsidiaries to execute the Management Services Agreement on the Closing Date.

          (c) Subject to Section 3.1(e), if AIP or LGH shall notify the other Stockholders of its desire to remove, with or without cause, any director of the Company previously designated by it, each Stockholder shall vote all of the Voting Securities owned or held of record by such Stockholder and to take all other necessary stockholder action so as to cause the removal of such director.

          (d) Subject to Section 3.1(e), if any director designated by AIP or LGH ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director qualified to fill the vacancy created thereby. Each Stockholder agrees to vote all of the Voting Securities owned or held of record by such Stockholder and to take all such other necessary stockholder action so as to cause such designee to be elected or appointed as a director.

          (e) Upon the occurrence and during the continuance of a Default, AIP may, by written notice given to LGH, require LGH to remove any one of its designees from the Board of Directors as AIP directs and elect any qualified person that AIP designates as a replacement director to serve as AIP's designee for the continuation of such Default and LGH shall vote all of the Voting Securities owned or held of record by it and shall take all other necessary stockholder action so as to cause the removal of its designee from, and the election of AIP's designee to, the Board of Directors in such circumstance.

          (f) The Board of Directors shall meet (i) at any time requested in writing by Stockholders holding a majority of the Subordinate Voting Shares then outstanding (provided that such notice is given at least three business days prior to the date of the meeting proposed in such notice), and (ii) in any event not less frequently than quarterly.

          (g) The consent of at least one of the directors designated by AIP shall be required for the Board of Directors to take any action regarding:

          (i) the approval or rejection of the annual budget or business plan of the Company and its Subsidiaries;

          (ii) the hiring, promotion, demotion, retention or termination of any officer or senior manager of the Company or any of its Subsidiaries; and

          (iii) amendments to the Company's by-laws.

          (h) No individual who is an officer, director, partner or the holder of 5% or more of the voting equity of any competitor of the Company or any of its Subsidiaries shall serve as a director unless the other Stockholder consent thereto.

          3.2 BOARD COMMITTEES. (a) Subject to the general oversight and authority of the full Board of Directors, the Board of Directors may establish, empower and maintain such Board committees as the Board of Directors deems necessary or desirable, and the Board of Directors shall establish and maintain a compensation committee and an audit committee.
AIP and LGH shall be entitled to representation on each of the committees of the Board of Directors proportionate to their representation on the Board of Directors; PROVIDED that AIP shall be entitled to designate a majority of the members of the compensation committee and audit committee.

          (b) No action by any committee of the Board of Directors shall be valid unless taken at a meeting for which three business days' prior notice has been duly given or waived by the members of such committee. Such notice shall include a brief description of the general nature of the business to be transacted at the meeting. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. Each of the committees established by the Board of Directors pursuant to this Section
3.2 shall establish such other rules and procedures for its operation and governance as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

          3.3  FINANCIAL STATEMENTS AND OTHER INFORMATION.
The Company shall deliver to AIP:

          (a) as soon as available but in any event within twenty-one days after the end of each monthly accounting period in each fiscal year,unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments and shall be certified by the Company's chief financial officer;

          (b) within sixty days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing that is unqualified with respect to the scope of such firm's examination and the Company's status as a going concern;

          (c) prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant forecasts prepared by the Company and any revisions of such annual or other forecasts;

          (d) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

          (e)  with reasonable promptness, such other
information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3.3 may reasonably request.

          3.4 AFFIRMATIVE COVENANTS. (a) The Company shall cause Consoltex (USA) Inc. to enter into the Management Services
Agreement in the form attached hereto as Exhibit 1.

          (b)  The Company shall, and cause each Subsidiary to:
          (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses; (b) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;
(c) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto; (d) comply with all applicable laws, rules and regulations of all governmental authorities; (e) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business; and (f) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

          3.5 NEGATIVE COVENANTS. Except as otherwise required by the terms of this Agreement, without the prior written consent of the Required Holders, the Company shall not, and shall not cause, permit or suffer any of its Subsidiaries to, directly or indirectly, do any of the following:

          (a) authorize, issue or sell any capital stock or equity securities or any securities convertible into or exercisable or exchangeable for any class or series of capital stock, of the Company or any Subsidiary of the Company (other than the issuance of shares of capital stock to the Company or any Subsidiary of the Company by any Subsidiary of the Company or the issuance of shares of capital stock pursuant to the exercise of the Company Option or other options outstanding as of the date hereof);

          (b) declare or pay dividends or make any distributions on, or redeem or otherwise acquire any shares of any class or series of capital stock or equity securities of the Company
(other than pursuant to the Company Option);

          (c) effect a reclassification, combination, split, or subdivision of any of the capital stock of the Company or any Subsidiary of the Company;

          (d)  amend the articles of incorporation or bylaws
(or equivalent governing documents) of the Company or any Subsidiary of the Company, except as provided in this Agreement;

          (e) adopt any plan or proposal for a complete or partial liquidation or dissolution of the Company or any Subsidiary of the Company or any reorganization or recapitalization of the Company or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors with respect to the Company or any Subsidiary of the Company;

          (f) engage in, or enter into, any lines of business other than the lines of business which the Company and its Subsidiaries are presently engaged in;

          (g) change the fiscal year of the Company or make any material change in accounting policies or procedures of the Company or any Subsidiary of the Company unless required under generally accepted accounting principles in effect in the country in which the Company or any of its Subsidiaries is located or change the fiscal year of the Company;

          (h) create, incur, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness);

          (i) create or suffer to exist any Liens (other than Permitted Liens);

          (j) adopt any stock option, restricted stock or other equity-based compensation plan or increase any compensation or benefits (including any salary, bonuses and other forms of current or deferred compensation) of any director, officer or senior manager (except as required by agreements in force as of the date of this Agreement);

          (k) enter into, amend, modify or supplement or permit any Subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with an Affiliate (other than any Subsidiary of the Company and other than as contemplated by the Tender Offer and the Transaction Agreements) or any entity in which an Affiliate has an interest as a director, officer, employee or greater than 5% stockholder or interest through a family relationship;

          (l) acquire any assets or business, other than acquisitions of inventory inputs, fixed assets and other similar acquisitions in the ordinary course of business;

          (m) enter into any merger, consolidation, business combination, joint venture or other material corporate transaction;

          (n) establish or acquire any Subsidiaries that are not wholly-owned by the Company or any Subsidiaries;

          (o) make or commit to make (whether in one transaction or a series of transactions) Capital Expenditures in excess of amounts set forth in the annual budget approved by the Board of Directors;

          (p) sell, assign, transfer, convey or otherwise dispose of any assets, securities or businesses (other than sales of inventory or other dispositions of assets in the ordinary course of business);

          (q)  amend or modify any provision of the Credit
Agreement, the Indenture or any contract disclosed on Schedule 6
(j) of the Company Disclosure Letter (as defined in the Offer
Agreement);

          (r) repay, repurchase or redeem the notes issued under the Indenture; and

          (s)  enter into any agreement, commitment or
arrangement (other than the Credit Agreement or the Indenture) that would limit the ability of the Company or any of its Subsidiaries to make payment pursuant to the Management
Services Agreement.

          3.6  ARTICLES OF INCORPORATION AND BY-LAWS.

          (a) Immediately following the Closing Date, the Stockholders shall take or cause to be taken all necessary corporate and stockholder action to cause section 3.3.3 of the Company's Restated Articles of Incorporation to be amended to read as follows:

"On the date as the Willett Family (as hereinafter defined) cease to be the beneficial owners in the aggregate of Multiple Voting Shares and Subordinate Voting Shares having attached thereto 50% or more of the votes attaching to all Multiple Voting Shares and Subordinate Voting Shares then outstanding, the Multiple Voting Shares will automatically be converted into a like number of Subordinate Voting Shares."

          (b) The Company and the Stockholders shall take or cause to be taken all necessary corporate and stockholder action to ensure at all times that the Company's Articles of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement and contain such provisions as are necessary to give effect to the provisions contained in this Section 3, including, without limitation, taking any action to (i)obviate the requirement that the Board of Directors be comprised of a majority of Canadian residents (ii) ensure that the Multiple Voting Shares represent 51% of the voting power of the Voting Securities and (iii) provide the Multiple Voting Shares with a liquidation preference of $4.3 million.

    SECTION 4.TRANSFERS RESTRICTIONS; OPTION ON LGH SECURITIES.

   4.1  TRANSFER, CONVERSION OR VOTING OF MULTIPLE VOTING SHARES.

          (a) LGH, LGL and the Trust each hereby agree, subject to the rights of Clairvest Group Inc. under the Clairvest Loan Agreement, that each of them will not, without the prior written consent of AIP, which AIP may grant or withhold in its sole discretion, except as required by the terms of this Agreement,
(i) directly or indirectly Transfer, or permit the Transfer of, as the case may be, any Securities, (ii) except as required hereunder and by the Articles of Incorporation of the Company, convert, or permit the conversion of, as the case may be, any of the Multiple Voting Shares LGH owns into Subordinate Voting Shares or (iii) until AIP has taken up Subordinate Voting Shares under the Offer (as defined in the Offer Agreement) or withdrawn the Offer, exercise the voting rights of the Multiple Voting Shares in respect of any amalgamation, merger, sale of the Company's assets, take-over bid, plan of arrangement, reorganization, recapitalization, shareholder rights plan, liquidation or winding up of, or reverse take-over or other business combination or similar transactions involving the Company or any of its Subsidiaries.

          (b)  LGH, LGL and the Trust each agree that
immediately prior to the Option Closing (as defined below) LGH, LGL and the Trust each will, at the written request of AIP, convert or cause LGH to convert, as the case may be, all of the Multiple Voting Shares LGH holds at such time into Subordinate Voting Shares.

          4.2 EFFECT OF VOID TRANSFERS OR CONVERSIONS. In the event of any purported Transfer of any Securities, or purported conversion of Multiple Voting Shares into Subordinate Voting Shares, in violation of the provisions of this Agreement, such purported Transfer or conversion shall be void and of no effect and the Company shall not give effect to such Transfer or conversion.

          4.3  LEGEND ON SECURITIES.  Each certificate
representing Securities issued to any Stockholder shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
A STOCKHOLDERS AGREEMENT AMONG CONSOLTEX GROUP INC.
(THE "COMPANY") AND CERTAIN OTHER PARTIES. A COPY OF WHICH IS
ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT
IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE
OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE TRANSFERABILITY OF, AND THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY, THE SECURITIES."

          4.4 TRANSFERS OF INTERESTS IN LGH. LGL and the Trust each agree, subject to the rights of Clairvest Group Inc. under the Clairvest Loan Agreement and except for a transfer pursuant to the provisions of this Agreement, that without the prior written consent of AIP, which AIP may grant or withhold in its sole discretion, neither LGL nor the Trust shall Transfer, or permit the Transfer of, as the case may be, any interest in or any asset of LGH, or except as required hereunder, take any action, or cause LGL or the Trust to take any action, that would, by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control.

          4.5  OPTION TO PURCHASE LGH SECURITIES.

          (a)  LGH hereby grants to AIP an irrevocable option
(the "OPTION") to purchase during the period beginning on the Option Commencement Date and ending on October 1, 2003
(the "EXERCISE PERIOD"), subject to the terms of this Agreement, all, but not less than all, of the Option Shares at a price per share in cash equal to C$5.60 (or such greater amount offered for the Subordinate Voting Shares by AIP), increasing in an amount equal to 10.5% per annum (computed on the basis of a 360-day year and the actual number of days elapsed from the date hereof to the Option Closing Date) (the "OPTION PRICE"), subject to adjustment as provided below; provided that, prior to the Closing Date, AIP can only exercise the Option in connection with the consummation of an Acquisition Proposal (as defined in the Offer Agreement) that includes the purchase of the Clairvest Loan Agreement on the terms set forth therein and the purchase by the Person making such Acquisition Proposal of the Subordinate Voting Shares held by Clairvest Group Inc. and its direct or indirect subsidiaries. In no event will the Option be exercisable unless at the Option Closing AIP purchases the Subordinate Voting Shares of

Clairvest Group Inc. and its subsidiaries and purchases the Clairvest Loan Agreement pursuant to the terms of the Loan
Purchase Agreement.

          (b) Any time during the Exercise Period, AIP may exercise the Option by delivering an irrevocable written notice (the date of which is referred to in this Agreement as the "NOTICE DATE"), (i) stating that AIP will acquire the Option Shares from LGH at the Option Price and subject to the other terms and conditions set forth in this Agreement and (ii) specifying a place and date (the "OPTION CLOSING DATE") not earlier than three business days nor later than 20 business days from the Notice Date for the consummation of such purchase
(the "OPTION CLOSING"); PROVIDED that the Option Closing Date may be deferred at the election of AIP so that AIP may obtain any regulatory approvals necessary for its acquisition of the Option Shares.

          (c) At the Option Closing, (i) AIP shall pay to LGH the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option LESS the Set-off Amount in immediately available funds by a wire transfer to a bank account designated by LGH, and (ii) LGH shall sell, assign and transfer the Option Shares to AIP free of all claims, liens, encumbrances, security interests and adverse claims and shall deliver to AIP, if not previously delivered, a certificate or certificates representing the Option Shares purchased by AIP endorsed in blank or accompanied by stock powers executed in blank with signature guarantees, all in form and substance satisfactory to AIP.

          (d) If the Company at any time after the date of this Agreement subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Multiple Voting Shares into a greater number of shares, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Option Shares obtainable upon exercise of the Option shall be proportionately increased. If the Company at any time after the date of this Agreement combines (by reverse stock split or otherwise) its outstanding shares of Multiple Voting Shares into a smaller number of shares, the Option Price in effect immediately prior to such combination shall be proportionately increased and the number of Option Shares obtainable upon exercise of the Option shall be proportionately decreased. Prior to the consummation of any Organic Change after the date of this Agreement, the Company shall make appropriate provision
(in form and substance satisfactory to AIP) to insure that AIP shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Option Shares immediately theretofore acquirable and receivable upon the exercise of the Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Option Shares immediately theretofore acquirable and receivable upon exercise of the Option had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to AIP) with respect to such holders' rights and interests to insure that the provisions of this Section 4.5
(d) shall thereafter be applicable to the Option (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Option Price to the value for the Securities reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Option Shares acquirable and receivable upon exercise of the Option, if the value so reflected is less than the Option Price in effect immediately prior to such consolidation, merger or sale).

          (e)  Any time after the Closing Date, upon
(i) the consummation of a Company Sale, (ii) a Change of Control or (iii) the repayment, repurchase or redemption of the notes issued under the Indenture, AIP agrees to exercise the Option immediately prior to the consummation of the transactions described in clause (i) and (iii) of this Section 4.5(e) and immediately upon a Change of Control.

          SECTION 5.MISCELLANEOUS

          5.1 EFFECTIVENESS AND TERMINATION. Except for Sections 2, 3.1(b), 4.1(a) and 4.4, all of which shall come into effect and be effective from the date hereof and
Section 4.5 which shall come into effect on the Option Commencement Date, all rights and obligations under this Agreement shall come into effect on the Closing Date.
If the Option Commencement Date has not occurred and there is no Closing Date within 10 days after Expiry Time (as defined in the Offer Agreement), then this Agreement shall terminate on the tenth day after the Expiry Time. If the Option Commencement Date occurs prior to the Expiry Time and there is no Closing Date prior to the Option Expiry Date, then this Agreement shall terminate on the Option Expiry Date. If a Closing Date occurs, this Agreement shall terminate on the first to occur of
(a) October 1, 2003 and (b) the date on which AIP exercises its rights to purchase the Option Shares pursuant to Section
4.5.  No termination shall relieve any party hereto from
(i) liability for any breach of this Agreement and (ii) any obligation arising pursuant to Section 4.5 of this Agreement.

          5.2  ADDITIONAL SECURITIES SUBJECT TO AGREEMENT.
Each Stockholder agrees that any other Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of stock options, or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

          5.3 INJUNCTIVE RELIEF. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

          5.4 OTHER AGREEMENTS. During the term of this Agreement, none of the Company or any of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to any Securities which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

          5.5 AMENDMENTS. This Agreement may be amended only by a written instrument signed by the Company and each of the Stockholders.

          5.6 SUCCESSORS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, each of which shall agree, in a writing in form and substance satisfactory to the Company and the Stockholders, to become a party hereto and be bound to the same extent as its transferor hereby.

          5.7 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when delivered by a recognized courier or, in the case of telecopy notice, when transmitted (provided that an appropriate confirmation is received), addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

               if to AIP, to:

               AIP/CGI NB Acquisition Corp.
               c/o American Industrial Partners
               One Maritime Plaza
               Suite 2525
               San Francisco, California 94111
               Attention:  Kim A. Marvin
               Telecopy:  (415) 788-5302

               with a copy to:

               Kirkland & Ellis
               655 Fifteenth Street, N.W.
               12{th} Floor
               Washington, D.C.  20005
               Attention: Michael T. Edsall
               Telecopy:  (202) 879-5200

               if to the Company, to:

               Consoltex Group Inc.
               c/o Consoltex (USA) Inc.
               1040 Avenue of the Americas
               6{th} Floor
               New York, New York 10018
               Attention:  Paul Bamatter
               Telecopy:   (212) 596-0483

               with a copy to:

               Osler, Hoskin & Harcourt
               280 Park Avenue, 30W
               New York, New York  10017
               Attention:  John Stevens

               Telecopy:  (212) 867-5802

               and, prior to the Closing Date, with a copy to:

               Goodman Phillips & Vineberg
               1501 McGill College
               26{th} Floor
               Montreal, Canada H3A 3N9
               Attention:   Sidney Horn
               Telecopy:   (514) 841-6499

          5.8 INTEGRATION. This Agreement, the Offer Agreement and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no greements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement and the Offer Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

          5.9 SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          5.11 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada.

          5.12 JURISDICTION. Any action to enforce, which arises out of or in any way relates to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within the State of New York as provided by law; and the parties consent to the jurisdiction of such court or courts located within the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by New York law.


                               [END OF PAGE]
                         [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


AIP/CGI NB ACQUISITION CORP.

By: /s/ Kim A. Marvin
Name: Kim A. Marvin
Title: President


CONSOLTEX GROUP INC.

By: /s/Richard H. Willett
Name: Richard H. Willett

LES GANTIERS HOLDING B.V.

By: /s/Richard H. Willett
Name: Richard H. Willett


LES GANTIERS LIMITED

By:
Name:
Title:


By:
Name:
   as Trustee for The Big Sky Trust

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


AIP/CGI NB ACQUISITION CORP.

By:
Name:
Title:


CONSOLTEX GROUP INC.

By:
Name:

LES GANTIERS HOLDING B.V.

By:
Name:


LES GANTIERS LIMITED

By: /s/Patrick Flinn Cubitt Sowden
Name: Patrick Flinn Cubitt Sowden
Title: Director


By: /s/Patick Flinn Cubitt Sowden
Name: Patrick Flinn Cubitt Sowden,
   as Trustee for The Big Sky Trust

                                                     EXHIBIT 4.7


            AMENDED AND RESTATED LOAN AGREEMENT
=============================================================


THIS AGREEMENT is made as of the 20th day of October, 1999.

 BETWEEN:

               LES GANTIERS HOLDINGS B.V., a corporation governed by the laws of the Netherlands
               (the "Borrower")

                -and-

               LES GANTIERS LIMITED, a

               corporation governed by the laws of Jersey
               ("Holdco")

               and -

               AIP/CGI NB ACQUISITION CORP., a corporation governed by the laws of New Brunswick (the
               "Lender")

RECITALS:

A. Pursuant to a loan agreement dated January 13, 1997 among C Clairvest, the Borrower, Holdco and Willett (the "Clairvest Loan Agreement"), Clairvest made a loan facility available to the Borrower under which a single, one-time advance was made in the amount of US$8,800,000.

B. Pursuant to a loan purchase agreement dated September 9, 1999 among Clairvest, the Lender, the Borrower, Holdco, Willett and Consoltex (the "Loan Purchase Agreement"), the Lender, among other things, agreed. to purchase the Clairvest Loan Agreement and the Security from Clairvest and release Willett from certain guarantee and security obligations relating thereto and from any obligation relating to Willett being a party to the Clairvest Loan Agreement.

C. The parties hereto wish to amend, restate and replace the Clairvest Loan Agreement in its entirety by entering into this Agreement.

  NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                  ARTICLE 1.

`                                   -2-


                               INTERPRETATION

1.1. Definitions. Whenever used in this Agreement, unless the context otherwise specifies or requires the following words and terms shall have the meanings set out below:

"Agreement" means this Loan Agreement and all schedules, exhibits and all instruments supplementing or confirming or amending this Agreement and references to "Article", "Section" and "Schedule" mean and refer to the specified article, section and schedule of this Agreement.

"Amounts Owing" means, at any time, the principal amount of the Loan outstanding at such time, any interest accrued and unpaid hereunder at such time, and any other amounts owing by the Borrower to the Lender hereunder or under any of the other Security at such time.

"Applicable Law" means, with respect to any person, property, transaction or event all present or future applicable laws (including common law and civil law), statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies issued by any Governmental Authority or other persons having authority over any of the parties hereto.

"Borrower" means Les Gantiers Holding B.V., a corporation governed by the laws of the Netherlands, and its successors and assigns.

"Borrower Shares" means 1,900 issued and outstanding shares in the capital of the Borrower, representing all of the Borrower's issued and outstanding shares.

"Clairvest" means Clairvest Group Inc., a corporation governed by the laws of Ontario.

"Closing Time" means the time on October 20, 1999 at which the Lender first takes up and pays for Subordinate Voting Shares under the take-over bid to be made pursuant to the Offer Agreement.

"Coattail Agreement" means the trust agreement dated as of March 22, 1993 between the Borrower, Willett, Anne Elizabeth Willett, Consoltex and Montreal Trust Company, as amended.

"Consoltex" means Consoltex Group Inc., a corporation governed by the laws of Canada, and its successors and assigns.

"Default" means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

"Event of Default" means any one of the events set forth in section 7.1.

"Exercise Period" has the meaning ascribed thereto in the Stockholders
Agreement.

"Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, central bank or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof.

"Holdco" means Les Gantiers Limited, a corporation incorporated under the laws of Jersey, and its successors and assigns.

"Holdco Pledge" means the pledge by Holdco of its shares in the Borrower dated October 20, 1999 between Clairvest, Holdco and the Borrower.

"INDEBTEDNESS" means, at any time, the principal amount of the Loan outstanding at such time, any interest accrued and unpaid hereunder at such time, and any other amounts owing by the Borrower to the Lender hereunder or under any of the other Security Documents at such time.

"Interest Rate" has the meaning ascribed thereto in Section 2.2.

"Lender" means AIP/CGI NB Acquisition Corp., a corporation governed by the laws of New Brunswick, and its successors and assigns.

"Liens" means any mortgage, pledge, hypothec, security interest, encumbrances, lien, charge, escrow or deposit arrangement or any other arrangement or condition that in substance secures payment or performance of an obligation and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

"LINCOLNSHIRE CLAIM" means the claim of Lincolnshire Management, Inc. described in its letter dated August 11, 1999 to the Borrower, Holdco, Willett, Consoltex and American Industrial Partners and the Summons with Notice filed October 8, 1999 with Supreme Court of the State of New York, County of New York in connection with the actions of Lincolnshire Management, Inc. against the Borrower, Holdco, Consoltex, American Industrial Partners, American Industrial Partners Capital Fund II, L.P., the Lender and Willett.

"Loan" means the aggregate principal amount contemplated by section
2.1 hereof, all capitalized interest thereon and all fees or other amounts that are from time to time added to such principal amount, as is outstanding from time to time.

"LOAN PURCHASE AGREEMENT" shall have the meaning ascribed thereto in Recital B.

"Maturity Date" means date on which, following the exercise of the Option, the Lender pays to the Borrower the aggregate purchase price of the Option Shares purchased pursuant to the exercise of the Option.

"MV Share Pledge" means the hypothec of shares dated as of March 7, 1997 in respect of the MV Shares by and between the Borrower, Clairvest and Montreal Trust Company and assigned by Clairvest to the Lender pursuant to the Loan Purchase Agreement.

"MV Shares" means, collectively, the 3,140,000 multiple voting shares of Consoltex owned by the Borrower on the date hereof.

"Offer Agreement" means the letter agreement dated September 9, 1999 executed by the Lender and Consoltex.

"Option" means the option granted by the Borrower to the Lender to acquire all but not less than all of the MV Shares as set forth in section  4.5 of the Stockholders Agreement.

"Option Closing" has the meaning ascribed to such term in the Stockholders Agreement.

"Option Shares" has the meaning ascribed to such term in the Stockholders Agreement.

"Person" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, limited liability partnership, Governmental Authority, or a natural person in such person's capacity as trustee, executor, administrator or other legal representative.

"Security" means this Agreement, the MV Share Pledge, the Holdco Pledge and the Supplementary Pledge Agreement, as each such agreement may from time to time be amended, restated or supplemented and any and every deed, document or instrument which is supplementary or ancillary hereto or thereto or is in implementation hereof and thereof.

"Stockholders Agreement" means the stockholders agreement dated September 9, 1999 among the Lender, the Borrower, Holdco, The Big Sky Trust and Consoltex governing the relationship of the shareholders of Consoltex, as amended.

"Subordinate Voting Shares" means subordinate voting shares in the capital of Consoltex.

"SUPPLEMENTARY PLEDGE AGREEMENT" means the agreement  dated  January
13, 1997 concerning the MV Share Pledge and other matters, by and between the Borrower, Willett, Holdco, Consoltex, Clairvest and Montreal Trust Company.

"Taxes" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by. any Governmental Authority of or within Canada or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon.

"Willett" means Richard H. Willett, an individual resident in the State of Montana.

1.2. Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.3. Currency. Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

1.4. Reference. The words "hereto", "hereunder" and similar expressions refer to this Agreement. Unless otherwise specifically provided, words importing the singular include the plural and vice versa and words importing gender include all genders. Headings in this Agreement have been inserted for convenience only and do not form part of the agreement between the parties.

1.5. Accounting Terms. All accounting terms not otherwise defined in this Agreement and shall have the meanings assigned to them in accordance with Canadian generally accepted accounting principles applied on a consistent basis.

1.6. CONFLICT WITH SECURITY. In the event there is a conflict or inconsistency between any provision of the Security and this Agreement, this Agreement shall prevail.


                                 ARTICLE 2.
                                   LOAN

2.1. Loan. The Borrower unconditionally promises to pay on the Maturity Date to the Lender or to its order, at its offices at One Maritime Plaza, Suite 2525, San Francisco, California, the amount of Cdn.$13,381,477.18 (the "Principal Amount") together with interest on the Principal Amount as provided for herein.

2.2. Interest. Interest on the Principal Amount shall accrue at a rate equal to 10 1/2% per annum computed on the basis of a 360-day year and the actual number of days elapsed from the date hereof to the Maturity Date, (the "Interest Rate"). Interest on the Principal Amount shall not be currently payable nor shall it be capitalized or compounded annually.

2.3. Equivalency Clause. For the purposes of disclosure pursuant to the INTEREST ACT (Canada), the annual rate of interest which is equivalent to the rate of interest provided for in this Agreement, which is to be calculated on any basis other than a full calendar year, may be determined by multiplying such rate of interest (expressed as a percentage) by a fraction, the numerator of which is the number of days in the calendar year and the denominator of which is the number of days comprising such other basis.

2.4. Security. The Borrower and Holdco acknowledge and confirm that the MV Share Pledge and the Supplementary Pledge Agreement are in full force and effect unamended and constitute continuing security for the payment and performance of the obligations of the Borrower under this Agreement. The Borrower and Holdco agree to execute the Holdco Pledge at the Closing Time. For greater certainty, the Borrower and Holdco confirm that the terms "Obligations" under the MV Share Pledge and "Guaranteed Obligations" under the Holdco Pledge include the obligations of the Borrower under this Agreement.

                            ARTICLE 3.
                REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties. During the Exercise Period, each of the Borrower and Holdco hereby jointly and severally represents and warrants to the Lender as at the date hereof and on each date that financial information is delivered pursuant to section 4.1 (f) as follows, and acknowledges and confirms that the Lender is relying upon such representations and warranties in executing this Agreement and in extending credit hereunder:

(a) Status and Power. Each of the Borrower and Holdco is a corporation duly incorporated and organized and validly subsisting under the laws of its jurisdiction of incorporation and is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required to the extent that it is material. Each of the Borrower and Holdco has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and to enter into and carry out the transactions contemplated by this Agreement and the Security.

(b) AUTHORIZATION AND ENFORCEMENT OF AGREEMENT AND SECURITY. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Agreement and the Security by the Borrower and Holdco and each of the Borrower and Holdco has duly executed and delivered this Agreement, the MV Share Pledge and the Holdco Pledge, as applicable. Each of this Agreement, the MV Share Pledge and the Holdco Pledge is a legal, valid and binding obligation of each of the Borrower and Holdco, to the extent it is a party thereto, enforceable against the Borrower and Holdco, as applicable, by the Lender in accordance with its terms.

(c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, result in any breach or violation of, or constitute a default under or under which a Lien would be created, the terms, conditions or provisions of the charter documents or by-laws of the Borrower or Holdco or of any Applicable Law, or of any material agreement, lease, licence, permit or other instrument to which either the Borrower or Holdco is a party or is otherwise bound or by which either the Borrower or Holdco benefits, or to which any of its property is subject, and do not require the consent or approval of, or filing with or notice to, any other party or any Governmental Authority.

(d) Litigation. Other than the Lincolnshire Claim, there are no actions, suits, inquiries, claims or proceedings (whether or not purportedly on behalf of the Borrower or Holdco) pending or threatened against or affecting the Borrower or Holdco before any Governmental Authority or before any private arbitrator, mediator or referee which in any case or in the aggregate may result in any material adverse change in the business, operations, assets, financial condition or

                              _7_

prospects of the Borrower or Holdco or in the ability of the Borrower or Holdco to perform its obligations under this Agreement.

(e) Title to MV Shares. The Borrower is the sole beneficial and registered owner of the MV Shares, with good and marketable title, free from any Liens of any kind, other than the Option and the Coattail Agreement.

(f) Title to Borrower Shares. The Borrower Shares represent all of the issued and outstanding shares in the capital stock of the Holdco. Holdco is the sole beneficial and registered owner of the Borrower Shares, with good and marketable title, free from any Liens of any kind.

(g) Compliance with Laws. Each of the Borrower and Holdco is not in violation of any Applicable LAW relating in any way to the Borrower, Holdco, the MV Shares, the Borrower Shares, the operation of its respective business or its respective property or assets (including, without limitation, the MV Shares or the Borrower Shares, as applicable).

(h) No Default. No Default or Event of Default has occurred and is continuing. No condition, event or act has occurred which constitutes or which with giving of notice, lapse of time or both would constitute a default under or in respect of any material agreement, undertaking or instrument to which the Borrower or Holdco is party or to which any of its respective properties or assets (including, without limitation, the MV Shares or the Borrower Shares, as applicable) may be subject.

(i) All Material Information Supplied. Each of the Borrower and Holdco has provided to the Lender all material information relating to the financial condition, business and prospects of the Borrower and all such information is true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading.

3.2. Survival of Representations and Warranties. All of the representations and warranties of the Borrower and Holdco contained in Section 3.1 shall survive the execution and delivery of this Agreement notwithstanding any investigation made at any time by or on behalf of the Lender.

                            ARTICLE 4.
                     AFFIRMATIVE COVENANTS

4.1. Affirmative Covenants. The Borrower hereby covenants and agrees with the Lender that, until the expiry of the Option, so long as there is any Indebtedness outstanding hereunder, unless the Lender otherwise expressly consents in writing:

(a) Perform Obligations. The Borrower shall fully perform its obligations under the Security Documents at the time and place and in the manner provided herein or

                                    _8_


herein, and shall otherwise comply with the terms and provisions hereof and thereof.

(b) Payment When Due. The Borrower shall pay all sums of money when due by it to the Lender under this Agreement.

(c) Corporate Existence. The Borrower shall maintain its corporate existence in good standing, maintain and preserve its rights, franchises, licences and shall not take part in any dissolution, reorganization, amalgamation, merger, arrangement or any similar proceeding.

(d) Conduct of Business. The Borrower shall conduct its business in such a manner so as to comply in all material respects with all Applicable Laws.

(e) Material Adverse Change. The Borrower shall promptly notify the Lender of any material adverse change in the financial condition, business, operations, prospects or assets of the Borrower or in its ability to satisfy its obligations under this Agreement.

(f) Financial Reporting. The Borrower shall furnish the Lender with the following statements, reports and certificates:

    (i) within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's audited financial statements with respect thereto and the auditor's report thereon;

   (ii) within 45 days after the end of each fiscal quarter of the Borrower, and with [ 10] days after the end of each month, a copy of the Borrower's unaudited quarterly or monthly financial statements, as applicable with respect thereto; and

  (iii) such other statements, reports and information as the Lender may reasonably request from time to time.

(g) Notice of Default. The Borrower shall promptly notify the Lender of the occurrence of any Default or Event of Default and shall concurrently deliver to the Lender a detailed statement of a senior officer of the Borrower of the steps, if any, being taken to cure or remedy such Default or Event of Default.

(h) Change of Name or Location of Borrower. If the Borrower changes its corporate name or changes its location, it shall promptly notify the Lender in writing of the details of same.

(i) Disposition of Shares. The Borrower shall not dispose of, and shall not grant to any person the right to acquire, any of the Borrower's right, title, or interest in and to the MV Shares except in accordance with the Option.

                            ARTICLE 5.
                       NEGATIVE COVENANTS

5.1. NEGATIVE COVENANTS. Until the expiry of the Option, so long as any Indebtedness under this Agreement remains unpaid, each of the Borrower and Holdco covenants and agrees that it shall not, unless approved by the Lender in writing (such approval not to be unreasonably withheld or delayed):

(a) Permit the Borrower to incur indebtedness or other liabilities for borrowed money in excess of $100,000 in the aggregate or have any liabilities or indebtedness which are overdue and in respect of which a demand for payment has been made, except, in any such case, for indebtedness and liabilities owing to Holdco and its affiliates which have been fully postponed and subordinated (in a manner satisfactory to the Lender) to the payment in full of all Indebtedness or indebtedness the payment of which is being contested by the Borrower diligently and in good faith.

(b) Permit any modification, amendment or deletion to the articles of the Borrower.

(c) Permit any subdivision, consolidation, conversion, reclassification or modification of any kind of the outstanding shares of the Borrower.

(d) Permit any reorganization, amalgamation, statutory arrangement, merger or joint venture of the Borrower with any other party.

(e) Permit any issuance or distribution of any shares or other security of the Borrower or the granting of any right or option in respect thereto.

(f) Permit the winding-up, liquidation or voluntary dissolution of the Borrower.

(g) Permit any revocation, modification or adoption of any by-laws of the Borrower.

(h) Permit any sale, lease, exchange or other disposition (or granting of an option to such effect) to any third party by the Borrower or any of the property of the Borrower having a value in excess of Cdn.$5 million, with the exception of the sale of products in the ordinary course of business of the Borrower or any such subsidiary, as the case may be.

(i) Permit any change in the nature of the business conducted by the Borrower.

(j) Permit any declaration of dividends, distribution of assets or money on any class of shares of the Borrower.

(k) Permit the sale, transfer,. assignment or disposition of, or the creation of any Lien in or right to acquire, any of the MV Shares or the Borrower Shares, except in accordance with the Option.

                                ARTICLE 6.
                           RIGHT OF SET-OFF

6.1. RIGHT OF SET-OFF. Notwithstanding any other provision hereof, if the Lender exercises its Option pursuant to provisions set out in section 4.5(c) of the Stockholders Agreement, then, upon the making of the required payment and deliveries at the Option Closing and the satisfaction of all of the other provisions of section 4.5 of the Stockholders Agreement, the Indebtedness shall be considered repaid in full for all purposes. Neither the Borrower nor Holdco shall have any further obligations to the Lender hereunder shall release all of its right, title and interest in the Security, other than the Subordinate Voting Shares acquired pursuant to the Option.

                                    ARTICLE 7.
                              DEFAULT AND REMEDIES

7.1. EVENTS OF DEFAULT. During the Exercise Period, upon the occurrence of any one or more of the following events:

(a) the non-payment of any Indebtedness by the Borrower, whether on account of principal, interest thereon or otherwise;

(b) default by the Borrower or Holdco in the performance or observance of any covenant, condition or obligation contained in this Agreement or any Security that does not require the payment of money by the Borrower to the Lender;

(c) any representation or warranty made by the Borrower or Holdco herein or in any officers' certificate or other document delivered to the Lender pursuant hereto or in connection with any Security is found to be false or incorrect in any way so as to make it materially misleading when made or deemed to have been made;

(d) the Borrower or Holdco fails to pay to any Person any indebtedness (other than Indebtedness) in excess of $100,000 in aggregate when due (whether at scheduled maturity or by required payment, acceleration, demand or otherwise) and such failure continues after any applicable grace period.

(e) the Borrower or Holdco admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

(f) the Borrower or Holdco institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

 (i) seeking to adjudicate it a bankrupt or insolvent, or

(ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy,

                                     -11-
     insolvency, reorganization or compromise of debts or other similar laws unless the such party is contesting such action in good faith;

(g) any proceeding is commenced against or affecting the Borrower or Holdco:

    (i) seeking to adjudicate it a bankrupt or insolvent;

   (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangements or compromise of debt under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or the laws of its jurisdiction of incorporation); or

 (iii) seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets, including the MV Shares or the shares of the Borrower or any part thereof;

(h) any creditor of the Borrower or Holdco, or any other Person, shall privately appoint a receive, trustee or similar official for any part of the properties and assets of the Borrower or Holdco, including the MW Shares or the shares of the Borrower or any part thereof;

(i) if any execution, distress or other enforcement process, whether by court order or otherwise, becomes enforceable against any property of the Borrower or Holdco;

(j) if any event or proceeding is taken with respect to any part of the MV Shares or the shares of the Borrower in any jurisdiction outside Canada which has an effect equivalent or similar to any of the events described in subsections (f),(g),(h) or (i);

(k) if, at any time after execution and delivery thereof, any Security ceases to be in full force and effect (unless within five days of notice of the same being given by the Lender to the Borrower such Security again has full force and effect as if it had always had full force and EFFECT) OR if any Security is declared by a court or tribunal of competent jurisdiction to be null and void or the validity or enforceability thereof is contested by the Borrower or Holdco, or the Borrower or Holdco denies in writing that it has any or further liability or obligations under any Security;

(1) the audited financial statements of the Borrower in respect of any fiscal year are qualified in any material respect by the Borrower's auditors;

(m) if members of Willett's immediate family (or trusts for their bought cease to own (directly or indirectly) one hundred percent of the issued and outstanding shares of Holdco free and clear of all Liens (other than in favour of the Lender); and

(n) the Borrower transfers any of its MV Shares other than in accordance with the Option and the Stockholders Agreement,

the Lender may, by notice to the Borrower, declare all indebtedness of the Borrower to the Lender pursuant to this Agreement to be immediately due and payable whereupon all such indebtedness shall immediately become and be due and payable and any collateral security, including the Security, for such indebtedness shall immediately become enforceable without further demand or other notice of any kind, all of which are expressly waived by the Borrower.

7.2. Interest Ceasing to Accrue. Upon the expiry of the Option, interest shall cease to accrue on the Principal Amount and no accrued interest shall be payable in respect of the Loan.

7.3. EXTENSION OF MATURITY. Upon the expiry of the Option, the Loan shall mature, and the Indebtedness hereunder shall become due and payable, only upon delivery of a written notice by the Borrower to the Lender specifying a date on which the Loan shall mature and the Indebtedness shall be due and payable and the Loan shall be deemed to mature and the Indebtedness shall be deemed to be due and payable on such date.

7.4. REDUCTION OF INDEBTEDNESS. Upon the expiry of the Option, the Borrower may upon delivery of a written notice to the Lender permanently and irrevocably reduce the amount of the Loan and the amount of the Indebtedness to the amount specified in such notice.

7.5. Purchase of Loan. Upon the expiry of the Option, Holdco may, upon delivery of a written notice to the Lender, purchase for the aggregate purchase price of $1.00, all of the Lender's right, title and interest in and to the Loan, this Agreement, the Security, and any other document, instrument, registration or security delivered or made pursuant to or in CONNECTION with the Loan, this Agreement or the Security. The sale of the Loan shall take place within the time period provided for in the notice referred to in the foregoing sentence and the Lender shall take such action and execute and deliver to Holdco such agreements, conveyances, registrations, deeds and other documents and instruments as Holdco may request to give effect to the provisions of this section.

                                     ARTICLE 8.
                                  MISCELLANEOUS

8.1. WAIVERS AND AMENDMENTS. No failure or delay by the Lender in exercising any right hereunder shall operate as a waiver of such right nor shall any single or partial exercise of any power or right hereunder preclude its further exercise or the exercise of any other power or right. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant or condition of this Agreement is not a waiver of any subsequent default and any indulgence by the Lender with respect to any failure to strictly observe, perform or comply with any term, COVENANT OR condition of this Agreement is not a waiver of the entire term, covenant or condition or any subsequent default. Any term, covenant, agreement or condition of this Agreement may only be amended with the consent of the Borrower and the Lender in writing or compliance therewith may only be waived (either generally or in a particular instance and either retroactively or prospectively) by the Lender in writing.

8.2. Notices. All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

   (a) If to the Borrower:

               Les Gantiers Holding B.V.
               Olympic Plaza
               Frederik Roeskestraat 123
               1076 EE Amsterdam
               The Netherlands

               Fax: 011-31-20-675-8869
               Attention: Ton Diekman

               With a copy to:

               Osler, Hoskin & Harcourt
               280 Park Avenue
               30W
               New York, NY 10017

               Fax: (212) 867-5802
               Attention: John W. Stevens

          (b) If to the Lender:

               One Maritime Plaza, Suite 2525
               San Francisco, CA 94111

               Fax: (415) 788-5302
               Attention: Kim Marvin, Managing Director


               With a copy to:

               Kirkland & Ellis
               655 15".' Street NW
               Washington, DC 20005

               Fax: (202) 879-5200
               Attention: Michael Edsall
or at such other-a3dress of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

8.3.SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and shall be bindingupon the parties hereto and their respective successors and permitted assigns.

8.4. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision herein and, subject to the provisions of the following paragraph, this Agreement shall be construed as if the invalid or unenforceable provision had been omitted.

8.5. FURTHER ASSURANCES. The Borrower shall take such action and execute and deliver to the Lender such agreements, conveyances, deeds and other documents and instruments as the Lender shall request, and register, file or record the same (or a notice of financing statement in respect thereof) in all offices where such registration; filing or recording is, in the opinion of the Lender or the Lender's counsel, necessary or advisable to constitute, perfect and maintain the Security in all jurisdictions reasonably required by the Lender, in each case within a reasonable time after the request therefor by the Lender, and in each case in form and substance satisfactory to the Lender and the Lender's counsel. Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things in connection with the Loan, this Agreement and the Security as the Lender may reasonably require from time to time for the purpose of giving effect to the Loan, this Agreement and the Security including, without limitation, for the purpose of facilitating the enforcement of the Security, all immediately upon the request of the Lender.

8.6. Time. Time shall be of the essence of this Agreement.

8.7. ENTIRE AGREEMENT. This Agreement and the documents referred to herein and delivered pursuant hereto constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof and, without limiting the generality of the foregoing, the parties hereto acknowledge and agree that the Clairvest Loan Agreement is hereby amended, restated and replaced in its entirety by this Agreement.

8.8. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts and by facsimile transmission, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.9. Assignment. None of the parties shall be entitled to assign or transfer the benefit of this Agreement or any advance made or to be made hereunder or any of its rights or obligations hereunder without the prior written consent of the other parties, any such transfer or assignment without consent being null and void save AND EXCEPT that the Lender shall be entitled to assign or transfer the benefit of this Agreement and the other Security to any of its affiliates (as such term is defined in THE-SECURITIES ACT (Ontario). Upon notice thereof by the Lender, the assignee shall have the same rights and benefits as if it were the Lender hereunder.

8.10. RIGHT AND REMEDIES CUMULATIVE AND NOT ALTERNATIVE. The rights and remedies provided to the Lender under this Agreement and under the other Security Documents are cumulative and not alternative and are in addition to and not in substitution for any other rights and remedies which they may have hereunder or thereunder or under the laws of Ontario or any other jurisdiction and the exercise by them or any of them of any right or remedy arising from a default or breach of any agreement, covenant or obligation contained in this Agreement or in any of the other Security Documents shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which they may be lawfully entitled for the same default or breach.

 IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                  LES GANTIERS HOLDING B.V.

                                  By:
                                  Name:
                                  Title:

                                  LES GANTIERS LIMITED

                                   By:
                                   Name:
                                   Title:

                                   AIP/CGI NB ACQUISITION CORP.

                                   By: /s/Kenneth Perreira
                                   Name: Kenneth Perreira
                                   Title: CFO
is defined in THE-SECURITIES ACT (Ontario). Upon notice thereof by the Lender, the assignee shall have the same rights and benefits as if it were the Lender hereunder.

8.10. RIGHT AND REMEDIES CUMULATIVE AND NOT ALTERNATIVE. The rights and remedies provided to the Lender under this Agreement and under the other Security Documents are cumulative and not alternative and are in addition to and not in substitution for any other rights and remedies which they may have hereunder or thereunder or under the laws of Ontario or any other jurisdiction and the exercise by them or any of them of any right or remedy arising from a default or breach of any agreement, covenant or obligation contained in this Agreement or in any of the other Security Documents shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which they may be lawfully entitled for the same default or breach.

 IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                  LES GANTIERS HOLDING B.V.

                                  By: /s/Richard H. Willett
                                  Name: Richard H. Willett
                                  Title: Managing Director

                                  LES GANTIERS LIMITED

                                   By: /s/Richard H. Willett
                                   Name: Richard H. Willett
                                   Title: Director

                                   AIP/CGI NB ACQUISITION CORP.

                                   By:
                                   Name:
                                   Title:

                                                EXHIBIT 4.8


  AMENDMENT NO. 1 TO THE AMENDED AND RESTATED LOAN AGREEMENT
=============================================================



     THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED LOAN AGREEMENT (the "AMENDMENT") among Les Gantiers Holding B.V., a
corporation governed by the laws  of  the  Netherlands   (the
"BORROWER"), Les Gantiers Limited, a corporation governed by the laws of Jersey ("LGL"), and AIP/CGI NB Acquisition Corp., a corporation governed by the laws of New Brunswick (the "LENDER") is made as of October 21, 1999 (the "EFFECTIVE DATE"). All capitalized terms used but not defined herein shall have the meanings given such terms in the Amended and Restated Loan Agreement, dated as of October 20, 1999 (the "AGREEMENT").

     WHEREAS, on October 20, 1999, the Borrower, LGL, and the Lender entered into the Agreement; and

     WHEREAS, the Borrower, the Lender and LGL agree to amend the Agreement as set forth herein.

     NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lender and LGL agree as follows:

     1. INTEREST RATE. Section 1.1 of the Agreement is hereby amended by deleting the following:

          "INTEREST RATE" has the meaning ascribed thereto in
Section 2.2.

     2. LOAN. Section 2.1 of the Agreement is hereby amended by deleting Section 2.1 of the Agreement and replacing it in its entirety with the following:

          2.1. LOAN. The Borrower unconditionally promises to pay on the Maturity Date to the Lender or to its order, at the offices at One Maritime Plaza, Suite 2525, San Francisco, California, the amount of C$13,381,477.18
         (the "PRINCIPAL AMOUNT").

     3. INTEREST. Section 2.2 of the Agreement is hereby amended by deleting Section 2.2 of the Agreement and replacing it in its entirety with the following:

          2.2 INTEREST.  No interest shall accrue on the Principal
Amount.

     4.   INTEREST  CEASING  TO  ACCRUE.   Section 7.2 of the
Agreement is hereby amended by deleting Section 7.2 in its entirety.

     5.   RATIFICATION.   Except  as expressly  evidenced  or
supplemented hereby, each provision of the Agreement shall remain in full force and effect and, as amended or supplemented hereby, the Agreement is in all respects agreed to, ratified and confirmed by each of the parties hereto.

     6. EFFECTIVE DATE. Upon the execution hereof by the Borrower, the Lender and LGL, this Amendment shall become effective as of October 21, 1999.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     8.   COUNTERPARTS.   This  Amendment may be executed in any number
of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.


                               [END OF PAGE]
                         [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Agreement as of the day and year first written above.

AIP/CGI NB ACQUISITION CORP.

   By: /s/C. Suzanne Crawford
   Name: C. Suzanne Crawford
   Title: Secretary


LES GANTIERS HOLDING B.V.

   By:
   Name:
   Title:


LES GANTIERS LIMITED

   By:
   Name:
   Title:

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Agreement as of the day and year first written above.

AIP/CGI NB ACQUISITION CORP.

   By:
   Name:
   Title:


LES GANTIERS HOLDING B.V.

   By: /s/Richard H. Willett
   Name: Richard H. Willett
   Title: Director


LES GANTIERS LIMITED

   By: /s/Richard H. Willett
   Name: Richard H. Willett
   Title: Director

                       DEBENTURE PURCHASE AGREEMENT
                =========================================
                     BETWEEN CONSOLTEX HOLDINGS, INC.
                                    AND
                         LES GANTIERS HOLDING B.V.
                                DATED AS OF
                            SEPTEMBER 29, 2000

                             TABLE OF CONTENTS
                                                               Page

Section 1.  Authorization and Closing............................1
      1.1.  Authorization of the Debenture.......................1
      1.2.  Purchase and Sale of the Debenture...................2
      1.3.  The Closing..........................................2

Section 2.  Conditions of the Closing............................2
      2.1.  Conditions of Purchaser..............................2
      2.2.  Conditions of the Company............................2

Section 3.  Representations and Warranties.......................3
      3.1.  Representations and Warranties of the Purchaser......3
      3.2.  Representations and Warranties of the Company........3

Section 4.  Transfer of Restricted Securities....................4
      4.1.  General Provisions...................................4
      4.2.  Register of Securities...............................4
      4.3.  Loss, Theft or Destruction of Debenture..............4

Section 5.  Definitions..........................................5

Section 6.  Miscellaneous........................................6
      6.1.  Legend...............................................6
      6.2.  Consent to Amendments................................6
      6.3.  Survival of Representations and Warranties...........6
      6.4.  Successors and Assigns...............................6
      6.5.  Severability.........................................6
      6.6.  Counterparts.........................................6
      6.7.  Descriptive Headings, Interpretation.................6
      6.8.  Governing Law........................................6
      6.9.  Notices..............................................6
     6.10.  No Strict Construction...............................6


EXHIBITS

List of Exhibits

                       DEBENTURE PURCHASE AGREEMENT


     THIS DEBENTURE PURCHASE AGREEMENT (this "AGREEMENT") is made as of September 29, 2000, by and between Consoltex Holdings, Inc., a Delaware corporation (the "COMPANY") and Les Gantiers Holding B.V., a company subject to the laws of the Netherlands (the "PURCHASER"). Except as otherwise indicated herein, capitalized terms used herein are defined in
Section 5 hereof.

     WHEREAS, the Purchaser is a party to the Amended and Restated Loan Agreement, made as of September 19, 1999, as amended by Amendment No. 1, dated as of September 20, 1999 (the "LOAN AGREEMENT"), pursuant to which the Purchaser, as of the date hereof, is obligated to pay AIP/CGI NB Acquisition Corp. ("AIP") an amount equal to $9,041,538.51 (the "LOAN AMOUNT");

     WHEREAS,  American Industrial Partners Capital Fund  II,  L.P.   shall
contribute $7,377,000 to the capital of the Company;

     WHEREAS, AIP shall have exercised its option (the "OPTION") to purchase all of the multiple voting shares of Consoltex, Inc. (the "MVS") for a purchase price equal to $12,164,538.51 (the "OPTION PRICE");

     WHEREAS, AIP shall pay the Option Price by first setting-off against, and in full satisfaction of, the obligations of the Purchaser under the Loan Agreement the Loan Amount and then delivering to the Purchaser by wire transfer to an account designated by the Purchaser the excess of the Option Price over the Loan Amount (the "SPREAD");

     WHEREAS, in consideration of the payment of the Spread, the Purchaser shall deliver the MVS to AIP;

     WHEREAS, the Purchaser desires to purchase from the Company with a portion of the Spread, and the Company intends to issue to the Purchaser, a 10.5% Convertible Debenture in the principal amount of $2,123,000 (the "DEBENTURE"); and

     WHEREAS, AIP and Consoltex Inc., a New Brunswick (Canada) corporation, shall be amalgamated.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section . AUTHORIZATION AND CLOSING.

          .. AUTHORIZATION OF THE DEBENTURE. The Company shall authorize the issuance and sale to the Purchaser of the Debenture containing the terms and conditions and in the form set forth in EXHIBIT A attached hereto.

 ..   PURCHASE AND SALE OF THE DEBENTURE.  At the Closing, the Company shall sell to the Purchaser, and subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company the Debenture in the aggregate principal amount of $2,123,000.00 (the "PURCHASE PRICE").

          .. THE CLOSING. The closing of the purchase and sale of the Debenture (the "CLOSING") shall take place at the office of Kirkland & Ellis, 655 15{th} Street, NW, Washington, DC 20005 at 10:00 a.m. on September 29, 2000, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser instruments evidencing the Debenture to be purchased by the Purchaser, payable to the order of the Purchaser or its nominee or registered in the Purchaser's or its nominee's name, respectively, upon payment of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

     Section . CONDITIONS TO THE CLOSING.

          ..   CONDITIONS OF PURCHASER.  The obligation of the Purchaser to purchase and pay for the Debenture at the Closing is subject to the satisfaction (or waiver by the Purchaser) as of the Closing of the following conditions:

          ) the representations and warranties contained in Section 3.2 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein;

          )    the Company shall have simultaneously sold  to the Purchaser the Debenture to be purchased by the Purchaser hereunder at the Closing;

          ) the purchase of the Debenture by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty or liability under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Debenture by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject; and

          )    AIP  shall have exercised the Option, paid the Option Price, offset the Loan Amount against the Option Price and paid the Spread.

          ..   CONDITIONS OF THE COMPANY.  The obligation of the Company to issue the Debenture at the Closing is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions:

          ) the representations and warranties contained in Section 3.1 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein;

)    the Purchaser  shall  have delivered, or caused to be delivered on its behalf, the Purchase Price to the Company in immediately available funds at the Closing;

          ) the issuance of the Debenture by the Company hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Company to any penalty or liability under or pursuant to any applicable law or governmental rule or regulation, and the issuance of the Debenture shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Company is subject; and

          )    AIP  shall have exercised the Option, paid the Option Price, offset the Loan Amount against the Option Price and paid the Spread.

     Section . REPRESENTATIONS AND WARRANTIES.

          ..   REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER.   As a
material inducement to the Company to enter into this Agreement and to issue the Debenture, the Purchaser hereby represents and warrants that:

               () the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to so qualify. The Purchaser possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted, to execute, deliver and perform this Agreement, and to carry out the transactions contemplated by this Agreement;

               () this Agreement has been duly and validly executed and delivered by the Purchaser and this Agreement constitutes a legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

               () the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Purchaser is subject, (ii) violate any order, judgment or decree applicable to the Purchaser or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound; and

     () the Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; PROVIDED that nothing contained
     herein shall prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof.

          ..   REPRESENTATIONS   AND  WARRANTIES  OF  THE  COMPANY.   As  a
material inducement to the Purchaser to enter into this Agreement and purchase the Debenture, the Company hereby represents and warrants that:

               () the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to so qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted, to execute, deliver and perform this Agreement, and to carry out the transactions contemplated by this Agreement;

               () this Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

               () the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both
(i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Company is a party or by which the Company is bound.

     Section . TRANSFER OF RESTRICTED SECURITIES.

          ..   GENERAL   PROVISIONS.   Other  than  to  affiliates  of  the
Purchaser, the Restricted Securities shall not be transferable without the prior written consent of the Company.

          .. REGISTER OF SECURITIES. The Company or its duly appointed agent shall maintain a register for the Debenture, in which the Company shall register each issue and sale of the Debenture. The registered holder of the Debenture shall be treated as the owner of the Debenture so registered and any interest thereon for all purposes until the Company or its duly appointed agent is required to record a transfer of the Debenture on its register. The Company or its duly appointed agent shall be required to record a transfer when it receives the Debenture to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing. Upon recording a transfer, the Company shall reissue the Debenture in the name of the transferee.

 ..   LOSS, THEFT OR DESTRUCTION OF DEBENTURE.    Upon  receipt  of evidence
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture issued hereunder by the Company and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of the Debenture, the Company, at its expense, will execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and dated as of the date of the lost, stolen, destroyed or mutilated Debenture.

     Section . DEFINITIONS.

          For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AGREEMENT" has the meaning set forth in the preface hereof.

          "CLOSING" has the meaning set forth in Section 1.3 hereof.

          "COMPANY" has the meaning set forth in the preface hereof.

          "DEBENTURE" has the meaning set forth in the recitals hereto.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PURCHASE PRICE" has the meaning set forth in Section 1.2 hereof.

          "PURCHASER" has the meaning set forth in the preface hereof.

          "RESTRICTED SECURITIES" means (i) the Debenture issued hereunder,
(ii) the common stock issued upon conversion of the Debenture and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the legend set forth in Section 6.1 hereof have been delivered by the Company in accordance with
Section 4 hereof. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth in Section 6.1 hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

"SUBSIDIARY" means any corporation, limited liability company, partnership or other business entity of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

     Section . MISCELLANEOUS.

          ..   LEGEND.    Each   certificate   or  instrument  representing
Restricted Securities shall be imprinted with the following legend:

     "THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON SEPTEMBER 29, 2000, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE DEBENTURE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 29, 2000, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN OTHER PARTIES THERETO. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE."

          .. CONSENT TO AMENDMENTS. The provisions of this Agreement may be amended only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Debenture.

          .. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          .. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of the Debenture are also for the benefit of, and enforceable by, any subsequent holder of the Debenture.

          .. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

 ..   COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          .. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          .. GOVERNING LAW. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          .. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

          if to the Company:

               Consoltex Holdings, Inc.
               _ American Industrial Partners Capital Fund II, L.P. 551 Fifth Avenue, Suite 3800
               New York, NY  10176
               Attention: Kim Marvin

          with a copy to:

               Kirkland & Ellis
               655 Fifteenth Street, N.W., Suite 1200
               Washington, DC  20005-5793
               Attention: Terrance L. Bessey
if to the Purchaser:

               Les Gantiers Holding B.V.
               _ Les Gantiers Limited
               Olympic Plaza
               Frederik Roeskestraat 123
               1076 EE Amsterdam, The Netherlands
               Attention: Ton Diekman

          with a copy to:

               Osler, Hoskin & Harcourt
               P. O. Box 50
               1 First Canadian Place
               Toronto, Ontario M5X 1B8, Canada
               Attention: Randall Pratt

          .. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                             [END OF DOCUMENT]
                         [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Debenture Purchase Agreement on the date first written above.

                              CONSOLTEX HOLDINGS, INC.
                                 By: /s/C. Suzanne Crawford
                                 Name: C. Suzanne Crawford
                                 Title: V-P, Legal Affairs & Corp. Secy.


                              LES GANTIERS HOLDING B.V.
                                 By:
                                 Name:
                                 Title:

IN WITNESS WHEREOF, the parties hereto have executed this Debenture Purchase Agreement on the date first written above.

                              CONSOLTEX HOLDINGS, INC.
                                 By:
                                 Name:
                                 Title:


                              LES GANTIERS HOLDING B.V.
                                 By: /s/Aem Diehmal
                                 Name: Aem Diehmal
                                 Title: Director

                             LIST OF EXHIBITS


Exhibit A - Form of Debenture

                                                    EXHIBIT 4.10


                            TRANSFER AGREEMENT
                         =========================


                             EXECUTION VERSION


                            TRANSFER AGREEMENT


      THIS AGREEMENT (the "AGREEMENT"), dated as of September 29 2000 (the "EFFECTIVE DATE"), is by and among Les Gantiers Holding B.V., a company subject to the laws of the Netherlands (the "TRANSFEROR"), AIP/CGI NB Acquisition Corp., a corporation subject to the laws of New Brunswick, Canada
(the "TRANSFEREE"), and, for purposes of paragraph 4 hereof, Les Gantiers Limited, a company subject to the laws of Jersey ("LGL"), Consoltex Inc. (formerly Consoltex Group Inc.), a corporation subject to the laws of New Brunswick, Canada and The Big Sky Trust, a trust established under the laws of Jersey (the "TRUST").

     WHEREAS, the Transferor, the Transferee and LGL are parties to the Amended and Restated Loan Agreement, made as of October 20, 1999, as amended by Amendment No. 1, dated as of October 21, 1999 (the "LOAN AGREEMENT"), pursuant to which the Transferor, as of the date hereof, is obligated to pay the Transferee an amount equal to $9,041,538.51 (the "LOAN AMOUNT");

     WHEREAS, the Transferor and the Transferee are parties to
that certain Stockholders   Agreement,   dated  as  of  September
9, 1999, among the Transferee, Consoltex Group Inc. ("CGI"), LGL, the Transferor and the Trust(the "STOCKHOLDERS AGREEMENT");

     WHEREAS, pursuant to the  terms  of  the  Stockholders
Agreement, the Transferee acquired an option (the "OPTION") to purchase 3,140,000 multiple voting shares of CGI (the "MV SHARES") and desires to exercise the Option for a purchase price equal to $12,164,538.51 (the "OPTION PRICE"); and

       WHEREAS, in connection with the Transferee's exercise of the Option, the Transferor desires to transfer, and the Transferee desires to acquire, the MV Shares.

       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       OPTION EXERCISE. This Agreement shall serve as the irrevocable written notice of the Transferee to exercise the Option and acquire the MV Shares in accordance with the Stockholders Agreement. In consideration of the Transferee's payment of the Option Price by (a) first reducing and setting-off against the Option Price the Loan Amount
(the "SET-OFF") and then (b) paying to the Transferor on the date hereof by wire transfer to accounts designated by the Transferor the amount of $3,123,000, being the excess of the Option Price over the Loan Amount (the "CONSIDERATION"), the Transferor hereby transfers and assigns to the Transferee the MV Shares, and the Transferee hereby accepts such transfer and assignment.

         REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.
The Transferor hereby represents and warrants to the Transferee that:

          () the Transferor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly executed and delivered by the Transferor;

          () the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Transferor's obligations hereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Transferor, or any agreement or other instrument to which the Transferor is a party or by which the Transferor or any of its properties are bound, or any judgement, decree, order, statute, rule or regulation applicable to the Transferor or the Transferor's business or properties; and

          () upon the consummation of the transactions contemplated hereby, the Transferee will receive good and valid title to the MV Shares to be acquired by it hereunder, free and clear of any lien, liability or encumbrance, other than any existing liens in favor of the Transferee.

         REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE.
The Transferee hereby represents and warrants to the Transferor that:

          () the Transferee has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Transferee; and

          () the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder by the Transferee will not materially conflict with, or result in any material violation of or default under, any provision of any governing instrument applicable to the Transferee, or any agreement of other instrument to which the Transferee is a party of by which the Transferee or any of its properties are bound, or any decree, order, statute, rule or regulation applicable to the Transferee or its business or properties.

         TERMINATION OF CERTAIN AGREEMENTS. The parties hereto agree that effective upon the payment of the Consideration and without any further action being required the following shall be terminated as of the date hereof and shall have no further force and effect: (a) the Guaranty, made as of September 9, 1999, by American Industrial Partners Capital Fund II, L.P. in favor of the Transferor and
(b) the Stockholders Agreement.

         PAYOFF OF LOAN AMOUNT. Each of the Transferee and the Transferor acknowledge and agree that, effective upon the
Set-off  and  without  any further  action  being   required,
all liabilities, obligations and indebtedness owing by the Transferor and LGL to the Transferee under the Loan Agreement shall be deemed to have been satisfied in full and the Loan Agreement shall be hereby terminated and of no further force or effect. The Transferee shall promptly deliver to the Transferor any and all notes or other instruments in favor of the Transferee canceled and marked "Paid in Full."


         MISCELLANEOUS. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof. No amendment or waiver of this Agreement shall be effective without the prior written consent of the party against whom such amendment or waiver is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together constitute on and the same agreement. From time to time, at the request of the other party hereto, each party hereto shall execute and deliver such additional documents and take such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.


                               [END OF PAGE]
                         [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Transfer Agreement on the date first written above.


                              TRANSFEROR:

                              LES GANTIERS HOLDING B.V.

                              By:
                                 Name:
                                 Title:


                              TRANSFEREE:

                              AIP/CGI NB ACQUISITION CORP.

                              By:/s/C. Suzanne Crawford
                              Name: C. Suzanne Crawford
                              Title: V-P, Legal Affairs and
                                     Corporate Secretary

                              FOR PURPOSES OF PARAGRAPH 4:

                              CONSOLTEX INC.


                              By:/s/C. Suzanne Crawford
                              Name: C.Suzanne Crawford
                              Title: V-P, Legal Affairs and
                                     Corporate Secretary

                              LES GANTIERS LIMITED


                              By:_________________________
                                    Name:
                                    Title:

                              THE BIG SKY TRUST

                              By:_________________________
                                    Name:
                                    Title:

IN WITNESS WHEREOF, the undersigned have executed this Transfer Agreement on the date first written above.


                              TRANSFEROR:

                              LES GANTIERS HOLDING B.V.

                              By:/s/Aem Diekman
                              Name: Aem Diekman
                              Title: Director


                              TRANSFEREE:

                              AIP/CGI NB ACQUISITION CORP.

                              By:
                              Name:
                              Title:

                              FOR PURPOSES OF PARAGRAPH 4:

                              CONSOLTEX INC.


                              By:
                              Name:
                              Title:


                              LES GANTIERS LIMITED


                              By: /s/illegible signature
                               Name:
                               Title: Director

                              THE BIG SKY TRUST

                               By:/s/Robert George Day
                               Name: Robert George Day
                               Title:

                                                       EXHIBIT 4.11


                                 GUARANTY
                  ======================================

   This Guaranty (this "Guaranty") is made as of September 29, 2000 by Consoltex Inc., a corporation organized under the laws of New Brunswick, Canada (formerly Consoltex Group Inc.) ("Consoltex Inc."), Consoltex (USA) Inc., a New York corporation ("Consoltex USA"), The Balson-Hercules Group Ltd., a Rhode Island corporation ("B-H"), and LINQ Industrial Fabrics, Inc., a Delaware corporation ("LINQ"), (the "Guarantors") for the benefit of Les Gantiers Holding B.V., a company existing under the laws of the Netherlands ("LGH"). Reference is made to the Convertible Debenture dated September 29, 2000 ("the Debenture") in the principal amount if $2,133,000 between Consoltex Holdings, Inc. (the "Company") and LGH.

     1. In the event that the Company is obligated to make a payment to LGH and the Company does not satisfy such payment obligation (the "Obligation") in full at the time specified therefor (any such shortfall, the "Deficiency"), the Guarantors guarantee payment in full to LGH upon demand by LGH such amounts as are necessary to pay in full the amount of such Deficiency. This Guaranty shall be discharged upon satisfaction of the Company's Obligation or upon the Guarantors' payment in full of any Deficiency. Notwithstanding anything to the contrary contained herein, as between LGH and the holders of the senior subordinated notes issued under the Indenture (as defined in the Debenture), the payment obligations of the Guarantors hereunder shall be PARI PASSU with the payment obligations contained in the senior subordinated notes issued under the Indenture.

     2. (a) For purposes of this Section 2, the following terms shall have the following meanings:

            "CREDIT  AGREEMENT"  means  the  Amended  and  Restated  Credit
Agreement, dated as of October 25, 1999, by and among, INTER ALIA, the Company, Consoltex Inc., Consoltex USA, B-H and LINQ, as borrowers, certain subsidiaries of the borrowers as guarantors, Bank of America, N.A., as U.S. Agent, National Bank of Canada, as Canadian Agent and the lenders party thereto, as amended, modified, supplemented, amended and restated, refinanced or replaced heretofore and from time to time hereafter.

            "CREDIT PARTY" means each Guarantor, the Company and each other Borrower (as defined in the Credit Agreement) or Guarantor (as defined in the Credit Agreement) and each other party granting a security interest in Collateral (as defined in the Credit Agreement) to secure payment of the Senior Obligations, as each of such terms are defined in the Credit Agreement.

            "SENIOR CREDITORS" means the Agents (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), and all other future holders (or any one of them) of the Senior Obligations.

            "SENIOR LOAN DOCUMENTS" means (i) the Credit Agreement, together with the Loan Documents (as defined in the Credit Agreement) and all other documents, instruments and agreements related thereto, and any amendments, restatements, supplements or modifications of or with respect to any of the foregoing, and (ii) any other agreement, document or instrument executed by any borrower, guarantor in connection with the Senior Obligations, including without limitation pursuant to a refinancing, refunding or replacement of any of the Senior Obligations.

            "SENIOR OBLIGATIONS" means all debt or other obligations of any nature, whether now existing or hereafter arising, consisting of (i) all principal, interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and any other interest that would have accrued but for the commencement of such proceedings, whether or not allowed), fees, reimbursement obligations arising in connection with letters of credit, indemnification obligations, costs and expenses payable by any or all of Credit Parties under any of the Senior Loan Documents, including without limitation all Obligations (as defined in the Credit Agreement) now and hereafter existing, and (ii) all indebtedness of any or all of the Credit Parties under any amendments, modification, renewals, extensions, restatements or loan documents evidencing refinancings, refundings or replacements of any of the foregoing.

            "STANDSTILL PERIOD" means the period of time from the date hereof to and including the 91st day following the Facility Termination Date (as defined in the Credit Agreement).

            "SUBORDINATED CREDITORS" means, collectively, any holder or owner from time to time of any interest in any of the Subordinated Obligations.

            "SUBORDINATED TRANSACTION DOCUMENTS" means,  (i) the Debenture,
(ii) any PIK Debentures issued pursuant to the Debenture, (iii) the Purchase Agreement, (iv) the Guaranty and (v) all other documents entered into in connection therewith or herewith which relate to indebtedness or liabilities, direct or indirect, absolute or conditional, of any Guarantor, to all or any of the Subordinated Creditors, incurred thereunder and the other obligations evidenced thereby and any amendments, restatements, supplements or modifications of or with respect to any of the foregoing and permitted hereunder.

            "SUBORDINATED OBLIGATIONS" means the indebtedness, obligations and liabilities of each Guarantor under any of the Subordinated Transaction Documents.

        (b) SUBORDINATION. The Subordinated Obligations are, and shall at all relevant times remain, subordinated to the Senior Obligations to the extent and in the manner herein provided. The Subordinated Creditors will not at any time during the Standstill Period ask, demand, sue for, accept or exercise any remedy in respect of any security for, or take or receive from any Guarantor or any other Credit Party (whether, without limitation, by demanding or receiving any payment of any Deficiency, scheduled payment, or mandatory or optional prepayment, of principal, interest, fees, expenses, reimbursements, indemnification obligations or other amounts owing thereby, exercising liens or rights of setoff, or by any other action or manner), the whole or any part of any amounts which may now or hereafter be owing by any Guarantor or any successors or assigns of any Guarantor including, without limitation, any receiver, trustee or debtor in possession (the term "Guarantor" hereinafter shall include any such successors or assigns  of such Guarantor), to the Subordinated  Creditors
which now or hereafter constitute or otherwise were or will be incurred in connection with the Subordinated Obligations (whether such amounts represent payment obligations under this Guaranty, principal or interest or other obligations which are due or not due, direct or indirect, absolute or contingent or obligations arising from the exercise of any redemption, put or similar right in respect of any Subordinated Obligations, or any warrants or any stock issued in connection with the exercise thereof), including, without limitation, the taking of any instruments evidencing such amounts nor any security for any of the foregoing (other than the delivery by the Guarantors, and the receipt by the Subordinated Creditors, of this Guaranty).

        (c) NO PAYMENT OR EXERCISE OF REMEDIES. The Subordinated Creditors will not at any time during the Standstill Period, including following any acceleration of the maturity of any amount owing on the Subordinated Obligations, take any action to enforce or collect amounts so owing against any Guarantor or other Credit Party or any security for any Subordinated Obligation or act as a petitioning creditor in any bankruptcy, insolvency, reorganization, receivership or similar proceeding (an "Insolvency Proceeding") filed against any Guarantor or any other Credit Party.

        (d) NO LIENS. During the Standstill Period no Subordinated Creditor shall have a security interest or other rights in any assets or property of any Guarantor or any other Credit Party as security for the Subordinated Obligations. If any Subordinated Creditor shall foreclose or realize on, or otherwise receive or come into possession of, any such assets or property in violation of the terms hereof, such Subordinated Creditor shall promptly deliver such assets or property, or the proceeds thereof, to the Senior Creditors (such assets or property, and proceeds thereof, being held in trust by such Subordinated Creditor for the benefit of the Senior Creditors until such delivery). The provisions of this paragraph 2(d) are effective irrespective of any event or circumstance pertaining to the time or order of acquisition, attachment or perfection of any security interest or lien of the Senior Creditors or the Subordinated Creditors in any assets, or the time or order of filing or recording of financing statements or any other document or instrument by the Senior Creditors or the Subordinated Creditors.

        (e) BANKRUPTCY DISTRIBUTIONS. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Guarantor or the proceeds thereof to creditors of any Guarantor upon any indebtedness of any Guarantor, by reason of the liquidation, dissolution or other winding up of any Guarantor or any Guarantor's business, or, in the event of any Insolvency Proceeding, then and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable to any Subordinated Creditor upon or with respect to any or all the Subordinated Obligations shall be paid or delivered directly to the Senior Creditors for application against the Senior Obligations, whether due or not due, in a manner which the Senior Creditors, in their sole discretion, shall determine, at all times during the Standstill Period, and the Senior Creditors or their representative is hereby irrevocably authorized and empowered to ask for, demand, sue for, collect, and receive and receipt for every such payment or distribution and give acquittance therefor.

        (f) RECEIPTS BY SUBORDINATED CREDITORS HELD IN TRUST. Should any payment or distribution of security or proceeds thereof be received by any Subordinated Creditor constituting or otherwise received with respect to the Subordinated Obligations during the Standstill Period, each Subordinated Creditor agrees forthwith to deliver the same to the Senior Creditors or their representative in precisely the form received (except for the endorsement or assignment of such Subordinated Creditor where the Senior Creditors or their representative, in its or their sole discretion, deems same to be necessary), for application against the Senior Obligations, whether due or not due, and until so delivered, the same shall be held in trust by such Subordinated Creditor as property of the Senior Creditors.

        (g) CONTINUITY OF SUBORDINATION. The provisions of this Section 2 shall continue and remain in full force and effect notwithstanding the occurrence at any time and from time to time of any modification of or affecting the Senior Obligations or the security therefor or the Credit Parties, without notice to the Subordinated Creditors, including by way of example and not by limitation: (i) the sale, assignment, refinancing, modification, amendment, rearrangement, postponement, extension, renewal, increase, restructuring, acceleration or demand for payment of the Senior Obligations in whole or in part and as often as the Senior Creditors may wish; (ii) the waiver, failure to enforce, surrender, impairment, modification or exchange of any of the Senior Creditors' rights under any of the Senior Loan Documents; (iii) the settlement, release (by operation of law or otherwise), compromise, collection or liquidation, in any manner, of any of the Senior Obligations; or (iv) the release of any Credit Party, or any of them, or any other endorser, guarantor or other person from any liability on any of the Senior Obligations, or release of any collateral for the Senior Obligations, all of which events the Senior Creditors may take, in their sole discretion, at any time and from time to time during the Standstill Period.

     3. All demands made upon the Guarantors pursuant to this Guaranty shall be in writing and delivered, couriered or mailed to the Guarantors at the following addresses (or to such other addresses as shall be designated by the Guarantors in a written notice to LGH prior to the delivery of any notice hereunder):

               Consoltex (USA) Inc.
               1040 Sixth Avenue, 6{th} Floor
               New York, New York 10018

               Attention:  Mr. Paul J. Bamatter

All notices hereunder shall be effective when delivered, one day after deposit with an overnight courier service (charges prepaid) or, if mailed, upon the fifth business day after the date deposited into the U.S. mail (postage prepaid and return receipt requested).

     4. The Guarantors hereby waive notice of acceptance of their obligations to pay the Deficiency, notice of any obligation hereunder, notice of protest, notice of dishonor or nonpayment of any Obligation and
any other notice to the Guarantors.   The

Guarantors hereby waive and agree not to assert or take advantage of any rights or defenses based on any rights or defenses of the Company to the Obligation, including any failure of consideration, any statue of
limitations or any insolvency or bankruptcy of the Company.   No invalidity,
irregularity or unenforceability of all or any part of the Obligation shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of, the Company in respect of any of the Obligation affect, impair or be a defense to the Obligation under this
Guaranty.   An  action may be brought hereon against the Guarantor either in the same action  in which the Company is sued or in a separate action.

     5. The Obligation of the Guarantors under this Guaranty shall not be affected by (i) any change in the direct or indirect ownership or voting interests of the Guarantor, (ii) the effect of any foreign or domestic laws, rules, regulations or actions of a court or governmental body other than actions taken specifically in respect of the Obligation or this Guaranty, (iii) any change in the time, manner or place of payment of, or in any other of, the Obligation or (iv) excepting events which constitute a discharge as expressly provided herein, any other condition, event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor or otherwise, or which might otherwise limit recourse against the Guarantors.

     6. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7. The Guarantors represent and warrant to LGH that the Guarantors have all requisite power and authority and have taken all action necessary in order to execute, deliver and perform their obligations under, and to consummate the transactions contemplated by, this Guaranty. This Guaranty has been duly and validly executed and delivered by the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Guaranty shall be irrevocable and shall inure to the benefit of LGH and its successors and assigns. No other person is intended to be a third-party beneficiary of this Guaranty.

     8. No provision of this Guaranty may be changed, waived, discharged or terminated orally, except by an instrument in writing executed by LGH.

     9. This Guaranty shall in all respects be governed by, and construed in accordance with, the internal laws and judicial decisions (as opposed to conflict of law provisions) of the State of Delaware, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

                           GUARANTORS:

                              CONSOLTEX INC.

                              By:/s/Paul J. Bamatter
                              Name: Paul J. Bamatter
                              Title: V.P. Finance & CFO

                              CONSOLTEX (USA) INC.

                              By:/s/Paul J. Bamatter
                              Name: Paul J. Bamatter
                              Title: V.P. Finance & CFO


                              THE BALSON-HERCULES GROUP LTD.

                              By:/s/Paul J. Bamatter
                              Name: Paul J. Bamatter
                              Title: V.P. Strategic Planning



                              LINQ INDUSTRIAL FABRICS, INC.

                              By:/s/Paul J. Bamatter
                              Name: Paul J. Bamatter
                              Title: V.P. Strategic Planning

                 ASSIGNMENT AND ASSUMPTION AGREEMENT


THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made on this 20th day of October, 2000

BY

Consoltex Holdings, Inc., a Delaware corporation, c/o American Industrial Partners Capital Fund II, L.P. of 551 Fifth Avenue, Suite 3800, New York, NY 10176, United States of America "Consoltex"); and Les Gantiers Holding B.V., a limited company subject to the laws of The Netherlands, of Frederik Roeskestraat 123,1076 EE Amsterdam, The Netherlands (the "Company")in favour of Les Gantiers Limited, a limited company subject to the laws of Jersey, of 44 The Esplanade, St. Helier,. Jersey, Channel Islands (the "Covenantor") and is SUPPLEMENTAL to the Debenture Purchase Agreement dated September 29, 2000,(the "Agreement") entered into by Consoltex and the Company (all together the "Parties", each of them a "Party")

WHEREAS

The Agreement specifies that Consoltex has issued to the Company a 10.5% Convertible Debenture in the principal amount of USD2,123,000 (hereinafter referred to as the "Debenture");

Article 4.1 of the Agreement specifies that Consoltex should consent to any Assignment of the Debenture;

Article 6.4 of the Agreement specifies that any holders of the Debenture will be a party to the provisions,terms and conditions of the Agreement;


The Covenantor is the sole shareholder of the Company;

The Covenantor has passed a Resolution of the Company in which it is specified that the Company will repay part of the share premium account for the Canadian Dollar equivalent of USD3,123,000;

The Company wishes to partially settle the re-payment of the share premium account for the Canadian Dollar equivalent of USD 2,123,000 by assigning its rights and obligations to the Debenture by means of entering into this Assignment and Assumption Agreement.

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT WITNESSES as follows:

The Covenantor hereby confirms that it has been given and read a copy of the Agreement. A copy of the Agreement duly executed by the Covenantor for acknowledgement and acceptance thereof is attached hereto.

Pursuant to Clause 4.1 of the Agreement Consoltex consents to the Assignment of the Debenture by signing this document in acknowledgement.

Pursuant to Clause 4.1 and 6.4 of the Agreement, the Company hereby assigns all of its rights to the Debenture to the Covenantor. The Covenantor hereby (i)accepts all of the rights and assumes all of the rights to the Debenture, pursuant to Clause
6.4 thereof, and (ii) covenants with each Party to perform and be bound by all the terms of the Agreement that would be applicable to the Company in the absence of this Assignment and Assumption Agreement as if the Covenantor were one of the original parties to the Agreement.


This Assumption Agreement is governed by and construed in accordance with the laws of The Netherlands, without giving effect to any choice of law or conflict of law rules and provisions (whether of The Netherlands or any jurisdiction) that would cause the application of the laws of any jurisdiction other than The Netherlands.


IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been executed by the Covenantor and the Company and is intended to be and is hereby delivered on the date first above written.


Les Gantiers Limited

 /s/ Patrick Cubitt Sowden
==========================
By:  Patrick F. Cubitt Sowden
     director of Les Gantiers Limited

Les Gantiers Holding B.V.



/s/ R. H. Willett
============================
By: R. H. Willett - Director






For acknowledgement of and consent to the above:


Consoltex Holdings, Inc


/s/ Paul J. Bamatter
=========================
By:  Paul J. Bamatter
     V.P. Finance & C.F.O.

                                                   EXHIBIT 4.13


                          CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (the "AGREEMENT") is executed by and between Consoltex Holdings,Inc., a Delaware corporation (the
"CORPORATION"), and American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership ("AIP"), as of September 29, 2000.

     WHEREAS, AIP is the sole shareholder of the Corporation; and

     WHEREAS, in connection on with the restructuring of the Corporation and its subsidiaries, AIP desires to contribute $7,377,000 (the "CONTRIBUTION") to the capital of the Corporation; and

     WHEREAS, the undersigned hereby intends that the Contribution to the Corporation be governed by section 351 of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, for good and valuable consideration,the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     .    AIP hereby contributes the Contribution to the Corporation, and the Corporation hereby accepts the Contribution.

     .    This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware.

     .    No amendment or waiver of this Agreement shall be effective without the prior written consent of the parties hereto.

     .    This Agreement may be executed in counterparts, including
faxed counterparts.

     .    This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their successors and assigns.

     .    There shall be no third party beneficiaries to this Agreement, and no parties, other than the signatories hereto or their transferees, successors or assigns shall have or be entitled to assert rights or benefits hereunder.

                               [END OF PAGE]
                         [SIGNATURE PAGE FOLLOWS]

IN  WITNESS  WHEREOF,  the  undersigned  has  executed   this  Contribution
Agreement on the date first written above.


                              AMERICAN INDUSTRIAL PARTNERS CAPITAL
                                FUND II, L.P.

                              By: AMERICAN INDUSTRIAL PARTNERS II,
                                     L.P., its general partner

                              By: AMERICAN INDUSTRIAL PARTNERS
                                     CORPORATION, its general partner



                              By: /s/ Kim A. Marvin
                                 Name: Kim A. Marvin
                                 Title: Authorized Signatory


                              CONSOLTEX HOLDINGS, INC.



                              By: /s/ C. Suzanne Crawford
                                 Name: C. Suzanne Crawford
                                 Title:  V-P, Legal Affairs &
                                         Corp. Secy.